[Execution Copy]
                      AMENDED AND RESTATED
                        CREDIT AGREEMENT

                   Dated as of March 15, 1996


                              Among

                DELTA WOODSIDE INDUSTRIES, INC., the Borrower,

                   the Lenders parties hereto,


                       NATIONSBANK, N.A.,
                          as the Agent,

                               and

     BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION and
                      THE BANK OF NEW YORK,
                          as Co-Agents
                        TABLE OF CONTENTS



     ARTICLE 1       DEFINITIONS                                       1
     Section 1.1.   Definitions.                                       1
     Section 1.2.   General                                           30

     ARTICLE 2       Revolving Credit Facility                        31
     Section 2.1.   Committed Loans                                   31
     Section 2.2.   Making Committed Loans                            32
     Section 2.3.   Notice and Manner of Borrowing or
                    Conversion or Continuation of Committed Loan      33
     Section 2.4.   Duration of Interest Periods; Number of
                              Committed Loans                         35
     Section 2.5.   Repayment                                         36
     Section 2.6.   Interest Rates and Payments of Interest
                    with respect to Committed Loans                   36
     Section 2.7.   Committed Loan Notes                              36
     Section 2.8.   Competitive Loan Subfacility                      37
     Section 2.9.   Swingline Loan Subfacility                        40
     Section 2.10.  Extension of Commitments                          42

     ARTICLE 3       LETTER OF CREDIT FACILITY                        43
     Section 3.1.   Letters of Credit                                 43
     Section 3.2.   Purchase and Sale of Participations               43
     Section 3.3.   Unreimbursed Draws Under Letters of
                    Credit                                            44
     Section 3.4.   Sharing of Payments and Risk                      46
     Section 3.5.   Administration of Letters of Credit and
                             Credit Documents                         47
     Section 3.6.   Exoneration                                       48
     Section 3.7.   Cash Collateral; Supporting Letters of
                    Credit                                            49

     ARTICLE 4      DEFAULT INTEREST RATE; PREPAYMENTS;
                            GENERAL PROVISIONS                        50
     Section 4.1.   Default Interest Rate                             50
     Section 4.2.   Conversion/Continuation                           51
     Section 4.3.   Reduction of Commitments                          51
     Section 4.4.   Prepayments.                                      51
     Section 4.5.   Changed Circumstances.                            53
     Section 4.6.   Interest Rate Determination                       55
     Section 4.7.   Manner of Payment                                 56
     Section 4.8.   Payments Not at End of Interest Period;
                    Failure to Borrow                                 56
     Section 4.9.   Computation of Interest and Fees                  57
     Section 4.10.  Termination of Agreement                          58
     Section 4.11.  Ratable Treatment                                 58
     Section 4.12.  Sharing of Payments, etc.                         58
     Section 4.13.  U.S. Taxes                                        59
     Section 4.14.  Loan Account                                      61
     Section 4.15.  Fees                                              61

                         ARTICLE 5CONDITIONS PRECEDENT 63
     Section 5.1.   Conditions Precedent to Initial Loans             63
     Section 5.2.   Conditions Precedent to Each Loan                 66
     ARTICLE 6      REPRESENTATIONS AND WARRANTIES OF THE
                    BORROWER                                          67
               Section 6.1.Representations and Warranties             67
               Section  6.2. Survival of Representations and
                       Warranties, etc.                               74

     ARTICLE 7       AFFIRMATIVE COVENANTS                            74
     Section 7.1.   Preservation of Corporate Existence and
                    Similar Matters                                   74
     Section 7.2.   Compliance with Applicable Law                    74
     Section 7.3.   Maintenance of Property                           74
     Section 7.4.   Conduct of Business                               75
     Section 7.5.   Insurance                                         75
     Section 7.6.   Payment of Taxes and Claims                       75
     Section 7.7.   Accounting Methods and Financial
                      Records                                         76
     Section 7.8.   Visits and Inspections                            76
     Section 7.9.   Use of Proceeds                                   76
     Section 7.10.  New Significant Subsidiaries                      76
     Section 7.11.  Factoring Agreements                              77
     Section 7.12.  Further Assurances                                77

     ARTICLE 8       INFORMATION                                      78
     Section 8.1.   Financial Statements                              78
     Section 8.2.   Accountants' Certificate                          78
     Section 8.3.   Officer's Certificate                             79
     Section 8.4.   Copies of Other Reports                           79
     Section 8.5.   Notice of Litigation and Other Matters            80
     Section 8.6.   ERISA                                             80
     Section 8.7.   Other Information                                 81
     Section 8.8.   Accuracy of Information                           81
     Section 8.9.   Information Regarding Hedging
                    Arrangements                                      81
     Section 8.10.  Borrowing Base Reports                            81

    ARTICLE 9       NEGATIVE COVENANTS
     Section 9.1.   Financial Ratios                                  82
     Section 9.2.   Indebtedness for Money Borrowed                   82
     Section 9.3.   Guaranties                                        82
     Section 9.4.   Investments; Business Units                       83
     Section 9.5.   Capital Expenditures                              84
     Section 9.6.   Restricted Dividend Payments.                     84
     Section 9.7.   Merger, Consolidation and Sale of
                    Assets                                            85
     Section 9.8.   Transactions with Affiliates                      86
     Section 9.9.   Liens                                             86
     Section 9.10.  Plans                                             86
     Section 9.11.  Sales and Leasebacks                              86
     Section 9.12.  Issuance of Stock by Subsidiaries                 86
     Section 9.13.  Additional Restrictions                           87
               Section 9.14.  Special Provisions Regarding International
                    Apparel Marketing Corporation                     87
     Section 9.15.  Limitation on Foreign Operations                  87
     Section 9.16.  Limitation on Inventory                           87

     ARTICLE 10     DEFAULT                                           87
     Section 10.1.  Events of Default                                 87
     Section 10.2.  Remedies                                          91

     ARTICLE 11     AGENT AND CO-AGENTS                               92
     Section 11.1.  Grant of Authority                                92
     Section 11.2.  Action on Instructions                            92
     Section 11.3.  Responsibility of the Agent                       93
               Section 11.4.  Representations by the Lenders          94
     Section 11.5.  Expenses and Indemnification                      94
     Section 11.6.  Rights of the Bank                                95
     Section 11.7.  Right to Resign                                   95
     Section 11.8.  Co-Agents
95

     ARTICLE 12     MISCELLANEOUS
95
     Section 12.1.  Notices
95
     Section 12.2.  Expenses
96
     Section 12.3.  Stamp and Other Taxes
97
     Section 12.4.  Setoff
97
     Section 12.5.  Litigation
97
     Section 12.6.  Consent to Advertising and Publicity
98
     Section 12.7.  Reversal of Payments
98
     Section 12.8.  Injunctive Relief
99
     Section 12.9.  Accounting Matters
99
     Section 12.10. Assignment
99
     Section 12.11. Amendments
104
     Section 12.12. Performance of Borrower's Duties
105
     Section 12.13. Indemnification
105
     Section 12.14. All Powers Coupled with Interest
105
     Section 12.15. Survival
105
     Section 12.16. Titles and Captions
106
     Section 12.17. Severability of Provisions
106
     Section 12.18. Governing Law
106
     Section 12.19. Counterparts
106
     Section 12.20. Reproduction of Documents
106
     Section 12.21. Confidentiality
106
     Section 12.22  No Waivers
107
     Section 12.23  Entire Agreement
107


                     EXHIBITS AND SCHEDULES
EXHIBIT A           FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT B                  FORM OF BORROWER SECURITY
AGREEMENT
EXHIBIT C           FORM OF COMMITTED LOAN NOTE
EXHIBIT D                  FORM OF COMPETITIVE LOAN NOTE
EXHIBIT E           FORM OF SUBSIDIARY GUARANTY
EXHIBIT F                  FORM OF SUBSIDIARIES SECURITY
AGREEMENT
EXHIBIT G                  FORM OF SWINGLINE LOAN NOTE
EXHIBIT H                  FORM OF COMPETITIVE BID REQUEST
EXHIBIT I           FORM OF CONFIRMATION OF NOTICE OF
BORROWING
EXHIBIT J           FORM OF CONFIRMATION OF NOTICE OF

CONVERSION/CONTINUATION
EXHIBIT K           FORM OF OPINION OF COUNSEL FOR BORROWER
AND
                                             SUBSIDIARIES EXHIBIT L
FORM OF OPINION OF COUNSEL FOR AGENT
EXHIBIT M                  FORM OF OFFICER'S CERTIFICATE
EXHIBIT N                  FORM OF BORROWING BASE REPORT
EXHIBIT O           FORM OF JOINDER AGREEMENT

Schedule 1.1           Existing Letters of Credit
Schedule 6.1(b)     Subsidiaries
Schedule 6.1(d)     Compliance with Laws
Schedule 6.1(e)     Business
Schedule 6.1(f)     Governmental Approvals
Schedule 6.1(g)     Title to Properties
Schedule 6.1(h)     Existing Liens
Schedule 6.1(i)     Existing Indebtedness and Guaranties
Schedule 6.1(j)     Litigation
Schedule 6.1(k)     Patents, Trademarks and Copyrights
Schedule 6.1(p)     ERISA

                      AMENDED AND RESTATED
                        CREDIT AGREEMENT

                   Dated as of March 15, 1996


     THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 15, 1996 (the "Agreement"), amends and restates that certain Credit Agreement dated as of September 7, 1994, as amended from time to time thereafter, by and among the parties hereto, and is made by and among DELTA WOODSIDE INDUSTRIES, INC., a South Carolina corporation (the "Borrower"), the lenders from time to time a party hereto (the "Lenders"), NATIONSBANK, N.A.
(successor in interest to NationsBank, N.A. (Carolinas) and NationsBank of North Carolina, N.A.), a national banking association, as agent for the Lenders (the "Agent"), and BANK OF
AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, and THE BANK OF NEW YORK, a New York banking corporation, as co-agents for the Lenders (the "Co-Agents").

                            ARTICLE 1
                           DEFINITIONS
           Section 1.1.  Definitions.  For the purposes of this
Agreement:

     "Acquire" or "Acquisition", as applied to any Business Unit or Investment, means the acquiring or acquisition of such Business Unit or Investment by purchase, exchange, issuance of stock or other securities, or by merger, reorganization or any other method.

            "Additional Subsidiary Guarantor" means each Person that becomes a Subsidiary Guarantor after the Agreement Date by execution of a Joinder Agreement.

     "Affiliate" means, with respect to a Person, any other Person that (a) directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person, (b) directly or indirectly beneficially owns or holds 5% or more of any class of voting stock of such Person, or
(c) 50% or more of the voting stock of
which is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     "Agent" means the Bank, acting in its capacity as agent for the Lenders pursuant to the terms of Article 11, and any successor Agent appointed pursuant to Section 11.7.

               "Agent's Office" means the office of the Agent designated from time to time pursuant to Section 12.1(c).

           "Agreement" means and includes this Agreement and all amendments, modifications and supplements thereto.

             "Agreement Date" means the date as of which this Agreement is dated.

     "Alchem" means Alchem Capital Corporation, a Delaware corporation and Wholly Owned Subsidiary of the Borrower, and its successors and assigns.

     "Applicable Law" means all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and of all orders and decrees of all courts and arbitrators, including, without being limited to, applicable provisions of Environmental Laws.

     "Applicable Lending Office" means, (i) with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance or a Competitive Loan, and such Lender's Eurodollar Lending Office in the case of a Eurodollar Advance, and (ii) with respect to the Swingline Lender, the Swingline Lender's Domestic Lending Office.

     "Applicable Margin" means, at any time, the applicable margin corresponding to the ratio described below in effect as of the most recent Rate Measurement Date:

            Funded Indebtedness
              Coverage Ratio                Applicable Margin
Equal to or greater than 6.00:1.002.50%
Less than 6:00:1.00, but equal to or
greater than 5.25:1.00                         2.25%
Less than 5.25:1.00, but equal to or
greater than 4.50:1.00
                                               2.00%
Less than 4.50:1.00, but equal to or
greater than 3.75:1.00
                                               1.50%
Less than 3.75:1.00, but equal to or
greater than 3.00:1.00
                                               1.25%
Less than 3.00:1.00, but equal to or
greater than 2.25:1.00
                                               1.00%
Less than 2.25:1.00, but equal to or
greater than 1.50:1.00
                                               0.75%
Less than 1.50:1.000.50%

               The Applicable Margin as of the Effective Date and until the first Applicable Margin Change Date is 2.25%. Thereafter, determination of the appropriate Applicable Margin based on the Funded Indebtedness Coverage Ratio shall be made as of each Rate Measurement Date. The Funded Indebtedness Coverage Ratio in effect as of a Rate Measurement Date shall establish the Applicable Margin that shall be effective as of the date designated by the Agent as the Applicable Margin Change Date with respect to such Rate Measurement Date. The Agent shall determine the Applicable Margin as of each Rate Measurement Date occurring after the Effective Date and shall promptly notify the Borrower and the Lenders of the Applicable Margin so determined and of the Applicable Margin Change Date. Such determinations by the Agent of the Applicable Margin shall be conclusive absent manifest error.

     "Applicable Margin Change Date" means, with respect to any Rate Measurement Date, a date designated by the Agent that is not more than five (5) Business Days after receipt by the Agent of the Required Financial Information for such Rate Measurement Date.

     "Application" means the Borrower's application for and reimbursement agreement in respect of a Letter of Credit, which may be on any form customarily used by the Issuer of such Letter of Credit, subject to the provisions of Section 3.1.

     "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit A hereto.

     "Authorized Officer" means the President, the Executive Vice President, the Chief Financial Officer, any Vice President, or the Treasurer of a Person or any other officer designated as an "Authorized Officer" by the Board of Directors (or equivalent governing body) of such Person.

     "Bank" means NationsBank, N.A., and its successors and assigns.

             "Base Rate" means the greater of (i) the rate ofinterest announced from time to time by the Bank at its principal office in Charlotte, North Carolina as its "prime" rate as in effect at such time, and (ii) the Federal Funds Effective Rate (rounded upwards, if necessary, to the next 1/8 of 1%) plus 1/2 of 1%, per annum.

           "Base Rate Advance" means a Committed Advance bearing interest determined with reference to the Base Rate.

              "Bond Documents" means, collectively, the South Carolina Lease, the Indenture, the Escrow Agreement and the Bond.

               "Bond" means that certain Industrial Revenue Bond, Series 1994 (Delta Mills, Inc. Project), issued pursuant to the Indenture.

            "Borrower" means Delta Woodside Industries, Inc., a South Carolina corporation, and its successors and assigns.

             "Borrower Security Agreement" means the Borrower Security Agreement to be executed and delivered by the Borrower as of the date hereof, in substantially the form of Exhibit B hereto, and all amendments, modifications and supplements thereto.

           "Borrowing Base" means, as of any day, the sum of (a) 85% of Eligible Receivables plus (b) 50% of Eligible Inventory plus (c)
60% of Eligible Equipment, in each case as set forth in the most recent Borrowing Base Report delivered to the Agent and the Lenders in accordance with the terms of Section 8.10.

     "Borrowing Base Parties" means the Borrower and each of the Subsidiary Guarantors which is a Domestic Subsidiary of the Borrower.

     "Business Day" means (i) for all purposes other than as covered by clause (ii) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York are open for the conduct of a substantial part of their commercial banking business;
and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Advances, any day that is a Business Day described in clause (i) and that is also a day for trading by and between banks in U.S. Dollar deposits in the London interbank market.

             "Business Unit" means the assets constituting the business or a division or operating unit thereof of any Person.

             "Capital Expenditures" means, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of assets (other than assets which constitute a Business Unit or an Investment) which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years.

           "Capitalized Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

     "Capitalized Lease Obligation" means Indebtedness represented by obligations under a Capitalized Lease and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

           "Cash Collateral" means collateral consisting of cash or Permitted Investments of the types referred to in Section 3.7 in which the Agent, for the benefit of itself as Agent, the Issuers, as applicable, and the Lenders, has a first priority Lien.

     "Change of Control" means the occurrence of any of the following events: (i) any Person or two or more Persons acting in concert (other than E. Erwin Maddrey, II, Bettis C. Rainsford and/or Micco Corporation) shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over, Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing
35% or more of the combined voting power of all Voting Stock of the Borrower, or (ii) during any period of up to 24 consecutive months, commencing after the Agreement Date, individuals who at the beginning of such 24 month period were directors of the Borrower (together with any new director whose election by the Borrower's Board of Directors or whose nomination for election by the Borrower's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Borrower then in office. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

            "Co-Agents" means a collective reference to Bank of America National Trust and Savings Association, a national banking association and The Bank of New York, a New York banking corporation, and their respective successors and assigns.

     "Collateral" means, collectively, the collateral which at any time will be covered by the Collateral Documents, including, without limitation, the respective interest of the Borrower and Delta Mills, Inc. in all personal property and fixtures constituting any portion of the South Carolina Bond Property.

              "Collateral Documents" means, collectively, the Borrower Security Agreement, the Subsidiaries Security Agreement, the Leasehold Mortgage, any assignments of factoring proceeds and such other documents executed and delivered in connection with the attachment and perfection of the Agent's security interests and liens, for the benefit of the Lenders, arising thereunder, including without limitation, UCC financing statements.

           "Commitment" means, as to each Lender, the amount set forth opposite such Lender's name on the signature pages hereof under the caption "Commitment" (or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Agent pursuant to Section 12.10(d)), as such amount may be reduced pursuant to Section 4.3 or 10.2.
               "Commitment Percentage" of any Lender at any time means the product of (i) the amount of such Lender's Commitment at such time divided by the amount of the Facility at such time, multiplied by (ii) 100.

     "Committed Advance" means an advance by a Lender to the Borrower pursuant to Sections 2.1 and 2.2 and refers to a Base
Rate Advance or a Eurodollar Advance (each a "Type" of Committed
Advance).

            "Committed Loan" means a borrowing by the Borrower pursuant to Sections 2.1 and 2.2, consisting of Committed Advances of the same Type made on the same day by the Lenders.

     "Committed Loan Note" means any of the promissory notes made by the Borrower payable to the order of a Lender evidencing the obligation of the Borrower to pay the aggregate unpaid principal amount of all Committed Advances constituting part of Committed
Loans and payments pursuant to Section 3.3(c)(ii) and subject to
Section 3.3(c)(iii)(B) made to it or for its benefit by such Lender (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor, whether payable to the same or different Lenders, whether issued in connection with a Person becoming a Lender after the Agreement Date or otherwise) substantially in the form of Exhibit C hereto, with all blanks properly completed, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced.

     "Competitive Bid" means an offer by a Lender to make a Competitive Loan pursuant to the terms of Section 2.8.

     "Competitive Bid Rate" means, as to any Competitive Bid made by a Lender in accordance with the provisions of Section 2.8, the fixed rate of interest offered by the Lender making such Competitive Bid.

             "Competitive Bid Request" means a request by the Borrower for Competitive Bids in accordance with the provisions of Section
2.8.

           "Competitive Loan" means a borrowing by the Borrower made by a Lender in its discretion pursuant to Section 2.8.

            "Competitive Loan Note" means any of the promissory notes made by the Borrower payable to the order of a Lender evidencing the obligation of the Borrower to pay the aggregate unpaid principal amount of all Competitive Loans made to it or for its benefit by such Lender (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor, whether payable to the same or different Lenders, whether issued in connection with a Person becoming a Lender after the Agreement Date or otherwise) substantially in the form of Exhibit D hereto, with all blanks properly completed, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced.

              "Consolidated", when used with reference to any accounting terms relating to a Person, shall mean the sum of all applicable items relating to such Person and its Subsidiaries, as consolidated in accordance with GAAP after the elimination of intercompany items.

           "Consolidated Subsidiaries", when used with reference to any Person, means the Subsidiaries of such Person whose accounts are at the time in question in accordance with GAAP consolidated with those of such Person.

     "Current Assets" means, with respect to any Person, (i) the aggregate amount of assets of such Person which should properly be classified as current assets in accordance with GAAP, after deducting adequate reserves in each case where a reserve is appropriate in accordance with GAAP, plus (ii) all accounts receivable of such Person against which Indebtedness for Money
Borrowed of such Person has been offset (with the result that neither such accounts receivable nor such Indebtedness appears on the balance sheet of such Person) for financial reporting purposes.

             "Current Liabilities" means, with respect to any Person, (i) the aggregate amount of all Indebtedness of such Person which should properly be classified as current liabilities on the balance sheet of such Person in accordance with GAAP, plus (ii) all Indebtedness for Money Borrowed (not constituting Funded Indebtedness) which has been offset against such Person's accounts receivable, as described in clause (ii) of the definition "Current Assets."

     "Default" means any of the events specified in Section 10.1 which with the passage of time or giving of notice or both would constitute an Event of Default.

     "Depreciation and Amortization Expense" means total depreciation and amortization expense of a Person for the period in question, determined in accordance with GAAP.

     "Dollar", "dollar", "U.S. Dollar" and "$" means freely transferrable United States dollars.

           "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" on the signature pages hereof, or such other office of such Lender as such Lender may from time to time specify in writing to the Borrower and the Agent as its Domestic Lending
Office.

     "Domestic Subsidiary" means, as to any Person, each Subsidiary of such Person which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

     "Effective Date" means the later of:

          (a)   the Agreement Date, and
               (b) the first date on which all of the conditions set forth in Article 5 shall have been fulfilled.

              "Eligible Assignee" means (i) a Lender, (ii) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of five billion dollars, or
(iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of five billion dollars (or the equivalent in other currencies), provided that such bank is acting through a branch or agency located in the United States; and, provided further, that each such entity described in the foregoing clauses (i),
(ii) and (iii) is consented to by each of the Agent and, so long as no Event of Default has occurred and is continuing, the Borrower, such consent not to be unreasonably withheld or delayed.

     "Eligible Equipment" means, as of any date of determination and without duplication, the aggregate book value of all machinery and equipment owned or, in the case of the South Carolina Bond Property, leased by any Borrowing Base Party and subject to a perfected, first priority Lien in favor of the Agent, for the benefit of the Lenders, but excluding in any event
(i) machinery and equipment subject to any Lien, other than Liens referred to in clauses (a), (b), (c) and (f) of the definition of Permitted Liens, (ii) to the extent the aggregate book value thereof exceeds $5,000,000, machinery and equipment which is no longer used or useful in the business of the applicable Borrowing
Base Party, (iii) machinery and equipment located outside of the United States, (iv) machinery and equipment located at a location not owned or leased by the applicable Borrowing Base Party, (v) machinery and equipment located at a location leased by the applicable Borrowing Base Party with respect to which the Agent shall not have received a landlord's waiver satisfactory to the Agent, other than the South Carolina Bond Property, (vi) machinery and equipment which is leased or on consignment, other than the South Carolina Bond Property, and (vii) machinery and equipment which fails to meet such other specifications and requirements as may from time to time be established by the Agent in its reasonable discretion.

     "Eligible Inventory" means, as of any date of determination and without duplication, the lower of the aggregate book value
(based on a FIFO or a moving average cost valuation, consistently applied) or fair market value, less appropriate reserves determined in accordance with GAAP, of all raw materials and finished goods inventory owned by any Borrowing Base Party and subject to a perfected, first priority Lien in favor of the Agent, for the benefit of the Lenders, but excluding in any event(i) inventory subject to any Lien, other than Liens referred to in clauses (a), (b), (c) and (f) of the definition of Permitted
Liens, (ii) inventory which fails to meet standards for sale or use imposed by governmental agencies, departments or divisions having regulatory authority over such goods, (iii) inventory which is not useable or saleable at prices approximating their cost in the ordinary course of the applicable Borrowing Base Party's business (without duplication, net of any reserves for obsolescence, unsalability or decline in value), (iv) inventory located outside of the United States, (v) inventory located at a location not owned or leased by the applicable Borrowing Base
Party, (vi) inventory located at a location leased by the applicable Borrowing Base Party with respect to which the Agent shall not have received a landlord's waiver satisfactory to the Agent, other than the South Carolina Bond Property, (vii) inventory which is leased or on consignment and (viii) inventory which fails to meet such other specifications and requirements as may from time to time be established by the Agent in its reasonable discretion.

     "Eligible Receivables" means, as of any date of determination and without duplication, the sum of (A) all amounts owing to any Borrowing Base Party under all Factoring Agreements at such time (net of any amounts (i) which the Factors are entitled to offset against amounts owing to any Borrowing Base
Party under such Factoring Agreements and (ii) owing by account debtors located outside of the United States or Canada (except to the extent that (a) payment for the goods shipped is secured by an irrevocable letter of credit in a form and from an institution acceptable to the Agent or (b) the Factor has assumed the credit risk of the related accounts receivable) and (B) the aggregate book value, in U.S. Dollars, of all accounts receivable, receivables, and obligations for payment created or arising from the sale of inventory or the rendering of services in the ordinary course of business (collectively, the "Receivables"), owned by or owing to any Borrowing Base Party and subject to a perfected, first priority Lien in favor of the Agent, for the benefit of the Lenders, net of allowances and reserves for doubtful or uncollectible accounts and sales adjustments consistent with such Borrowing
Base Party's internal policies and
in any event in accordance with GAAP, but excluding in any event
(i) Receivables subject to any Lien, other than Liens in favor of the Agent, for the benefit of the Lenders, (ii) to the extent included in this clause (B), Receivables transferred pursuant to any Permitted Receivables Financing or otherwise (other than pursuant to the Collateral Documents), (iii) Receivables which are more than 60 days past due (net of reserves for bad debts in connection with any such Receivables), (iv) Receivables evidenced by notes, chattel paper or other instruments, unless such notes, chattel paper or instruments have been delivered to and are in the possession of the Agent, (v) Receivables owing by an account debtor which is not solvent or is subject to any bankruptcy or insolvency proceeding of any kind (net of any reserves in connection with any such Receivables), (vi) Receivables owing by an account debtor located outside of the United States or Canada
(unless payment for the goods shipped is secured by an irrevocable letter of credit in a form and from an institution acceptable to the Agent), provided that, at any time, no more than $5,000,000 in aggregate Receivables owing by account debtors in Canada may be included as Eligible Receivables, (vii) Receivables which are contingent or as to which the account debtor has made a claim for offset, deduction, or counterclaim, or is disputing, or raising other defenses to, payment, but in each case only to the extent of such offset, deduction, counterclaim, dispute or other defense and net of any reserves in connection with any such Receivables, (viii) Receivables for which any direct or indirect Subsidiary of the Borrower or any Affiliate of the Borrower is the account debtor, (ix) Receivables, to the extent exceeding $2,500,000 in the aggregate at any one time, representing a sale to the government of the United States of America or any subdivision thereof unless the applicable Borrowing Base Party has complied (to the satisfaction of the Agent), with respect to the granting of a security interest in such Receivable, with the Federal Assignment of Claims Act or other similar applicable law, in which case all such Receivables may be included as Eligible Receivables and (x) Receivables which fail to meet such other specifications and requirements as may from time to time be established by the Agent in its reasonable discretion.

           "Environmental Laws" means all federal, state, local and foreign laws now or hereafter in effect relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including,without limitation, ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, removal, transport, or handling ofpollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, and any and all regulations issued, entered or promulgated thereunder; such laws and regulations include but are not limited to the Resource
Conservation and Recovery Act, 42 U.S.C. 6901 et seq., as amended; the Comprehensive Environmental Response, Compensation and Liability Act, 15 U.S.C. 2601 et seq., as amended; the Clean
Air Act, 46 U.S.C. 7401 et seq., as amended; and state and federal environmental cleanup programs.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

     "Escrow Agreement" means that certain escrow agreement, dated as of May 26, 1994, among the Escrow Agent, as named therein, Florence County, South Carolina, Greenville County, South Carolina, Marlboro County, South Carolina, the Borrower and
Delta Mills, Inc.
               "Eurocurrency Liability" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve
System, as in effect from time to time.

     "Eurodollar Advance" means a Committed Advance bearing interest at a rate determined with reference to the Eurodollar
Rate.

     "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar
Lending Office" on the signature pages hereof (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify in writing to the Borrower and the Agent as its Eurodollar Lending Office.

            "Eurodollar Rate" means for the Interest Period for each
Eurodollar Advance comprising part of the same Committed Loan, a rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum if such average is not such a multiple) of the rates per annum at which deposits in U.S. Dollars are offered to each of the Reference Banks by prime banks in the London interbank market at 11:00 a.m. (London time)
(or as soon thereafter as is practicable), in each case two Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of such Reference Bank's Eurodollar Advance comprising part of such Committed Loan and for a period approximately equal to such Interest Period. The Eurodollar Rate for the Interest Period for each Eurodollar Advance comprising part of the same Committed Loan shall be determined by the Agent on the basis of the applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section
4.6.

     "Eurodollar Reserve Percentage" of any Lender for the Interest Period for any Eurodollar Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

     "Event of Default" means any of the events specified in Section 10.1, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

               "Existing Guaranties" means the Guaranties outstanding on the Agreement Date to the extent set forth on Schedule 6.1(i).

     "Existing Indebtedness" means Indebtedness for Money Borrowed issued and outstanding on the Agreement Date to the extent set forth on Schedule
6.1(i) and any renewals, extensions or refundings thereof, but not any increases in principal amount thereof outstanding on the date of such renewal, extension or refunding.

     "Existing Letter of Credit" means each letter of credit issued by a Lender and outstanding as of the Agreement Date and more fully described on Schedule 1.1 hereto.

     "Existing Liens" means the Liens outstanding on the Agreement Date to the extent set forth on Schedule 6.1(h), but only to the extent that the same relate to Existing Indebtedness.

     "Facility" means, on any date, an amount equal to the aggregate amount of the Commitments of all Lenders on such date.

           "Factor" means such term as defined in the definition of "Factoring Agreement".

     "Factoring Agreement" means each agreement between the Borrower or any of its Subsidiaries and BNY Financial Corporation
("BNY Financial") or any other Person approved by the Majority
Lenders (each of BNY Financial and each such other Person, in such capacity, a "Factor"), providing for credit, collection and application services to be performed by a Factor with respect to accounts receivable of the Borrower or any of such Subsidiaries, as applicable, and/or for the purchase by a Factor, subject to the terms thereof, of some or all of such accounts receivable, and which may grant to a Factor a security interest in the factored accounts receivable and related property of the Borrower or any of such Subsidiaries, as applicable; provided, however, that no such agreement shall require or permit a Factor to make loans or advances to the Borrower or any of its Subsidiaries secured by such accounts receivable or related property.

     "Federal Funds Effective Rate" means for any day, the interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

             "Financial Officer" of any Person means the Chief Financial Officer, Treasurer or Controller of such Person.

               "Fiscal Quarter" means each period of approximately 90 days beginning on the Sunday following the last day of the immediately preceding Fiscal Quarter and ending on the Saturday nearest March
31, June 30, September 30 or December 31 in each calendar year.

           "Fiscal Year" means each period of approximately 365 days beginning on the Sunday following the Saturday nearest to June 30 in one calendar year and ending on the Saturday nearest to June
30 in the next succeeding calendar year and when preceded by numbers indicating a calendar year, means the Fiscal Year ending during such calendar year.

            "Funded Indebtedness" means Indebtedness for Money Borrowed having a maturity of more than 12 months from the date of the most recent Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries or having a maturity of less than 12 months from the date of such Consolidated balance sheet but by its terms being renewable or extendable beyond 12 months from the date of such Consolidated balance sheet at the option of the Person liable thereon. Notwithstanding the foregoing, Funded
Indebtedness shall include, at all times, any amounts due and owing under this Agreement or any other Loan Documents.

           "Funded Indebtedness Coverage Ratio" means, as of any date of determination for the applicable Fiscal Quarter then ended, the ratio of (i) Consolidated Funded Indebtedness of the Borrower and its Consolidated Subsidiaries as of such date, to (ii) Consolidated Net Income of the Borrower and its Consolidated Subsidiaries (before
Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Depreciation and Amortization Expense) for the four consecutive Fiscal Quarters then ended.

     "GAAP" means generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of the Borrower as reflected on the financial statements referred to in Section 6.1(n); provided, however, that, in the event that changes shall be mandated by the Financial Accounting Standards
Board or any similar accounting authority of comparable standing, or shall be recommended by the Borrower's certified public accountants, such changes shall be included in GAAP only from and after such date as the Borrower, the Agent and the Majority Lenders shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants set forth in Article 9.

            "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all governmental bodies, whether federal, state or local, and all agencies thereof, including, without being limited to, all such authorizations, consents, approvals, licenses, exemptions, registrations, filings and reports related to the environment, the production, treatment, release, storage, handling and disposal of toxic, hazardous or other substances, and similar matters.

               "Guaranteed Obligations" means any and all of the obligations of the Subsidiary Guarantors arising under the Subsidiary Guaranty.

           "Guaranty", "Guaranteed" or to "Guarantee" as applied to any obligation of another Person shall mean and include

               (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation of such other Person,and

               (b)an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure to or for the benefit of a third party the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation of such other Person whether by

               (i)  purchase of securities or obligations,

               (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss,

              (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation,

               (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or

                         (v)the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.

           "Income Tax Expense" means total income tax liability of a Person to federal, state and local governments for the period in question, determined in accordance with GAAP.

           "Indebtedness" as applied to a Person means, without duplication,

               (a)all items (except items of minority interests, excess of assigned value of net assets acquired over cost, capital stock, additional paid-in capital or retained earnings, or of general contingency or deferred tax reserves) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined,

               (b)all obligations (including, during the noncancellable term of any lease (other than an Operating Lease) in the nature of a title retention agreement,allfuture payment obligations under such lease discounted to their present value in accordance with GAAP) secured by any Lien (other than a Permitted Lien created by statute) to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed,

               (c)all obligations of other Persons which such Person has Guaranteed (excluding, other than to the extent described in clause (e) below, (i) Guaranties constituting recourse obligations with respect to accounts receivable sold or otherwise disposed of by such Person and (ii) Guaranties of recourse obligations with respect to accounts receivable sold or otherwise disposed of by one or more other Persons),

               (d)in the case of the Borrower (without duplication) the Loans and unreimbursed drawings under Letters of Credit and in the case of the Subsidiary Guarantors the Guaranteed Obligations with respect thereto, and

               (e)recourse obligations with respect to accounts receivable sold or otherwise disposed of by such Person (solely to the extent of actual defaulted or delinquent receivables) and any Guaranty of any such recourse obligation.

           "Indenture" means that certain indenture, dated as of May
26, 1994, among Florence County, South Carolina, Greenville County, South Carolina and Marlboro County, South Carolina and the Borrower, as Purchaser.

            "Intercompany Indebtedness" means Indebtedness for Money Borrowed owed by the Borrower to any Subsidiary of the Borrower or by any Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor.

     "Interest Coverage Ratio" means, as of any date of determination for the applicable Fiscal Quarter then ended, the ratio of (i) Consolidated Net Income of the Borrower and its Consolidated Subsidiaries (before Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Depreciation and Amortization Expense) for such Fiscal Quarter to
(ii) Consolidated Interest Expense of the Borrower and its Consolidated Subsidiaries for such Fiscal Quarter.

               "Interest Expense" means total interest expense on Indebtedness of a Person during the period in question, determined in accordance with GAAP.

     "Interest Payment Date" means, (i) with respect to any Base
Rate Advance, the first day of each January, April, July and October, commencing on April 1, 1996 and the date when such Base
Rate Advance is due (whether on the Termination Date, by reason of acceleration or otherwise) and (ii) with respect to any Eurodollar Advance, Competitive Loan or Swingline Loan, the last day of the Interest Period for such Eurodollar Advance, Competitive Loan or Swingline Loan and the date when such Eurodollar Advance, Competitive Loan or Swingline Loan is due (whether on the Termination Date, by reason of acceleration or otherwise), and, in addition, where the applicable Interest Period for any Eurodollar Advance is more than 3 months, then also on the date 3 months from the beginning of such Interest
Period, and each 3 months thereafter.

     "Interest Period" means

           (a)with respect to each Eurodollar Advance, the period commencing on the date of the making or continuation of or conversion to such Eurodollar Advance and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing or Conversion/Continuation;

               (b)with respect to each Competitive Loan, a period commencing on the date of the making of such Competitive
     Loan and ending on the date specified in the applicable Competitive Bid whereby the offer to make such Competitive
     Loan was extended (such ending date in any event not to be less than 7 nor more than 90 days from the date of borrowing); and

               (c)with respect to each Swingline Loan, a period commencing on the date of the making of such Swingline Loan and ending on the date agreed to by the Borrower and the Swingline Lender in accordance with the provisions of Section 2.9(c) (such ending date in any event to be not more than 7 days from the date of borrowing);

               provided, that:

                    (i)any Interest Period that would otherwise
               end on a day that is not a Business Day shall, subject to the provisions of clause (iii) below, be extended to the next succeeding Business Day unless, in the case of Eurodollar Advances, such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;


(ii)any Interest Period applicable to a
               Eurodollar Advance that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest
               Period) shall, subject to clause (iii) below, end
               on the last Business Day of a calendar month;
                   (iii) no Interest Period shall end after the
               Termination Date; and

                    (iv) notwithstanding clause (iii) above, no
               Interest Period applicable to a Eurodollar Advance shall have a duration of less than one month; and if any applicable Interest Period would be for a shorter period, such Interest Period shall not be available hereunder.

     "Internal Revenue Code" means the Internal Revenue Code of
1986, as amended from time to time.

            "Investment" means, with respect to any Person (an
"Investor"):

               (a)any share of capital stock, evidence of Indebtedness or other security issued by any other
Person,

               (b)any loan, advance or extension of credit to, or
             contribution to the capital of, any other Person,

               (c)any Guaranty of the obligations of any other
     Person (other than the Subsidiary Guaranty),

               (d)any other investment in any other Person,

               (e)any commitment to make an Investment, and

               (f)any option to make an Investment, the consideration for which exceeds $100;

provided, that if the Investor is the Borrower or any Subsidiary of the Borrower and any of the foregoing results in any other
Person becoming a Subsidiary of the Investor or of the Borrower or in the Acquisition by the Borrower or any of its Subsidiaries of a Business Unit, such Investment shall be subject to the other provisions of this Agreement applicable to Acquisitions of Business Units, rather than the provisions of this Agreement applicable to Investments.

             "Issuer" means any Lender, in its capacity as the issuer of a Letter of Credit.

     "Joinder Agreement" means a joinder agreement in substantially the form of Exhibit O hereto executed and delivered by an Additional Subsidiary Guarantor in accordance with the provisions of
Section 7.10.

             "Leasehold Mortgage" means that certain leasehold mortgage and security agreement, dated as of the Agreement Date, between Delta Mills, Inc. and the Agent, for the benefit of the Lenders, and encumbering the South Carolina Bond Property.

     "Lender" means each of the Persons listed as a "Lender" on the signature pages hereof, each of their respective successors and each Eligible Assignee that shall become a party hereto pursuant to
Section 12.10.

            "Letter of Credit" means (i) each letter of credit, whether a documentary letter of credit or a standby letter of credit issued by an Issuer pursuant to an Application and with the prior written consent of the Agent, which consent shall not be unreasonably withheld, in each case for the account of the Borrower and which names the Borrower, or at the request of the Borrower, a Subsidiary Guarantor, as the account party, and (ii) each Existing Letter of Credit.

     "Letter of Credit Facility" means, at any time, Letters of Credit in an aggregate Stated Amount not to exceed $25,000,000.

           "Letter of Credit Obligations" means, as of any date, the sum of (i) the aggregate Stated Amount of all Letters of Credit outstanding on such date, plus (ii) the aggregate amount of all unreimbursed drawings under Letters of Credit on such date (including as unreimbursed, any drawings reimbursed pursuant to
Section 3.3(b) or (c) and subject to the provisions of Section
3.3(c)(iii)(B)). For purposes of clause (i) of this definition, each documentary Letter of Credit shall be deemed to be outstanding from the date of issuance thereof until and including the earlier of (A) the date which is 30 days after the stated expiration date of such Letter of Credit and (B) the date on which such Letter of Credit is fully drawn or returned to the applicable Issuer for cancellation by the beneficiary thereof.

     "Leverage Ratio" means, as of any date of determination, the ratio of Consolidated Indebtedness (including Consolidated Indebtedness for Money Borrowed which has been offset against amounts owing under accounts receivable, but excluding the aggregate Stated Amount of Letters of Credit outstanding on such date) of the Borrower and its Consolidated Subsidiaries to Consolidated Tangible Net Worth of the Borrower and its Consolidated Subsidiaries, in each case as of such date.

     "Lien" as applied to the property of any Person means:
               (a)any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, lease constituting a Capitalized Lease
     Obligation, conditional sale or other title retention agreement, or other security interest, security title
or
           encumbrance of any kind in respect of any property of such
             Person, or upon the income or profits therefrom,

               (b)any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person,

               (c)any Indebtedness which is unpaid more than 30 days after the same shall have become due and payable and which
     if unpaid might by law (including but not limited to bankruptcy and insolvency laws), or otherwise, be given any
     priority whatsoever over general unsecured creditors of such Person, and

               (d)the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code of any
     State or its equivalent in any jurisdiction, other than any such financing statement filed by a lessor of personal property under an Operating Lease and that states on its
           face that it is filed in respect of leased property.

           "Loan" means any Committed Loan, Competitive Loan or
Swingline Loan.

     "Loan Documents" means collectively this Agreement, the Notes, the Subsidiary Guaranties, the Applications, the Collateral Documents and each of the other documents, instruments and agreements referred to herein or contemplated hereby.

           "Majority Lenders" means, at any time, Lenders which are then in compliance with their material obligations hereunder (as determined by the Agent) and holding in the aggregate more than
50% of (i) the aggregate Commitments or (ii) if the Commitments have been terminated, the aggregate outstanding principal amount of the Loans and Letter of Credit Obligations.

     "Materially Adverse Effect" means, with respect to any Person, a materially adverse effect upon such Person's business, assets, liabilities, financial condition, results of operations or business prospects.

            "Money Borrowed" means, as applied to Indebtedness,

               (a)Indebtedness for money borrowed, including,
              without limitation, in the case of the Borrower
(without
     duplication) the Loans and unreimbursed drawings under Letters of Credit and in the case of the Subsidiary Guarantors the Guaranteed Obligations with respect thereto,

               (b)Indebtedness, whether or not in any such case the
            same was for money borrowed (but excluding accounts payable incurred in the ordinary course of business), (i)represented by notes payable, and drafts accepted, that represent extensions of credit,

               (ii) constituting obligations evidenced by bonds, debentures, notes or similar instruments, or

              (iii) upon which interest charges are customarily paid or that was issued or assumed as full or partial payment for property,

                      (c)Purchase Money Indebtedness,

               (d)Indebtedness that constitutes a Capitalized Lease
     Obligation,

               (e)Indebtedness that is such by virtue of clause (c) of the definition thereof, but only to the extent that the obligations Guaranteed are obligations that would constitute
     Indebtedness for Money Borrowed, and

               (f)Indebtedness for recourse obligations with respect to accounts receivable sold or otherwise disposed of by such Person.

             "Multiemployer Plan" has the meaning set forth in Section
4001(a)(3) of ERISA, as amended or revised from time to time.

     "Net Amount" means, with respect to any Investments (a) made by any Person, the gross amount of all such Investments minus the aggregate amount of all cash received and the fair value, at the time of receipt by such Person, of all property received as payments of principal or premiums, returns of capital, liquidating dividends or distributions, proceeds of sale or other dispositions with respect to such investments, (b) committed to be made by any Person, the gross amount such Person is committed to pay in connection with the consummation thereof and (c) as to which any Person holds an option, the gross amount paid for such option.

             "Net Disposition Proceeds" means the gross "cash proceeds" received by the Borrower or any of its Subsidiaries from the sale or disposition of any of its respective assets (excluding (i) sales of inventory in the ordinary course of business, (ii) sales of accounts pursuant to a Factoring Agreement and (iii) sales or dispositions of assets (not constituting a substantial part of the assets of any Person) if, in any case covered by this clause
(iii), neither the book value of such assets nor the cash proceeds received on the sale or other disposition of such assets exceeds $100,000) less (a) necessary or incidental reasonable selling expenses incurred in connection therewith, (b) taxes (if any) estimated in good faith to be payable as a result of such sale or disposition, and (c) any amounts thereof paid by the Borrower or its selling Subsidiary, or set aside for such payment, as certified by the Borrower to the Agent by an instrument in form and substance acceptable to the Agent, to purchase property of a similar type, in replacement of the assets so sold or disposed of and to be used in the business of the Borrower or such Subsidiary. For purposes of this definition, "cash proceeds" means (without duplication) the sum of (i) cash,
(ii) an amount equal to the value of readily marketable securities and
(iii) the principal amount of any promissory note, received at any time by the Borrower or the selling Subsidiary in consideration of such sale. Net Disposition Proceeds shall be deemed to be received for purposes of this Agreement (i) in the case of cash, when paid to the recipient, (ii) in the case of readily marketable securities, when delivered to the recipient in form for transfer, (iii) when evidenced by a promissory note (x) secured by a valid, perfected first priority security interest in or first mortgage lien on the assets so sold or disposed of, when payments of principal are received thereunder and (y) not secured as provided in clause (x), when payments of principal would have been received thereunder if such principal were required to be repaid in substantially equal consecutive annual installments over a period of three years commencing on the date of delivery of such note or, if earlier, when payments of principal are actually received thereunder, and (iv) in the case of any amounts set aside pursuant to clause (c) above and not paid to purchase property within six months of the date on which such amounts would otherwise be deemed to be received hereunder, the last day of such six-month period.

           "Net Income" means, as applied to any Person, the net income
(or net loss) of such Person for the period in question after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including reserves for deferred taxes) and all other proper deductions, all determined in accordance with GAAP, provided that there shall be excluded:

               (a)the net income (or net loss) of any Person accrued, prior to the date it becomes a Subsidiary of, or is
     merged into or consolidated with, the Person whose Net Income is being determined or a Subsidiary of such
Person,

               (b)the net income (or net loss) of any Person (other than a Subsidiary) in which the Person whose Net Income is being determined or any Subsidiary of such Person has an
     ownership interest, except, in the case of net income, to
             the extent that any such income has actually been received by such Person or such Subsidiary in the form of cash dividends or similar distributions,

               (c)any restoration of any contingency reserve, except to the extent that provision for such reserve was made out of income during such or any prior period,

               (d)any net gains or losses on the sale or other disposition, not in the ordinary course of business, of Investments, Business Units and other capital assets, provided that there shall also be excluded any related charges for taxes thereon,
                                   (e)any net gain arising from the
collection of the
     proceeds of any insurance policy (provided that amounts received under policies of business interruption insurance
           shall not be excluded) except to the extent that the loss
             giving rise to such proceeds generated a loss or expense
            included in Net Income in such or any prior period,

                     (f)any write-up of any asset, and

                     (g)any other extraordinary item.

            "Net Worth" means, with respect to any Person, such Person's total shareholders' equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) and minority interests which would appear as such on a balance sheet of such Person prepared in accordance with GAAP.

     "Note" means any Committed Loan Note, Competitive Loan Note or Swingline Loan Note.

            "Notice of Borrowing" has the meaning specified in Section
2.3(a).

            "Notice of Conversion/Continuation" has the meaning specified in Section 2.3(e).

             "Obligations" means, in each case whether now in existence or hereafter arising,

               (a)the principal of, and interest and premium, if any, on, the Loans,

               (b)any fees payable by the Borrower with respect to the Facility,

               (c)all obligations under each Application, including,
             without limitation, reimbursement of drawings and payment of fees and charges as provided therein, and all obligations of the Borrower under each Letter of Credit, including, without limitation, all obligations to provide Cash Collateral under
     Section 3.7, and

                     (d)all indebtedness, liabilities,
obligations,
           covenants and duties of the Borrower to the Agent or the
     Lenders, of every kind, nature and description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, in respect of indemnities, and whether or not evidenced by any
            note, and whether or not for the payment of money, under or in respect of this Agreement, any Note or any other
Loan
     Document.

     "Operating Lease" means any lease (other than a lease constituting a Capitalized Lease Obligation) of real or personal property.
               "PBGC" means the Pension Benefit Guaranty Corporation and any successor agency.

             "Permitted Indebtedness for Money Borrowed" means

               (a)Indebtedness for Money Borrowed of the Borrower represented by the Loans and the Notes or arising under the Letters of Credit or the related Applications,

               (b)the Guaranteed Obligations, (c)  Intercompany

          Indebtedness,

               (d)Existing Indebtedness,

(e)Indebtedness for recourse obligations incurred in
            connection with any Permitted Receivables Financing
(solely
              to the extent of actual defaulted or delinquent receivables),

               (f)Indebtedness for Money Borrowed owed by International Apparel Marketing Corporation to the
Borrower
            or any Subsidiary Guarantor the aggregate principal amount of which outstanding at any time does not exceed
$1,000,000,

               (g)other Indebtedness for Money Borrowed of the
             Borrower or any of its Subsidiaries the aggregate principal amount of which outstanding at any time does not exceed $10,000,000, and

               (h)Guaranties of any Indebtedness for Money Borrowed
            described in any of clauses (a) through (g) above.

provided, however, that the aggregate outstanding principal amount of all Permitted Indebtedness for Money Borrowed shall not exceed at any time an amount equal to $263,500,000 minus the aggregate amount of all reductions in the Commitments from time to time pursuant to Section 4.3.

     "Permitted Investments" means:
               (a)Investments of the Borrower or any of its Subsidiaries in:
                         (i)negotiable certificates of deposit, time deposits and banker's acceptances issued by a Lender or any Affiliate of a Lender or by any United States bank or trust company having capital, surplus and undivided profits in excess of $100,000,000,

               (ii) short-term corporate obligations rated at least Prime-1 by Moody's Investors Service or A-1 by
          Standard & Poor's Ratings Services,

                        (iii) any direct obligation of the United States of America or any agency or instrumentality thereof which has a remaining maturity at the time of purchase of not more than two years and repurchase agreements relating to the same,

               (iv) sales on credit in the ordinary course of business, or

                (v) notes, accepted in the ordinary course of business, evidencing overdue accounts payable arising in the ordinary course of business;

               (b)Investments of the Borrower or any of its Subsidiaries, consisting of the capital stock of or capital
     contributions to any Wholly Owned Subsidiary that is a Subsidiary
     Guarantor;

               (c)Guaranties permitted pursuant to Section 9.3 and Investments constituting Intercompany Indebtedness; and

               (d)any other Investment of the Borrower or any
             Subsidiary consented to by the Majority Lenders.

     "Permitted Liens" means:

               (a)Liens securing taxes, assessments and other
            governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the
     ordinary course of business, but in all cases only if payment shall not at the time be required to be made in accordance with Section 7.6,

               (b)Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or obligations to utilities,

               (c)Liens constituting encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property as used
              by the Borrower or any of its Subsidiaries, as applicable, or impair the use thereof in the business of the Borrower or any Subsidiary,

               (d)Liens existing on property of any Person at the time such Person becomes a Subsidiary of the Borrower, but only if the obligation secured by any such Lien is not in default and such Lien is and remains confined to the property subject thereto at the time such Person becomes a
     Subsidiary,
                                   (e)Liens arising in connection with a
Permitted
           Receivables Financing, but (i) only to the extent of the
              applicable accounts receivable subject to such Permitted
     Receivables Financing and related property and, (ii) in the case of a Factoring Agreement, only if the proceeds payable thereunder have been assigned to the Agent for the benefit of the Lenders in a manner reasonably acceptable to the Agent,

          (f)  Existing Liens,

                   (g)  Permitted Purchase Money Liens,

               (h)Liens of an Issuer on goods or documents securing reimbursement obligations with respect to a Letter of
Credit
              issued to insure the payment for such goods or documents,

               (i)Liens created solely by the filing or recording of
            any judgment in public records or by an attempt to execute on any judgment, provided that in either such case no Event of Default has occurred and is continuing under Section 10.1(j) with respect to such judgment, and

               (j)Liens in favor of the Agent for the benefit of the Lenders or the Lenders and the Issuers.

     "Permitted Purchase Money Indebtedness" means Purchase Money
Indebtedness of the Borrower or any of its Subsidiaries incurred after the Agreement Date, including any Capitalized Lease Obligation constituting Purchase Money Indebtedness,

               (a)which is secured by a Purchase Money Lien,

               (b)the aggregate principal amount of which does not exceed the lesser of

                         (i)the cost (including the principal amount of such Indebtedness, whether or not assumed) of the property subject to such Lien, and

               (ii) the fair value of such property at the time of its acquisition, and

               (c)which, when the principal amount thereof is aggregated with the principal amount of all other Indebtedness for Money Borrowed of the Borrower and all
of
     its Subsidiaries at the time outstanding, does not constitute a breach of the provisions of Section 9.2.

     "Permitted Purchase Money Lien" means a Purchase Money Lien securing Permitted Purchase Money Indebtedness.

     "Permitted Receivables Financing" means (a) any one or more receivables financings pursuant to any Factoring Agreement and
(b) any receivables financing entered into by Nautilus International, Inc. (or a Wholly Owned Subsidiary thereof), provided that, in the case of this clause (b), the aggregate value of receivables transferred pursuant to such receivables financing shall not exceed $12,000,000, and provided further that Nautilus International, Inc. (or such Wholly Owned Subsidiary) shall provide to the Agent a certificate of its chief financial officer that describes such financing, the receivables to be sold pursuant to such financing and the contingent liabilities of Nautilus International, Inc. (or such Wholly Owned Subsidiary) pertaining to such receivables under such financing and the Agent shall be reasonably satisfied with the structure and documentation for such transaction and the terms thereof.

     "Person" means an individual, corporation, partnership, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.
     "Plan" means an employee benefit plan maintained for employees of the Borrower or any Subsidiary that is covered by Title IV of ERISA, including such plans as may be established after the Agreement Date.

            "Purchase Money Indebtedness" means the following, other than Indebtedness for trade payables incurred in the ordinary course of business,

               (a)Indebtedness created to secure the payment of all
            or any part of the purchase price of any property,

               (b)any Indebtedness incurred at the time of or within
             10 days prior to or after the acquisition of any property
            for the purpose of financing all or any part of the purchase price thereof, and

               (c)any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

           "Purchase Money Lien" means a Lien securing Purchase
Money
Indebtedness but only if such Lien shall at all times be confined solely to the property (and proceeds thereof, to the extent provided in the security agreement creating such Lien) the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

            "Rate Measurement Date" means the last day of each Fiscal
Quarter occurring after the Effective Date.

             "Reference Banks" means the Bank, Bank of America
National
Trust and Savings Association and The Bank of New York.

              "Register" has the meaning specified in Section
12.10(d).

     "Reportable Event" has the meaning set forth in Section 4043(b) of ERISA, but shall not include a Reportable Event as to which the provision for 30 days' notice to the PBGC is waived under applicable regulations.

     "Required Financial Information" means, with respect to the applicable Rate Measurement Date, (i) the financial statements of the Borrower required to be delivered pursuant to Section 8.1 for the Fiscal Year or Fiscal Quarter ending as of such Rate Measurement Date, and (ii) the certificate of the President or the Financial Officer of the Borrower required by Section 8.3 to be delivered with the financial statements described in clause
(i) above.

     "Restricted Dividend Payment" means any dividend, distribution or payment on or with respect to any shares of the capital stock of the Borrower or any Subsidiary (other than dividends payable solely in shares of its capital stock and other than dividends, distributions and payments made to the Borrower or to a Wholly Owned Subsidiary of the Borrower), including any such payment on account of the purchase, redemption or other acquisition or retirement of any shares of capital stock of the Borrower or any Subsidiary.

            "Revolving Credit Facility" means, on any date, an amount equal to the amount of the Facility on such date, less the Letter of Credit Obligations on such date (other than any portion thereof attributable to unreimbursed drawings which are to be reimbursed by a Committed Loan to be made on such date).

     "Significant Subsidiary" means each Subsidiary of the Borrower other than any Subsidiary of the Borrower having total assets of less than $1,000,000 and not designated a Significant
Subsidiary by the Borrower (which excluded Subsidiaries on the Agreement Date include only International Apparel Marketing Corporation, Tienda Cabeza de Pato, Sociedad Anonima, Jarden de
Ninos Patito Feliz, Sociedad Anonima and Nautilus, BV), provided that the aggregate total assets of all Subsidiaries excluded from the definition "Significant Subsidiary" shall not exceed $10,000,000.

     "South Carolina Bond Property" means all property, both real and personal, subject to the South Carolina Lease.

              "South Carolina Lease" means that certain lease agreement, dated as of May 26, 1994, among Florence County, South Carolina,
Greenville County, South Carolina and Marlboro County, South Carolina and Delta Mills, Inc., as Lessee.

     "Stated Amount" means at any time, as to any Letter of Credit, the maximum amount available to be drawn at such time under such Letter of Credit, assuming all conditions to drawings thereunder have been satisfied.

     "Subsidiary"

                                   (a)when used to determine the
relationship of a
     Person to another Person, means a Person of which an aggregate of 50% or more of the stock of any class or classes or 50% or more of other ownership interests is owned
           of record or beneficially by such other Person, or by one or more Subsidiaries of such other Person, or by such other
            Person and one or more Subsidiaries of such Person,

                          (i)if the holders of such stock, or other ownership interests, (A) are ordinarily, in the absence of contingencies, entitled, as such holders, to vote for the election of a majority of the directors (or other individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency,
or
          (B) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals
          performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency, or

                         (ii)in the case of such other ownership
          interests, if such ownership interests constitute a majority voting interest, and

               (b)when used with respect to a Plan, ERISA, the PBGC or a provision of the Internal Revenue Code pertaining to employee benefit plans, also means any corporation, trade or business (whether or not incorporated) which is under common control with the Borrower or any Subsidiary and is treated as a single employer with the Borrower or any Subsidiary
            under Section 414(b) or (c) of the Internal Revenue
Code and
     the regulations thereunder.

               (c)Unless the context otherwise requires, each reference herein to a Subsidiary shall mean and be a reference to a Subsidiary of the Borrower.

            "Subsidiary Guarantor" means each Subsidiary of the Borrower which has executed and delivered the Subsidiary Guaranty and each Additional Subsidiary Guarantor which may hereafter execute a Joinder Agreement.

     "Subsidiary Guaranty" means the Amended and Restated Subsidiary Guaranty, in substantially the form of Exhibit E hereto, executed by the Subsidiary Guarantors (including pursuant to a Joinder Agreement) in favor of the Agent for its benefit and the benefit of the Lenders.

     "Subsidiaries Security Agreement" means the Subsidiary Security Agreement to be executed and delivered by each of the Subsidiary Guarantors as of the date hereof, in substantially the form of Exhibit F hereto, and all amendments, modifications and supplements thereto.

               "Swingline Facility" means, at any time, Swingline Loans in an aggregate outstanding principal amount not to exceed $15,000,000.

            "Swingline Lender" means the Bank, or, if the Bank shall no longer be the Agent, such Lender which shall become the Agent hereunder in accordance with the provisions of Section 11.7.

     "Swingline Loan" means a borrowing by the Borrower made by the Swingline Lender pursuant to Section 2.9.

     "Swingline Loan Note" means the promissory note made by the Borrower payable to the order of the Swingline Lender evidencing the obligation of the Borrower to pay the aggregate unpaid principal amount of all Swingline Loans made to it or for its benefit (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor) substantially in the form of Exhibit G hereto, with all banks properly completed, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced.

           "Tangible Net Worth" means, as applied to any Person, the
Net Worth of such Person at the time in question, after deducting therefrom the amount of all intangible items reflected therein, including all unamortized debt discount and expense, unamortized research and development expense, unamortized deferred charges, goodwill (net of any excess of assigned value of net assets acquired over cost), patents, trademarks, service marks, trade names, copyrights, unamortized excess cost of investment in Subsidiaries over equity at dates of acquisition, and all similar items which should properly be treated as intangibles in accordance with GAAP.

            "Termination Date" means September 30, 1997 or such later date as may be established pursuant to Section 2.10 or such earlier date on which the Commitments shall have been reduced to zero in accordance with the terms hereof.

     "Termination Event" means
               (a)a Reportable Event, or
               (b)the filing of a notice of intent to terminate a
              Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or

               (c)the institution of proceedings to terminate a Plan
              by the PBGC under Section 4042 of ERISA, or the appointment of a trustee to administer any Plan.

      "Unfunded Vested Accrued Benefits" means with respect to any Plan at any time, the amount (if any) by which

                                   (a)the present value of all vested
nonforfeitable
     benefits under such Plan exceeds

               (b)the fair market value of all Plan assets allocable to such benefits,

all determined as of the then most recent valuation date for such Plan.

     "Variable CD Rate" means, for any day a rate per annum (rounded upwards to the nearest whole multiple of 1/16 of 1% per annum if such rate is not such a multiple) equal to the rate obtained (a) by dividing (i) the rate of interest determined by the Swingline Lender to be the rate for 30-day domestic certificates of deposit published for the immediately preceding business day by the Board of Governors of the Federal Reserve
System (or any successor) by (ii) a percentage equal to 100% minus the applicable CD Reserve Percentage, and adding thereto
(b) the applicable CD Assessment Rate.  As used herein, (A) "CD
Reserve Percentage" means the percentage applicable to the rate of interest described in clause (a) above under regulations issued from time to time by the Board of Governors of the Federal
Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 with respect to liabilities consisting of or including (among other liabilities) U.S. dollar non-personal time deposits in the United States with a maturity of 30 days and (B) "CD Assessment
Rate" means the annual assessment rate estimated by the Swingline
Lender to be applicable for determining the then current annual assessment payable by the Swingline Lender to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of the Swingline Lender in the United States.

             "Voting Stock" means, with respect to any Person, capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

     "Wholly Owned Subsidiary" when used to determine the relationship of a Subsidiary to a Person or Persons means a Subsidiary all of the issued and outstanding shares (other than directors' qualifying shares) of the capital stock of which shall at the time be owned by such Person or Persons or one or more of such Person's Wholly Owned Subsidiaries or by such Person or Persons and one or more of its respective Wholly Owned Subsidiaries.

           Section 1.2.  General. (a) All terms of an accounting
nature
not specifically defined herein shall have the meanings ascribed thereto by GAAP.

               (b) The terms accounts, chattel paper, contract rights, documents, equipment, instruments, general intangibles and inventory, as and when used in this Agreement, shall have the meanings given those terms in the Uniform Commercial Code as in effect from time to time in the State of North Carolina.

           (c) Unless otherwise specified, a reference in this Agreement to a particular section or subsection or exhibit or schedule is a reference to that section or subsection of or exhibit or schedule to this Agreement.

     (d) Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

     (e) Whenever a period is described herein as extending from a day or date to or until a later day or date, "from" means "from and including" such first day or date and "to" and "until" each means "to but excluding" such later day or date.


                            ARTICLE 2
                    Revolving Credit Facility
            Section 2.1.  Committed Loans.  Upon the terms and
subject
to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, each Lender severally and not jointly agrees to make Committed Advances to the Borrower from time to time, on any Business Day from and after the Effective Date until the Termination Date, up to an aggregate principal amount at any time outstanding equal to such Lender's
Commitment Percentage of the Revolving Credit Facility at such time; provided, however, the sum of the principal amounts of Committed Loans outstanding plus Competitive Loans outstanding plus Swingline Loans outstanding shall not exceed at any time the lesser of (a) the Revolving Credit Facility and (b) the Borrowing
Base. Each Committed Loan comprised of (i) Base Rate Advances shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) Eurodollar Advances shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and shall consist of Committed Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the principal amount of any Committed Advance which is prepaid pursuant to
Section 4.4(b) may be reborrowed in accordance with the terms of this Section 2.1. Each Lender is hereby authorized to, and prior to any transfer of its Committed Loan Note each Lender shall, endorse the date and amount of each Committed Advance made by such Lender to the Borrower and each repayment of principal of each Committed Advance on the schedule annexed to and constituting a part of such Committed Loan Note, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, that a Lender's failure so to endorse any Committed Loan Note held by it shall not affect the Borrower's Obligations hereunder.

     Section 2.2.  Making Committed Loans.

               (a)Requests. Committed Loans shall be requested by delivery of a Notice of Borrowing, given in the manner specified in
     Section 2.3(a), by the Borrower to the
Agent
            and deemed requested as provided in Section 2.3(b), 2.3(c)
     and 2.3(d).

               (b)Disbursement of Committed Loans. Promptly following receipt of a Notice of Borrowing, the Agent shall
     notify each Lender by telephone (confirmed by telecopier or telex), telecopier or telex of the date and amount of the
              Committed Loan, the Type of Committed Advances comprising
     such Committed Loan, and, in the case of Eurodollar Advances, the applicable interest rate under Section
2.6(b)
           and the Interest Period for such Committed Advances.
Not
     later than 11:00 a.m. (Charlotte, North Carolina time) on the date specified for any Committed Loan, each Lender shall make available for the account of its Applicable
Lending
     Office its ratable portion of such Committed Loan in immediately available funds to the Agent at the Agent's Office. After the Agent's receipt of such funds and upon
     fulfillment of the applicable conditions set forth in Article 5, the Agent will, and the Borrower hereby irrevocably authorizes the Agent to, disburse the proceeds of the Committed Advances made in respect of each such Committed Loan requested by it pursuant to this Section
2.2,
     in lawful money of the United States of America in immediately available funds, by making such funds available
             to the Borrower at the Agent's Office or by wire transfer to such account of the Borrower as the Borrower may instruct
     the Agent from time to time.

               (c)Assumption by Agent. Unless the Agent shall have received notice from a Lender prior to the date of any Committed Loan that such Lender will not make available to
              the Agent such Lender's ratable portion of such Committed
           Loan, the Agent may assume that such Lender has made such
            portion available to the Agent on the date of such Committed
           Loan in accordance with Section 2.2(b) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the
     extent such Lender shall not have so made such ratable portion available to the Agent, such Lender and the
Borrower
            severally agree to repay to the Agent forthwith on demand
             such corresponding amount together, with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the
     Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Committed Advances comprising such Committed Loan and (ii) in the case of such Lender, at the Federal Funds Effective Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so
     repaid shall constitute such Lender's Committed Advance as part of such Committed Loan for purposes of this Agreement and the Borrower's obligation under this Section 2.2(c) to repay such Committed Advance shall terminate. The failure
     of any Lender to make the Committed Advance to be made by it as part of any Committed Loan shall not relieve any other
     Lender of its obligation, if any, hereunder to make its Committed Advance on the date of such Committed Loan,
or
     relieve any Lender of its obligation, if any, hereunder to make its Committed Advance as part of any subsequent Committed Loan, but no Lender shall be responsible for the
             failure of any other Lender to make the Committed
Advance to
           be made by such other Lender as part of any Committed
Loan.

              Section 2.3.  Notice and Manner of Borrowing or
Conversion
or Continuation of Committed Loan.

               (a)Whenever the Borrower desires to obtain a Committed Loan hereunder pursuant to Section 2.3(a), the
     Borrower shall notify the Agent (which notice shall be irrevocable) by telex, telegraph, telecopy or telephone not
     later than 10:00 a.m. (Charlotte, North Carolina time) on the date one Business Day before the day on which the requested Committed Loan is to be made as a Committed
Loan
            comprised of Base Rate Advances, and not later than 10:00
     a.m. (Charlotte, North Carolina time) on the date three Business Days before the day on which the requested Committed Loan is to be made as a Committed Loan comprised
     of Eurodollar Advances. Each such notice (a "Notice of Borrowing") shall specify (i) the effective date (which shall be a Business Day) and amount of each Committed
Loan
              requested, (ii) the Type of Committed Advances comprising
           such Committed Loan, and (iii) if such Committed Loan is to be comprised of Eurodollar Advances, the duration of the
     applicable Interest Period, and shall be immediately followed by a written confirmation thereof by the
Borrower
     in substantially the form of Exhibit I hereto, provided that if such written confirmation differs in any material respect from the action taken by the Agent, the records of the Agent shall control absent manifest error.

               (b)The receipt by the Agent of notification from an Issuer pursuant to Section 3.3(c)(i) to the effect that a drawing has been made under a Letter of Credit and that the
           Borrower and, if applicable, the Subsidiary Guarantor named therein as the account party have failed to reimburse the
     Issuer in accordance with the terms of the related Application, either by means of a Swingline Loan as contemplated by Section 3.3(b) or otherwise, shall be deemed
           to be a Notice of Borrowing in respect of a Committed
Loan
     consisting of Base Rate Advances, in the amount of the unreimbursed drawing, to be made as of the date such drawing
     was paid, without regard to the times of notice and disbursement set forth in Section 2.3(a), but subject to the
     provisions of Section 3.3(c)(ii).

               (c)The failure of the Borrower to notify the Agent of its intention to repay any Competitive Loan on the last day of the Interest Period applicable thereto pursuant to Section 2.8(g) prior to 12:00 noon (Charlotte, North Carolina time) on the last day of such Interest Period shall
     be deemed to be a Notice of Borrowing in respect of a Committed Loan consisting of Base Rate Advances, in the amount of such maturing Competitive Loan, to be made as of
     the last day of the Interest Period for such Competitive
              Loan, without regard to the times of notice and disbursement set forth in Section 2.3(a).

               (d)A demand from the Swingline Lender for repayment of Swingline Loans pursuant to Section 2.9(b)(iv) shall be deemed to be a Notice of Borrowing in respect of a Committed
     Loan consisting of Base Rate Advances, in the amount of such
           Swingline Loans, to be made as of the date of demand for
            repayment of such Swingline Loans by the Swingline
Lender,
     without regard to the times of notice and disbursement set forth in Section 2.3(a), but subject to the provisions of
     Section 2.9(b)(iv).

               (e)Whenever the Borrower desires, subject to the provisions of Section 4.2, to convert an outstanding Committed Loan into a Committed Loan comprised of
Committed
             Advances of a different Type provided for in this Agreement or to continue an outstanding Committed Loan for a subsequent Interest Period, the Borrower shall notify the
     Agent (which notice shall be irrevocable) by telex, telegraph, telecopy or telephone not later than 10:00
a.m.
             (Charlotte, North Carolina time) on the date one
Business
     Day before the day on which a proposed conversion of a Committed Loan into, or a continuation of a Committed
Loan
     as, a Committed Loan comprised of Base Rate Advances is to be effective and three Business Days before the day on which
     a proposed conversion of a Committed Loan into, or continuation of a Committed Loan as, a Committed Loan comprised of Eurodollar Advances is to be effective
(and if
     the Committed Loan to be continued is comprised of Eurodollar Advances, such effective date shall be the last
     day of the Interest Period for such Committed Advances).
     Each such notice (a "Notice of Conversion/Continuation")
           shall (i) identify the Committed Loan to be converted or
     continued, including the Type of Committed Advances comprising such Committed Loan, the aggregate outstanding
              principal balance thereof and, in the case of a Committed
     Loan comprised of Eurodollar Advances, the last day of the
           Interest Period therefor, (ii) specify the effective date of such conversion or continuation, (iii) specify the principal amount of such Committed Loan to be converted or continued
           and, if converted, the Type of Committed Advance into which conversion of such principal amount or specified portions
             thereof is to be made and (iv) in the case of any conversion into or continuation as Eurodollar Advances, the Interest
             Period to be applicable to each Type of Committed
Advance
           comprising each such converted or continued Committed
Loan,
              and shall be immediately followed by a written confirmation thereof by such Borrower substantially in the form of Exhibit J hereto, provided that if such written confirmation
           differs in any material respect from the action taken by the
     Agent, the records of the Agent shall control absent manifest error. The Agent shall promptly notify each of the
     Lenders of its receipt of any Notice of Conversion/Continuation pursuant to this Section
2.3(e).

               (f)Subject to the terms and conditions of this Agreement, the Agent shall cause each Committed Loan to be made available to the Borrower on the effective date specified therefor in the manner provided in Section
2.2(b);
     provided that if such Committed Loan is to be made on a day on which the Borrower is to repay all or any part of an outstanding Committed Loan, the Agent shall apply the proceeds of such new Committed Loan to make such repayment
            and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by the Agent to the Borrower.

           Section 2.4.  Duration of Interest Periods; Number of
Committed Loans.

               (a)Subject to the provisions of the definition of "Interest Period", the duration of each Interest Period applicable to the Committed Advances comprising a
Committed
     Loan shall be as specified in the applicable Notice of Borrowing or Notice of Conversion/Continuation. The Borrower may elect a subsequent Interest Period to be applicable to any Committed Loan by giving a Notice of Conversion/Continuation with respect to such Committed
Loan
     in accordance with Section 2.3(e).

               (b)If the Agent does not receive a notice of election pursuant to Section 2.3(e) of duration of a subsequent Interest Period for a Committed Loan comprised of
Eurodollar
     Advances within the applicable time limits specified in said
     Section 2.3(e), or if, when such notice must be given, a Default or Event of Default exists, the Borrower shall be deemed to have elected to convert such Committed Loan in
            whole into a Committed Loan comprised of Base Rate
Advances
            on the last day of the then current Interest Period therefor.

               (c)Notwithstanding the foregoing, the Borrower may not select an Interest Period (i) that would end, but for
            the provisions of the definition "Interest Period," after
     the Termination Date, or (ii) which, when added to the number of Interest Periods then applicable, would result in
              there being, at any one time (and treating all Committed
             Loans comprised of Base Rate Advances as a single
Committed
             Loan) more than ten Committed Loans outstanding.

     Section 2.5. Repayment. The principal amount of all Committed Advances shall be repaid by the Borrower in full on the Termination Date, together with accrued and unpaid interest thereon to such date.

           Section 2.6.  Interest Rates and Payments of Interest
with
respect to Committed Loans.

     (a) Each Base Rate Advance shall bear interest on the outstanding principal amount thereof, for the period from the date such Committed Advance is made until the principal amount thereof is paid or converted to a Committed Advance of a different Type, at a rate per annum equal to the Base Rate, which rate shall change contemporaneously with any change in the Base
Rate.  Such interest shall be payable on each Interest Payment
Date in respect of such Base Rate Advance outstanding from and after the immediately preceding Interest Payment Date to such Interest Payment Date, and upon any prepayment of the principal amount of such Base Rate Advance or conversion of the principal amount (or any portion thereof) into a Committed Advance of a different Type, on the principal amount so prepaid or converted.

     (b) (i) Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the Eurodollar
Rate plus the Applicable Margin. Such interest shall be payable on each Interest Payment Date in respect of such Eurodollar Advance.

           (ii)Additional interest on the unpaid principal amount of each Eurodollar Advance of each Lender shall also be payable from the date of such Eurodollar Advance until such principal amount is paid in full, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, at an interest rate per annum equal at all times to the remainder obtained by subtracting (A) the Eurodollar Rate for the Interest
Period for such Eurodollar Advance from (B) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Eurodollar Advance. Such additional interest shall be determined by such Lender and notified to the Borrower through the Agent.

            Section 2.7.  Committed Loan Notes.  The Committed
Advances
made by each Lender to the Borrower and the obligation of the Borrower to repay such Committed Advances shall be evidenced by, and be repayable in accordance with the terms of, a single Committed Loan Note, made by the Borrower payable to the order of such Lender. Subject to the provisions of Section 12.10, each such Committed Loan Note shall be dated the Agreement Date and be duly and validly executed and delivered by the Borrower.

     Section 2.8.  Competitive Loan Subfacility.
               (a)Competitive Loans. Provided that Funded Indebtedness Coverage Ratio is less than 1.50:1.00, the Borrower may, from and after the Effective Date until the
              Termination Date subject to satisfaction of the conditions to borrowing set forth in Section 5.2, request and each Lender may, in its sole discretion, agree to make Competitive Loans to the Borrower; provided, however, the
              sum of the principal amounts of Committed Loans outstanding plus Competitive Loans outstanding plus Swingline Loans outstanding shall not at any time exceed the lesser of
(a)
            the Revolving Credit Facility and (b) the Borrowing
Base.
     Each Competitive Loan shall be not less than $1,000,000 in the aggregate and in integral multiples of $500,000 in excess thereof.

               (b)Competitive Bid Requests. The Borrower may solicit Competitive Bids by delivery of a Competitive
Bid
           Request substantially in the form of Exhibit H to the Agent by 12:00 noon (Charlotte, North Carolina time) on a Business
            Day not less than three (3) nor more than ten (10)
Business
     Days prior to the date of a requested Competitive Loan. Each
     Competitive Bid Request (i) shall specify (A) the effective date of the requested Competitive Loan (which shall be a Business Day), (B) the amount of the requested
             Competitive Loan and (C) the applicable Interest
Periods
     requested, and (ii) shall be accompanied by payment to the
            Agent for its own account of a fee of $1,500.  The
Agent
     shall notify the Lenders of its receipt of a Competitive Bid
     Request and the contents thereof and invite the Lenders to submit Competitive Bids in response thereto. No more than
           five (5) Competitive Bid Requests (e.g., the Borrower may
            request Competitive Bids for no more than five (5) different
           Interest Periods at a time) shall be submitted at any one
     time.

               (c)Competitive Bid Procedure. Each Lender may, in its sole discretion, make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each
     Competitive Bid must be received by the Agent not later than
            10:00 a.m. (Charlotte, North Carolina time) on the proposed date of a Competitive Loan; provided, however, that should the Agent, in its capacity as a Lender, desire to submit a
     Competitive Bid it shall notify the Borrower of its Competitive Bid and the terms thereof not later than
9:30
           a.m. (Charlotte, North Carolina time) on the proposed date of a Competitive Loan. A Lender may offer to make all or part of the requested Competitive Loan and may submit multiple Competitive Bids in response to a Competitive
Bid
     Request. Each Competitive Bid shall specify (i) the particular Competitive Bid Request as to which such Competitive Bid is submitted,
     (ii) the minimum (which
shall
           be not less than $1,000,000 and in integral multiples of
             $500,000 in excess thereof) and maximum principal amounts of the requested Competitive Loan or Loans which such Lender is willing to make, and (iii) the applicable interest rate or rates and Interest Period or Periods therefor. A Competitive Bid submitted by a Lender in accordance with the
            provisions hereof shall be irrevocable. The Agent shall
           promptly notify the Borrower of all Competitive Bids made
     and the terms thereof. The Agent shall send a copy of each of the Competitive Bids to the Borrower for its records as soon as practicable.

               (d)Acceptance of Competitive Bids. The Borrower may, in its sole and absolute discretion, subject only to the
     provisions of this subsection (d), accept or refuse any Competitive Bid offered to it. To accept a Competitive
Bid,
     the Borrower shall give written notification of its acceptance of any or all such Competitive Bids to the
Agent
           by 11:00 a.m. (Charlotte, North Carolina time) on the proposed date of a Competitive Loan; provided, however, (i)
           the failure by the Borrower to give timely notice of its
     acceptance of a Competitive Bid shall be deemed to be a refusal thereof, (ii) the Borrower may accept
Competitive
     Bids for a particular Interest Period only in ascending order of rates, (iii) the aggregate amount of
Competitive
            Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (iv) if the
     Borrower shall accept a Competitive Bid or Competitive Bids made at a particular Competitive Bid Rate, but the amount of such Competitive Bid or Competitive Bids shall cause the
     total amount of Competitive Bids to be accepted by the Borrower to be in excess of the amount specified in the Competitive Bid Request, then the Borrower shall accept
a
     portion of such Competitive Bid or Competitive Bids in an amount equal to the amount specified in the Competitive Bid
     Request less the amount of all other Competitive Bids accepted with respect to such Competitive Bid Request, which
     acceptance in the case of multiple Competitive Bids at such
              Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid at such Competitive Bid Rate, and (v) no Competitive Bid shall be
     accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $1,000,000 and integral multiples of $500,000 in excess thereof, except that where a portion of a Competitive Bid is accepted in accordance with the provisions of clause (iv) of this Section 2.8(d), then in a minimum principal amount of $100,000 and integral multiples thereof (but not in any event less than the minimum amount specified in the Competitive Bid), and in
     calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) of this
Section
             2.8(d), the amounts shall be rounded to integral multiples of $100,000 in a manner which shall be in the discretion of the Borrower. A notice of acceptance of a Competitive Bid given by the Borrower in accordance with the provisions hereof shall be irrevocable. The Agent shall, not later
     than 12:00 noon (Charlotte, North Carolina time) on the
             proposed date of a Competitive Loan, notify each bidding
            Lender whether or not its Competitive Bid has been accepted
     (and if so, in what amount and at what Competitive Bid Rate), and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to
     make the Competitive Loan in respect of which its Competitive Bid has been accepted. In addition, the
Agent
            shall, upon the request of any Lender, provide such Lender with information regarding the range of Competitive
Bids
              submitted by the Lenders in connection with any Competitive
     Bid Request.
               (e)Funding of Competitive Loans. Each Lender which is to make a Competitive Loan shall make its Competitive
           Loan available to the Agent by 2:00 P.M. (Charlotte,
North
     Carolina time) on the date specified in the Competitive Bid
     Request by deposit in dollars of immediately available funds at the office of the Agent in Charlotte, North
Carolina, or
            at such other address as the Agent may designate in writing.
              The Agent shall, by 3:00 p.m. (Charlotte, North
Carolina
              time) on the same day, upon fulfillment of the applicable
     conditions set forth in Article 5, credit the amount so received to the general deposit account of the Borrower with
     the Agent.

               (f)Competitive Loan Notes. The Competitive Loans made by each Lender to the Borrower and the obligation of the Borrower to repay such Competitive Loans shall be evidenced by, and be repayable in accordance with the terms
              of, a single Competitive Loan Note, made by the Borrower
     payable to the order of such Lender.  Subject to the provisions of
     Section 12.10, each such Competitive Loan
Note
             shall be dated the Agreement Date and be duly and validly
     executed and delivered by the Borrower.

               (g)Repayment of Competitive Loans. The principal amount of each Competitive Loan shall be payable on the last day of the Interest Period applicable thereto;
provided,
           however, unless the Borrower shall give notice to the Agent otherwise, the Borrower, subject to the provisions of Section 5.2, shall be deemed to have submitted a Notice of
     Borrowing as contemplated pursuant to Section 2.3(c), effective on the last day of such Interest Period, with respect to a Committed Loan comprised solely of Base
Rate
     Advances in the amount of a maturing Competitive Loan, the proceeds of which will be used to repay such Competitive
           Loan. The Agent, in turn, shall promptly notify each Lender of such deemed Notice of Borrowing.

                                   (h)Interest on Competitive Loans.
Subject to the
     provisions of Section 4.1, each Competitive Loan shall bear interest at the Competitive Bid Rate applicable thereto.
             Interest on Competitive Loans shall be payable in arrears on each applicable Interest Payment Date.

     Section 2.9.  Swingline Loan Subfacility.

               (a)Swingline Commitment. The Swingline Lender, in its individual capacity, agrees to make Swingline Loans to the Borrower from and after the Agreement Date until the
     Termination Date (including, without limitation, in connection with reimbursement of drawings of Letters of Credit as contemplated by
     Section 3.3(b)) subject to satisfaction of the conditions to borrowing set forth in
             Section 5.2; provided, however, (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Facility and (ii) the sum of the principal amounts of Committed Loans outstanding plus Competitive Loans outstanding plus Swingline Loans outstanding shall not exceed at any time the lesser of
(a)
            the Revolving Credit Facility and (b) the Borrowing
Base.
              Swingline Loans may be repaid and reborrowed in accordance with the provisions hereof.

               (b)Swingline Loans.

                 (i)General Terms. Swingline Loans shall be provided by the Swingline Lender to the Borrower on terms
           and in a manner mutually acceptable to the Swingline
Lender
             and the Borrower. Each Swingline Loan shall bear interest
            at a rate determined pursuant to Section 2.9(c) and shall
     have such maturity date as the Swingline Lender and the Borrower shall agree (subject to the terms of the definition
           of "Interest Period" set forth in Section 1.1 and to the
     terms of Section 2.9(b)(iv)).
                (ii)Minimum Amounts. Each Swingline Loan shall be in a minimum principal amount mutually acceptable to the Swingline Lender and the Borrower.

               (iii)Swingline Loan Note. The Swingline Loans made by the Swingline Lender to the Borrower and the obligation of the Borrower to repay such Swingline
Loans
           shall be evidenced by, and be repayable in accordance with the terms of, a single Swingline Loan Note, made by the Borrower payable to the order of the Swingline Lender.
The
           Swingline Loan Note shall be dated the Agreement Date and be duly and validly executed and delivered by the Borrower.

                (iv)Repayment of Swingline Loans.  The principal
     amount of each Swingline Loan shall be payable on the earlier of (A) the maturity date agreed to by the
Swingline
     Lender and the Borrower with respect to such Swingline Loan
            (which maturity date shall not be a date more than
seven (7)
     Business Days from the date of advance thereof) or (B) the
     Termination Date; provided, however, that the Swingline Lender may, at any time, in its sole discretion, by written
              notice to the Borrower and the Lenders, demand
repayment of
     its Swingline Loans, and such demand shall be deemed to have been given one (1) Business Day prior to the Termination
     Date and on the date of the occurrence of any Event of Default described in Section 10.1(g) or (h) and upon acceleration of the indebtedness hereunder and the exercise
             of remedies in accordance with the provisions of
Section
     10.2.  Any such demand (or deemed demand) for repayment of the Swingline Loans shall be deemed to constitute a
Notice
             of Borrowing as contemplated pursuant to Section
2.3(d),
              effective on the date of such demand (or deemed
demand),
           with respect to a Committed Loan comprised solely of
Base
     Rate Advances in the aggregate principal amount of all outstanding Swingline Loans. The Agent, in turn, shall promptly notify each Lender of such deemed Notice of Borrowing. Each Lender shall pay to the Agent, for the account of the Swingline Lender's Domestic Lending
Office or
     such other office as the Swingline Lender may instruct, an amount equal to such Lender's Commitment Percentage (determined before giving effect to any termination of the
     Commitments pursuant to Section 10.2) of the aggregate principal amount of all such outstanding Swingline
Loans, in
     immediately available funds, on the date demand for repayment of the Swingline Loans is made (or deemed made as
           provided above) by the Swingline Lender if notice of
such
            demand (or deemed demand) is given by the Swingline
Lender
           to the Lenders at or prior to 12:00 noon (Charlotte,
North
     Carolina time) or, if notice of such demand (or deemed demand) is given by the Swingline Lender to the Lenders after 12:00 noon (Charlotte, North Carolina time), then not
     later than 12:00 noon (Charlotte, North Carolina time) on
           the next Business Day, together with interest on such
amount
           at the Federal Funds Effective Rate for each day from
and
            including the date of the giving of notice of such
demand
             (or deemed demand) by the Swingline Lender to the
Lenders to
           but excluding the date of payment by such Lender.  If
the
     applicable conditions to borrowing set forth in Section 5.2 are satisfied, each such payment by a Lender pursuant
to
           this Section 2.9(b)(iv) shall constitute a Base Rate
Advance
           by such Lender under the Revolving Credit Facility as
of the
     date of demand for repayment of the Swingline Loans was made
            (or deemed made as provided above) by the Swingline
Lender,
     and each Lender hereby irrevocably agrees to make its Committed Advance of each Committed Loan in connection with
     any such demand for repayment of the Swingline Loans by the
           Swingline Lender in the amount, in the manner and on
the
     date specified above notwithstanding (I) the amount of such
           Committed Loan may not comply with the minimum amount
for
           Committed Loans otherwise required hereunder or (II)
failure
              of any such request or deemed request for such
Committed
           Loan to be made by the time otherwise required under
Section
            2.3.  If the applicable conditions to borrowing set
forth in
           Section 5.2 are not satisfied, each such payment by a
Lender
           pursuant to this Section 2.9(b)(iv) shall constitute
the
     purchase of participations by such Lender in the then outstanding Swingline Loans; provided, however, that all
           interest payable on the Swingline Loans shall be for
the
           account of the Swingline Lender until the date as of
which
     any such participation is purchased. Each Lender acknowledges and agrees that its obligation to pay an amount
            equal to its Commitment Percentage of the principal
amount
            of all outstanding Swingline Loans upon demand (or
deemed
           demand) for repayment thereof by the Swingline Lender
as
     provided above shall at all times and in all events be absolute, unconditional and irrevocable and in each case
           shall be made without counterclaim, deduction or set-
off by
     such Lender. Without limiting the generality of the foregoing, each Lender's obligation to pay its ratable share
           of the principal amount of all outstanding Swingline
Loans
             upon any demand (or deemed demand) for repayment
thereof by
            the Swingline Lender as provided above shall not be
affected
     by:
                         (a)any failure or inability of the Borrower to satisfy the applicable conditions to borrowing set forth in
          Section 5.2,

                         (b) any lack of validity or enforceability of this Agreement or any of the other Loan Documents,

                         (c) the occurrence of any Default or Event of Default, or

                         (d)the Agent's failure to notify the Lenders of
                   the issuance of any Letter of Credit.

     The Borrower hereby irrevocably instructs the Agent to disburse the proceeds of any Committed Advances or any payments for participations made as provided above in this
           Section 2.9(b)(iv) to the Swingline Lender. Proceeds of
     Committed Advances made pursuant this Section 2.9(b)(iv)
            shall be applied to the repayment of the Swingline
Loans.

               (c)Interest on Swingline Loans. Subject to the provisions of Section 4.1, Swingline Loans shall bear interest at a per annum rate equal to, at the Borrower's election, either (i) a rate equal to the Variable CD
Rate
            (which rate shall change contemporaneously with any change in the Variable CD Rate) plus the Applicable Margin or (ii)
             such other rate as may be quoted by the Swingline
Lender to
           the Borrower in the sole discretion of the Swingline
Lender
           and accepted by the Borrower at or promptly following the
     time of such quote. Interest on Swingline Loans shall be payable in arrears on each applicable Interest Payment Date.

     Section 2.10. Extension of Commitments. The Borrower may request that the Termination Date be extended for successive periods of one year, by notice to the Agent given not later than 14 months (nor earlier than 15 months) prior to the then effective Termination Date. The Agent will promptly notify each Lender of any such request and, if such extension request is agreed to in writing by all Lenders, will use reasonable efforts to notify the Borrower that such extension has been approved not later than 12 months prior to the then effective Termination Date.


                            ARTICLE 3
                    LETTER OF CREDIT FACILITY
            Section 3.1.  Letters of Credit.  Any Lender in its
sole
discretion may, with the consent of the Agent, which consent shall not be unreasonably withheld, issue, at any time after the Effective Date until the date five Business Days prior to the Termination Date subject to satisfaction of the conditions to borrowing set forth in Section 5.2, a Letter of Credit for the account of the Borrower or a Subsidiary Guarantor, naming the Borrower or such Subsidiary Guarantor as the account party, provided that
(i) the Letter of Credit Obligations at any time outstanding shall not exceed the Letter of Credit Facility, (ii) the sum of the principal amounts of Committed Loans outstanding plus Competitive Loans outstanding plus Swingline Loans outstanding shall not exceed at any time the lesser of (a) the Revolving Credit Facility and (b) the Borrowing Base (in each case, after giving effect to issuance of any requested Letter of Credit), and (iii) no Letter of Credit shall have a stated expiration date later than the first to occur of (x) the fifth
Business Day prior to the Termination Date in effect on the date of issuance of such Letter of Credit and (y) the first anniversary of the date of issuance of such Letter of Credit.
Each Application shall provide for the unconditional obligation, without regard to any defense or claim or counterclaim against the beneficiary of the related Letter of Credit of the Borrower or Subsidiary Guarantor the account party thereon, to reimburse on demand the Issuer of such Letter of Credit for any amount drawn under such Letter of Credit and, in respect of standby Letters of Credit, for fees consistent with Section 4.15(c). The
Borrower hereby agrees with each Issuer, for its benefit and for the benefit of the Agent and the Lenders, that the Borrower shall be obligated to perform the reimbursement and other payment Obligations of each Subsidiary Guarantor named as the account party in any Letter of Credit, not as a guarantor or surety, but as a primary obligor under the related Application to the same extent as the Subsidiary Guarantor named therein.

            Section 3.2.  Purchase and Sale of Participations.
Subject
to the terms and conditions of this Agreement, effective the date of issuance of each Letter of Credit (or, as to each Existing
Letter of Credit, effective the Effective Date), the Issuer thereof hereby sells to each Lender, and each Lender hereby purchases from such Issuer, an undivided participating interest equal to its Commitment Percentage in all of such Issuer's right, title and interest in and to such Letter of Credit and such Issuer's obligations thereunder, together with all of such Issuer's right, title and interest in and to the related Application (but excluding certain fees and payments referred to in Section 3.4).  Each Lender acknowledges and agrees that its obligation to pay an amount equal to its Commitment Percentage of all draws under each Letter of Credit as hereinafter provided shall at all times and in all events be absolute, unconditional and irrevocable and in each case shall be made without counterclaim, deduction or setoff by such Lender. Without limiting the generality of the foregoing, each Lender's obligation to pay its ratable share of any drawing under a Letter of Credit to the Agent for the account of the Issuer thereof shall not be affected by:
               (a)any failure or inability of the Borrower to
            satisfy the applicable conditions to borrowing set
forth in
     Section 5.2,

               (b)any lack of validity or enforceability of this Agreement or any of the other Loan Documents,

               (c)any draft, certificate or any other document presented under the Letter of Credit upon which payment has been made in good faith and according to its terms proving to be forged, fraudulent, invalid or insufficient in any
             respect or any statement therein being untrue or inaccurate in any respect,

               (d)the surrender or impairment of any collateral or any other security for the reimbursement obligation of the Borrower under such Letter of Credit,

               (e)the occurrence of any Default or Event of Default, or

               (f) the Agent's failure to notify the Lenders of the issuance of any Letter of Credit.

             Section 3.3.  Unreimbursed Draws Under Letters of
Credit.

               (a)Each Issuer shall promptly notify the Agent upon the occurrence of any drawing under a Letter of Credit of the date and amount of such drawing, the remaining amount, if any, available to be drawn under such Letter of Credit, and whether the amount of such drawing has been reimbursed to the Issuer by the Borrower or the Subsidiary
Guarantor
     named as the account party therein.

               (b)Each notice from an Issuer pursuant to subsection
     (a) above to the effect that a drawing has not been reimbursed in full shall constitute a request by the Borrower for a Swingline Loan from the Swingline Lender in
     the unreimbursed amount of such drawing, unless the sum of the unreimbursed amount of such drawing plus the principal amount of all outstanding Swingline Loans (prior to giving effect to a Swingline Loan relating to the unreimbursed amount of such drawing) exceeds the Swingline Facility.
Any
           Swingline Loan made in order to reimburse the Issuer for the unreimbursed amount of a drawing under any Letter of Credit as contemplated by this subsection (b) shall be on such terms as are mutually acceptable to the Swingline
Lender and
     the Borrower and shall be subject to all other terms, conditions and limitations set forth in Section 2.9, including, without limitation, satisfaction of the conditions to borrowing set forth in Section 5.2.

               (c)(i) If the unreimbursed amount of a drawing under any Letter of Credit is not, for any reason, reimbursed to the Issuer with proceeds of a Swingline Loan pursuant to
     subsection (b) above, each notice pursuant to subsection (a)
           above from an Issuer to the effect that a drawing has not
     been reimbursed in full shall constitute a Notice of Borrowing as contemplated pursuant to Section 2.3(b)
with
           respect to a Committed Loan comprised solely of Base
Rate
           Advances in the unreimbursed amount of such drawing.
The
           Agent, in turn, shall promptly notify each Lender of its
     receipt of such deemed Notice of Borrowing.

               (ii)Each Lender shall pay to the Agent, for the
            account of such Issuer's Domestic Lending Office or such
            other office as such Issuer may instruct, an amount equal to such Lender's Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant
     to Section 10.2) of such unreimbursed drawing, in immediately available funds, on the date notice is given by
     the Agent if such notice is given at or prior to 12:00 noon
     (Charlotte, North Carolina time) or, if notice is given after 12:00 noon (Charlotte, North Carolina time), then not
     later than 12:00 noon (Charlotte, North Carolina time) on
              the next succeeding Business Day, together with interest on such amount at the Federal Funds Effective Rate for each day from and including the date of such drawing to but excluding the date of payment by such Lender.

               (iii) (A) If the applicable conditions to borrowing set forth in Section 5.2 are satisfied, each such payment by
     a Lender pursuant to Section 3.3(c)(ii) shall constitute a
     Committed Advance which is a Base Rate Advance by such Lender under the Revolving Credit Facility as of the date
            the unreimbursed drawing was paid by the Issuer, or

               (B)if the applicable conditions to borrowing set
             forth in Section 5.2 are not satisfied, each such payment
              pursuant to Section 3.3(c)(ii) shall constitute
Obligations,
             payable on demand by the Borrower, and shall bear interest at the rate set forth in Section 4.1 from the date on which the unreimbursed drawing was paid by the Issuer until such
     Obligations are paid in full.
                                   (d)The Borrower hereby irrevocably
instructs the
     Agent to disburse the proceeds of any Swingline Loans, Committed Advances or payments made pursuant to subsections
             (b) or (c), as the case may be, to the applicable
Issuer, on
     behalf of the Borrower, to be applied to the reimbursement obligation under the related Letter of Credit and Application, but only the making of Swingline Loans or Committed Advances shall be deemed to satisfy the
Borrower's
             reimbursement obligation to the Issuer under such Letter of
            Credit and Application; provided, that the Issuer's rights and remedies in respect of any collateral for the Borrower's
              Obligations under the Application shall remain unaffected by any payments under Section 3.3(c)(ii) that are subject to
     Section 3.3(c)(iii)(B), subject to the requirements of Section 3.4; and provided, further, that any amounts paid to
     the Agent for the account of the Lenders for application to demand Obligations arising pursuant to Section 3.3(c)(iii)(B) shall also reduce, dollar-for-dollar, any
     claim for reimbursement by the Issuer of such Letter of Credit under the Application.

     Section 3.4.  Sharing of Payments and Risk.

               (a)Each Issuer shall remit to the Agent, for the ratable account of the Lenders for application to the Obligations (and, if applicable, specifically for application to the demand Obligations arising under
Section
     3.3(c)(iii)(B)) all monies received by such Issuer as payments under or proceeds of collateral securing any Application or Letter of Credit, other than (x) documentation, negotiation, cable, amendment and other similar fees and charges, if any, customarily imposed by
     such Issuer in connection with the issuance of similar letters of credit and (y) the portion of any standby
Letter
     of Credit fee expressly provided in Section 4.15(c) to be
            retained by the Issuer; provided, however, that the Issuer may receive and retain any amounts paid to it by or on behalf of the Borrower or the named account party in reimbursement of drawings under a Letter of Credit if and to
            the extent that no payments under Section 3.3(b) or
(c)(ii)
     have been made by the Lenders in respect of such reimbursement obligation prior to the receipt thereof by the
     Issuer.  Such monies shall include, without limitation, but subject to the preceding sentence, fees paid by the Borrower or the named account party under an Application for a standby Letter of Credit and payments by the Borrower or the
     named account party to the Issuer in reimbursement for drafts or drawings paid by such Issuer under a Letter of
     Credit, and shall be remitted by the Issuer in the same type of funds received by the Issuer, on the day of the Issuer's receipt thereof if received on or prior to 12:00 noon (Charlotte, North Carolina time) or, if received after
12:00
           noon (Charlotte, North Carolina time), then not later than
     12:00 noon (Charlotte, North Carolina time) on the next succeeding Business Day.
                                   (b)Each Lender shall share ratably in
all risks
     associated with any Applications and Letters of Credit (including, without limitation, the risk that any fee associated with a Letter of Credit is not paid when due) to
           the extent of its participation hereunder. An Issuer shall have no obligation to pay any Lender such Lender's share of any payments under or relating to an Application or Letter of Credit until such Issuer actually receives payment thereof. At the time an Issuer receives any funds for application to payment of any amounts (other than the fees
           specified above payable to the Issuer only or amounts in
             reimbursement of drawings in respect of which no payments
           under Section 3.3(b) or (c)(ii) have been made) under or
             relating to such Application or Letter of Credit, whether
     through payment by the Borrower, from any other obligor
            thereunder, offset, counterclaim or otherwise (but excluding payments made by the Lenders), such Issuer will pay to the
            Agent, for the ratable account of the Lenders, such amount in the same type of funds received by the Issuer. If an
           Issuer is ever required for any reason to refund any such
     payment, each Lender agrees to refund to the Agent, for the account of such Issuer, promptly upon such Issuer's request, such Lender's ratable share of such payment, together with such Lender's ratable share of interest or penalties, if
             any, payable by the Issuer in connection with the refund
     made by the Issuer. In the event that an Issuer is not reimbursed by the Borrower in respect of any drawing under a
     Letter of Credit issued by such Issuer and with regard to which it has been determined by a final, unappealable decision of a court having jurisdiction in the matter that
           the Borrower is not required to reimburse the Issuer, then the Issuer shall refund to each Lender any amount previously paid by such Lender to the Issuer with respect to such unreimbursed drawing.

           Section 3.5.  Administration of Letters of Credit and
Credit
Documents.  As between each Issuer, the Lenders and the Agent:

               (a) (i)After the issuance of a Letter of Credit, no Issuer will reduce any principal, interest or fees reimbursable or payable under the related Application
or
              postpone any date fixed for the payment of such principal, interest or fees without the prior written consent of all of the Lenders and no Issuer will increase the Stated
Amount of
     any Letter of Credit without the consent of the Agent, which consent shall not be unreasonably withheld, and

               (ii)subject to the provisions of Section 3.5(a)(i), an Issuer may change, modify, waive or amend the terms of any Letter of Credit or Application so long as such Letter of Credit or Application, as amended, complies with the requirements of
     Section 3.1; provided, however, that if
any
     Default or Event of Default shall have occurred and be continuing, no Issuer will, without the prior written consent of all of the Lenders, change, modify, waive or amend the terms of any Letter of Credit or Application, except (A) to the extent to which such Issuer is specifically required to do so by the terms thereof, or
(B)
              to waive immaterial nonconformity of documents presented as a condition to draws.

               (b)An Issuer shall have no duty (i) to exercise any right, power, remedy or privilege granted to it under
or
     relating to a Letter of Credit or Application, (ii) to ascertain whether any default under such Application has
     occurred and is continuing or otherwise to inquire into the performance or observance on the part of the Borrower or
     named account party of any term, covenant, condition or agreement to be performed or observed by it, or (iii)
to
           take or not to take any action under or relating to a Letter of Credit or Application (other than as specifically required to do so by the terms thereof).

               (c)An Issuer shall not be obligated (i) to extend or otherwise amend or modify a Letter of Credit (except to the extent such Issuer is specifically required to do so by the terms thereof) or any payment terms relating to any principal, interest or fees reimbursable under an Application; or (ii) to execute any amendment or modification of a Letter of Credit or Application to the
            extent such amendment or modification would have an adverse effect on the Issuer.

               (d)Each Issuer will notify the Agent promptly of its issuance of each approved Letter of Credit, including the
           named account party, Stated Amount, expiration date, name of the beneficiary, and type (whether standby or documentary) of such Letter of Credit, and the Agent will notify all Lenders not less frequently than quarterly of the
Letters of
     Credit outstanding from time to time.

     Section 3.6.  Exoneration.

               (a)It is understood and agreed that each Lender has made and shall continue to make its own credit determinations and analyses to enter into the transactions
     contemplated hereby based upon such information as such Lender may deem sufficient and not based on any statements
     or representations by an Issuer or the Agent. It is understood and agreed that the sales of participations to
     the Lenders in Letters of Credit and related Applications, collateral and other Obligations are made without recourse to any Issuer and that no Issuer makes any representation or warranty of any kind to any Lender and shall not be responsible to any Lender for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency
     or collectability of any Application, (ii) any representation, warranty or statement made in or in connection with any Application,
     (iii) the financial condition or creditworthiness of the Borrower or any named
           account party, (iv) the performance of or compliance with
           any of the terms or provisions of any Application on the
           part of the Borrower or any named account party or of any
              Letter of Credit on the part of the beneficiary thereof, or
     (v) inspecting any of the property, books or records of the Borrower or any named account party.

               (b)No Issuer nor any of its officers, directors, employees, agents or attorneys shall be liable for any mistake, error of judgment or action taken or omitted to be
     taken in connection with a Letter of Credit or an Application, except for its or their own gross negligence or
     willful misconduct. An Issuer may consult with legal counsel (including counsel for the Borrower, the named account party, if different, and the beneficiary under the
             applicable Letter of Credit), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it (x) in accordance with the advice of its counsel or (y) except as
           may be otherwise provided in the Letter of Credit or related
           Application, in connection with the applicable Letter of
     Credit or Application pursuant to any notice, consent, certificate or other writing received by such Issuer
and
     believed by it in good faith to be genuine. An Issuer shall incur no liability under or in respect of an Application or
           Letter of Credit or any document relating thereto, to any
     other Lender or, except as may be otherwise provided in the
              Letter of Credit or related Application, to the Borrower or other named account party, by acting upon any notice, consent, certificate or other instrument or writing
(which
     may be by facsimile, telegram, cable or telex) believed by it in good faith to have been delivered or made by an authorized Person. An Issuer and its subsidiaries and affiliates may engage in any kind of banking or trust business with any obligor under an Application without liability or obligation to account to the Lenders therefor,
     except as set forth herein.

           Section 3.7.  Cash Collateral; Supporting Letters of
Credit.
If, notwithstanding the provisions of Section 3.1, any Letter of Credit is outstanding when this Agreement is terminated (including, without limitation, any termination of the Commitments pursuant to Section 10.2) or when an Event of Default shall have occurred and be continuing, then on or prior to such Termination Date or on demand by the Agent after the occurrence and during the continuation of such Event of Default, the Borrower shall deposit with the Agent, for the benefit of the Issuer and for the ratable benefit of the Lenders, with respect to each Letter of Credit then outstanding, Cash Collateral in an amount equal to the sum of the Stated Amount of such Letter of Credit, plus the amount of any unreimbursed drawings thereunder, plus the amount of any fees, charges, and other amounts which may become payable to such Issuer under such Letter of Credit or the related Application for application to the reimbursement and other Obligations of the Borrower thereunder. The Borrower may, so long as no Event of Default has occurred and is continuing, in lieu of making such deposit of Cash Collateral with respect to any such Letter of Credit, arrange for the issuance of a standby letter of credit, naming the Issuer of such Letter of Credit as the beneficiary, and otherwise in form and substance reasonably satisfactory to such Issuer, or make such other arrangements with such Issuer as shall, in any event, cause such Issuer to repurchase from each Lender such Lender's participation in such Letter of Credit and release the Agent and each Lender from any and all obligation in respect of such Letter of Credit, by a written instrument in form and substance reasonably satisfactory to the Agent and each Lender, and cause such instrument to be delivered to the Agent and each Lender, duly executed by such
Issuer. At the Borrower's request, but subject to the Agent's reasonable approval, the Agent shall invest any Cash Collateral consisting of cash or any proceeds of Cash Collateral consisting of cash in Permitted Investments of the types described in clauses (i),
(ii) and (iii) of paragraph (a) of the definition thereof, and any commissions, reasonable expenses and penalties reasonably incurred by the Agent in connection with any investment and redemption of such Cash Collateral shall be Obligations and may be paid out of the proceeds of any earnings received by the Agent from the investment of such Cash Collateral or out of such cash itself. The Agent makes no representation or warranty as to, and shall not be responsible for, the rate of return, if any, earned on any investment of any Cash Collateral.
Any earnings on such Cash Collateral shall be held as additional
Cash Collateral on the terms set forth in this Section 3.7. If, after all Letters of Credit outstanding on the Termination Date have expired and all reimbursement Obligations of the Borrower thereunder and under the related Applications have been paid in full, any other Obligations remain unpaid, any remaining Cash
Collateral may be applied to pay such Obligations in such order as the Agent may determine, and any Cash Collateral remaining after the indefeasible payment in full of all Obligations shall promptly be paid to the Borrower or to whomever may be legally entitled thereto.


                            ARTICLE 4
     DEFAULT INTEREST RATE; PREPAYMENTS; GENERAL PROVISIONS
     Section 4.1. Default Interest Rate. Any amount of principal of any Loan which is not paid when due (whether at maturity, by reason of acceleration or otherwise) and, to the extent permitted by Applicable Law, overdue interest and fees or any other amounts payable hereunder or under the Notes shall bear interest from and including the due date thereof until paid, compounded daily and payable on demand, at a rate per annum equal to (i) if such due date occurs prior to the end of the Interest
Period for such Loan, 2% plus the interest rate applicable to such Loan for such Interest Period until the expiration of such Interest Period, and thereafter, 2% plus the Base Rate, and (ii) in all other cases, 2% plus the rate then applicable to Base Rate
Advances.

           Section 4.2.  Conversion/Continuation.  Provided that
no
Default or Event of Default shall have occurred and be continuing, the Borrower may convert or continue all or any part
(subject to the restrictions applicable to Committed Loans comprised of each Type of Committed Advance as set forth in Section 2.1 and to the provisions of Sections 2.4 and 4.5) of any outstanding Committed Loan comprised of Committed Advances of one
Type (a) into a Committed Loan or Committed Loans comprised of
Committed Advances of any other Type provided for in this Agreement or (b) as a Committed Loan or Committed Loans comprised of Committed Advances of the same Type, in the same aggregate principal amount, on any Business Day (which, in the case of a conversion or continuation of a Committed Loan comprised of Eurodollar Advances, shall be the last day of the Interest Period applicable to such Committed Advances), upon notice (which notice shall be irrevocable) given in accordance with Section 2.3(e).
Competitive Loans and Swingline Loans may not be converted or continued.

     Section 4.3.  Reduction of Commitments.
               (a)Voluntary Reductions. The Borrower shall have the right, upon at least three Business Days' notice to the Agent, to terminate in whole or permanently reduce ratably
     in part the unused portions of the Commitments of the Lenders, provided that each partial reduction shall be in
            the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof. The Agent shall promptly
     notify each of the Lenders of its receipt of any notice pursuant to this Section 4.3(a).

               (b)Mandatory Reductions. The aggregate Commitments of the Lenders shall be reduced as of the last day of
Fiscal
     Year 1996 and each Fiscal Year thereafter by an amount equal to $15,000,000 minus the aggregate amount of Commitment reductions pursuant to Section 4.3(a) during the Fiscal
Year
     then ended.

     Section 4.4.  Prepayments.
               (a)Mandatory.
                 (i) If at any time the sum of the principal amounts of Committed Loans outstanding plus Competitive Loans outstanding plus Swingline Loans outstanding shall exceed
     the lesser of (a) the Revolving Credit Facility and (b) the Borrowing Base, then the Borrower shall prepay so much of the Loans as shall be necessary to eliminate such excess,
             together with accrued and unpaid interest on the principal amount prepaid to the date of prepayment.

                                    (ii) If at any time on or after the
Agreement Date the
     Borrower or any of its Subsidiaries shall receive Net Disposition Proceeds which in the aggregate exceed $5,000,000, then the Borrower shall promptly prepay the Loans by an amount equal to such excess, together with accrued and unpaid interest on the principal amount prepaid
     to the date of prepayment.

               (iii) Amounts prepaid pursuant to clauses (i) and (ii)
            above shall be applied first to the Swingline Loans
(first
     to Swingline Loans bearing interest at a rate based on the Variable CD Rate and then to Swingline Loans bearing interest at a fixed rate (in chronological order of the occurrence of the last days of the Interest Periods applicable thereto)), second to the Committed Loans
(first
           to Base Rate Advances and then to Eurodollar Advances
(in
     chronological order of the occurrence of the last days of the Interest Periods applicable thereto)) and third to the
             Competitive Loans (in chronological order of the occurrence of the last days of the Interest Periods applicable thereto).

               (b)Optional.

                 (i) The principal amount of each Committed Loan
            comprised of Base Rate Advances may be prepaid, in whole or from time to time in part, together with accrued and unpaid interest on the principal amount prepaid to the date of prepayment, by the Borrower, at any time, without premium or
            penalty, on not less than one Business Day's prior notice to the Agent specifying the Committed Loan to be prepaid, the date of prepayment and the principal amount to be prepaid, and if such notice is given, such prepayment shall be made on the date specified in such notice. The Agent shall promptly notify each of the Lenders of its receipt of any
              notice pursuant to this Section 4.4(b)(i). The principal
     amount of each Committed Loan comprised of Eurodollar Advances may be prepaid, in whole or in part by the Borrower, without premium or penalty, on the last day of the
     Interest Period applicable to such Committed Advances, upon not less than three Business Day's notice, to the Agent,
           specifying the Committed Loan to be prepaid, the last day of the Interest Period applicable to the Committed
Advances
     comprising such Committed Loan and the principal amount to be prepaid, and if such notice is given, such prepayment shall be made on the last day of the Interest Period specified in such notice. Amounts prepaid on the
Committed
              Loans pursuant to this Section 4.4(b)(i) may be reborrowed in accordance with the provisions hereof.

                (ii) The principal amount of each Swingline Loan
            bearing interest at a rate based on the Variable CD
Rate may
            be prepaid, in whole or from time to time in part, together with accrued and unpaid interest on the principal amount
     prepaid to the date of prepayment, by the Borrower, at any time, without premium or penalty, on not less than one Business Day's prior notice to the Agent specifying the Swingline Loan to be prepaid, the date of prepayment and the
           principal amount to be prepaid, and if such notice is given, such prepayment shall be made on the date specified in such notice.  Except as otherwise provided in Section
2.9(b)(iv)
     and Section 4.4(a), Swingline Loans bearing interest at a fixed rate may not be prepaid. Amounts prepaid on the Swingline Loans pursuant to this Section 4.4(b)(ii) may be
           reborrowed in accordance with the provisions hereof.

               (iii) Except as otherwise provided in Section 4.4(a), Competitive Loans may not be prepaid.

     Section 4.5.  Changed Circumstances.

               (a)If the introduction of or any change in or in the interpretation of (in each case, after the date hereof) any law or regulation makes it unlawful, or any central bank or other governmental authority asserts, after the date hereof, that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make
     Eurodollar Advances or to fund or maintain Eurodollar Advances hereunder, the Agent shall notify the Borrower of
     such event and the right of the Borrower to select Eurodollar Advances for any subsequent Committed Loan or in
             connection with any subsequent conversion of any Committed
     Loan shall be suspended until such Lender shall notify the Agent that the circumstances causing such suspension no longer exist or such Lender shall cease to be a party hereto, and the Borrower shall forthwith prepay in full all
            Eurodollar Advances then outstanding, with interest accrued thereon, unless the Borrower, within three Business
Days of
     such notice from the Agent, requests the conversion of all
            Eurodollar Advances then outstanding into Base Rate
Advances
           in accordance with Sections 2.3(e) and 4.2; provided, that if the date of such repayment or proposed conversion is not the last day of the Interest Period applicable to such Eurodollar Advances, the Borrower shall also pay any amount
     due pursuant to Section 4.8.

               (b)If the Majority Lenders shall, at least one
     Business Day before the date of any requested Committed Loan or the date of any conversion or continuation of any
             existing Committed Loan (each such Committed Loan requested to be made, or as such Committed Loan is to be converted or continued, a "Pending Committed Loan"), notify the Agent
             that the Eurodollar Rate for Eurodollar Advances comprising such Pending Committed Loan will not adequately reflect the cost to such Majority Lenders of making or funding their
     respective Eurodollar Advances, as the case may be, for such
           Pending Committed Loan, the right of the Borrower to select
           Eurodollar Advances for such Pending Committed Loan, any
            subsequent Committed Loan or in connection with any subsequent conversion or continuation of any Committed Loan shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Committed Advance comprising each Pending Committed Loan and each such subsequent Committed Loan requested to be made, continued or
           converted shall be made or continued as, or converted into, a Base Rate Advance or, upon notice given in accordance with
           Section 2.3(a) or 2.3(e), as applicable, a Committed
Advance
           of the Type, if any, as to which the Majority Lenders shall not have given the notice provided in this subparagraph (b).

               (c)If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the
Eurodollar
     Reserve Percentage) in or in the interpretation of, in each case after the date hereof, any law or regulation
(except to
     the extent such introduction, change or interpretation affects taxes measured by net income) or (ii) the compliance
            with any guideline or request (except to the extent such
            guideline or request affects taxes measured by net income)
     from any central bank or other governmental authority (whether or not having the force of law) made after the date
     hereof, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining
     Eurodollar Advances (other than as separately provided for in Section 4.5(d)), then the Borrower shall from time to
           time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, that no
Lender
     shall be entitled to demand, nor shall the Borrower be obligated to pay, any such amount attributable to a period
            more than 90 days prior to the date of such demand.

               (d)If (x) the adoption of or change in, after the date hereof, any law, rule, regulation or guideline regarding capital requirements for banks or bank holding
     companies, or any change, after the date hereof, in the interpretation or application thereof by any governmental
     authority charged with the interpretation or administration thereof, or (y) compliance by such Lender with any guideline, request or directive, made or promulgated after
     the date hereof, of any such entity regarding capital adequacy (whether or not having the force of law), has the
     effect of reducing the return on a Lender's capital as a consequence of its Commitments hereunder, its maintaining its Committed Advances or other Loans hereunder, or its obligations pursuant to Article 3 in respect of Letters of
           Credit, to a level below that which such Lender could have achieved but for such adoption, change or compliance
(taking
     into consideration such Lender's policies with respect to
            capital adequacy immediately before such adoption, change or compliance and assuming the full utilization of such Lender's capital immediately before such adoption, change or
     compliance) by any amount deemed by such Lender to be material, then such Lender shall promptly after its determination of such occurrence notify the Borrower and the
             Agent thereof. The Borrower agrees to pay to the Agent, for the account of such Lender, as an additional fee from time to time, on demand by such Lender, such amount as such Lender certifies to be the amount that will compensate it
     for such reduction in connection with its Commitments hereunder or its obligations pursuant to Article 3 in respect of Letters of Credit; provided, that no Lender shall
             be entitled to demand, nor shall the Borrower be obligated to pay, any such amount attributable to a period more than
     90 days prior to the date of such demand.

               (e)Before giving any notice pursuant to Section
     4.5(a) or making any demand pursuant to Section 4.5(c) or
              (d) each Lender agrees to use its best efforts
(consistent
     with its internal policy and legal and regulatory restrictions) to designate a different Applicable
Lending
     Office if the making of such a designation would avoid the need for such notice or demand, or reduce the amount of such increased cost or reduction in return and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

               (f)A certificate of the Lender claiming compensation under Section 4.5(c) or (d) shall be conclusive in the absence of manifest error. Such certificate shall set forth
     the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to
     it hereunder and the method by which such amounts were determined. In determining such amount, a Lender may use
             any reasonable averaging and attribution methods.

     Section 4.6.  Interest Rate Determination.
               (a)Each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each Eurodollar Rate, as applicable. If any one or more of the
     Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the
     basis of timely information furnished by the remaining Reference Banks; provided, however, that if fewer than two
     Reference Banks furnish timely information to the Agent for determining the Eurodollar Rate for Eurodollar Advances comprising any Committed Loan requested or as to which
a
           Notice of Conversion/Continuation has been given, the right of the Borrower to select Eurodollar Advances for such Committed Loan or for any subsequent Committed Loan or to
     request any subsequent conversion to or continuation of Eurodollar Advances comprising any Committed Loan shall be
     suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Eurodollar Advance comprising any
            such Committed Loan shall be or become a Base Rate
Advance.
                                   (b)The Agent shall give prompt notice to
the Borrower
              and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.6, and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under
     Section 2.6(b)(i).

     Section 4.7.  Manner of Payment.

               (a)Each payment (including prepayments) by the Borrower on account of the principal of or interest on any Loans or of any other of the Obligations payable to the
            Agent or to the Agent for the account of any or all Lenders under this Agreement or any Note shall be made not later
     than 10:00 a.m. (Charlotte, North Carolina time) on the date specified for payment under this Agreement to the Agent at the Agent's Office, in Dollars, in immediately available
     funds, and shall be made without any setoff, counterclaim or deduction whatsoever. The Borrower shall, at the time it makes any payment under this Agreement or any Note, specify to the Agent the Loans or other Obligations to which such
     payment is to be applied (and in the event it fails so to specify, or if an Event of Default has occurred and is continuing, the Agent may distribute such payment to the
            Lenders in such manner as the Majority Lenders or, failing receipt by the Agent of instructions from the Majority Lenders, the Agent may determine to be appropriate, subject
     to the provisions of Section 4.11 hereof). Any payment received after such time but before 2:00 p.m.
(Charlotte,
            North Carolina time) on such day shall be deemed a payment on such date for the purposes of Section 10.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day.

               (b)The Borrower hereby irrevocably authorizes the Agent, each Lender and each Affiliate of each Lender to charge any account of the Borrower maintained with the Agent, such Lender or Affiliate with such amounts
(whether
     in U.S. Dollars or the equivalent in other currencies) as may be necessary from time to time to pay any Obligations
     (whether or not owed to the Agent or such Lender) which are not paid when due.

           Section 4.8.  Payments Not at End of Interest Period;
Failure to Borrow.  If for any reason:

                         (i)any payment of principal with respect to any Eurodollar Advance or Competitive Loan of any Lender or any Swingline Loan bearing interest at a fixed rate is made on any day other than the last day of the Interest
          Period applicable thereto, or,

               (ii) after (A) having given a Notice of Borrowing pursuant to Section 2.3(a) with respect to any Committed Loan to be comprised of Eurodollar Advances,
          (B) having accepted a Competitive Bid pursuant to Section 2.8(d) with respect to any Competitive
Loan or
          (C) having given a notice of borrowing pursuant to Section 2.9(b)(i) with respect to any Swingline
Loan
          bearing interest at a fixed rate, such Committed Loan, Competitive Loan or Swingline Loan, as the case may be, is not made due to the Borrower's failure to fulfill the applicable conditions set forth in Article 5, then the Borrower shall pay to the Agent, for the account of each affected Lender, an amount computed pursuant to the following formula:

                       L = (R - T) x P x D
                               360
     L =  amount payable to such Lender
             R =  interest rate for the applicable Eurodollar
Advance,
                    Competitive Loan or Swingline Loan
            T = effective interest rate per annum at which any readily marketable bonds or other obligations of the United
          States, selected at the Agent's reasonable discretion, maturing on or near the last day of the then applicable or requested Interest Period for the applicable Eurodollar Advance, Competitive Loan or Swingline
Loan
          and in approximately the same amount as the applicable Eurodollar Advance, Competitive Loan or Swingline Loan, can be purchased by the Agent on the day of such payment of principal or failure to borrow
     P = the amount of principal paid or the amount of the requested Eurodollar Advance, Competitive Loan or Swingline Loan
             D =  the number of days remaining in the Interest
Period as
          of the date of such payment or the number of days in the requested Interest Period

The Borrower shall pay such amount upon presentation by the Agent of a statement setting forth the amount and the Agent's calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error.

              Section 4.9.  Computation of Interest and Fees.
Interest
and fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.
If any payment required by this Agreement becomes due on a day that is not a Business Day such payment shall be made on the next succeeding Business Day, and such extension shall be included in computing payments of interest (at the rate applicable on such due date) or facility fee, as the case may be, provided, that if the due date for any payment of principal of any of the Obligations is extended by operation of law, interest shall be payable on such amount of principal for the period of such extension, at the applicable rate set forth in Section 4.1, to the extent permitted by Applicable Law, but in no event at a rate less than the rate applicable to such Obligations on the original due date. Interest shall accrue from and include the date of advance, but exclude the date of payment.

     Section 4.10. Termination of Agreement. The Borrower shall have the right, at any time, to terminate this Agreement upon not less than three Business Days' prior written notice to the Agent, which notice shall specify the effective date of such termination. On the date specified in such notice, such termination shall be effected, provided, that the Borrower shall, on or prior to such date, (a) pay to the Agent for the account of the Lenders, in immediately available funds, an amount equal to the outstanding principal amount of all Loans, together with (i) accrued interest thereon, (ii) accrued fees payable pursuant to
Section 4.15(b) from the date such fees were last paid through the effective date of termination, (iii) any amounts payable pursuant to
Section 12.2 or 12.13, (iv) any amounts payable pursuant to Section 4.5 or
4.8 and (v) any and all other amounts
owing to the Agent or any Lender under this Agreement or any Note, and (b) satisfy its Obligations under Section 3.7.

     Section 4.11. Ratable Treatment. Each Committed Loan, all payments in respect of participations pursuant to Section 2.9(b)(iv) and all payments pursuant to Section 3.3(c)(ii) shall be made ratably by the Lenders on the basis of their respective Commitments. Each repayment or prepayment of principal and each payment of interest on each Committed Loan or any Obligations in which the Lenders have purchased ratable participations pursuant to Section 2.9(b)(iv) or Section 3.3(c)(iii)(B) and each payment of fees pursuant to Section 4.15(a) or 4.15(b) shall be made to the Agent for the account of the Lenders, in immediately available funds, and shall be distributed by the Agent to the Lenders in like funds ratably (other than amounts payable pursuant to Section 2.6(b)(ii), 4.5(c), 4.5(d) or 4.8) for the
account of their respective Applicable Lending Offices, and each payment of any other amount payable to any Lender hereunder or under the Notes or to any Issuer hereunder, shall be made to the Agent in immediately available funds and shall be distributed by the Agent, in like funds, to such Lender for the account of its Applicable Lending Office or to such Issuer, in each case to be applied in accordance with the terms of this Agreement. With respect to Competitive Loans, if the Borrower fails to specify the particular Competitive Loan or Loans as to which any payment or other amount should be applied and it is not otherwise clear as to the particular Competitive Loan or Loans to which such payment or other amounts relate, or any such payment or other amount is to be applied to Competitive Loans without regard to any such direction by the Borrower, then each payment or prepayment of principal on Competitive Loans and each payment of interest or other amounts on or in respect of Competitive Loans, shall be allocated pro rata among the relevant Lenders in accordance with the then outstanding amounts of their respective
Competitive Loans.

     Section 4.12. Sharing of Payments, etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, receipt of payment from any Subsidiary Guarantor under the Subsidiary Guaranty, or otherwise) on account of the Obligations owing to it (other than pursuant to Section 2.6(b)(ii), 4.5(c), 4.5(d), 4.8 or 12.10) in excess of its ratable share of payments on account of the Obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Obligations owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them;
provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchases shall be rescinded and each other Lender shall repay to the purchasing Lender the purchase price received by it to the extent of its Commitment Percentage of such recovery together with an amount equal to such other Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 4.12 may, to the fullest extent permitted by law, exercise all its rights of payment (including any right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.
Nothing contained in this Section 4.12 shall or shall be deemed
(A) to prevent any Issuer from receiving monies from the Borrower or a Subsidiary Guarantor and applying such monies to the Borrower's outstanding reimbursement obligation under any Letter of Credit issued by such Issuer and in respect of which no Swingline Loan pursuant to Section 3.3(b) and no Committed Loan or other payment by the Lenders pursuant to Section 3.3(c)(ii) has been made or (B) to prevent the Swingline Lender from receiving monies from the Borrower or a Subsidiary Guarantor and applying such monies to the Borrower's outstanding Swingline Loans in respect of which no Committed Loan or other payment by the Lenders pursuant to Section 2.9(b)(iv) has been made.

     Section 4.13. U.S. Taxes. (a) The Borrower agrees to pay to each Lender that is not a U.S. Person (a "Foreign Lender") such additional amounts as are necessary in order that the net payment of any amount due to such Foreign Lender hereunder, after deduction for or withholding in respect of any U.S. Taxes imposed with respect to such payment (or in lieu thereof, payment of such U.S. Taxes by such Foreign Lender), will not be less than the amount stated herein to be then due and payable, provided that the foregoing obligation to pay such additional amounts shall not apply:

                          (i)to any payment to any Foreign Lender
          hereunder unless such Foreign Lender is, on the Agreement Date (or on the date it becomes a Lender as
          provided in Section 12.10) and on the date of any change in the Applicable Lending Office of such
Foreign
          Lender, entitled to submit either a Form 1001 (relating to such Foreign Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the
Obligations)
          or a Form 4224 (relating to all interest to be received by such Foreign Lender hereunder in respect of the Obligations); and any Foreign Lender that is, on the
          Agreement Date (or on the date that it becomes a Lender as provided in Section 12.10) and on the date of any change in its Applicable Lending Office, entitled to submit a Form 1001 or a Form 4224 will submit such Form in duplicate to the Borrower, with a copy to the Agent at such time; or

                         (ii)to any U.S. Tax imposed solely by reason of the failure by such Foreign Lender to comply with applicable certification, information, documentation or
          other reporting requirements concerning the nationality, residence, identity, or connections with
          the United States of America of such Foreign Lender if
                 such compliance is required by statute or regulation of
          the United States of America as a precondition to relief or exemption from such U.S. Taxes;

and provided further that the Borrower shall have no obligation to pay additional amounts to any Foreign Lender pursuant to this
Section 4.13 with respect to any payment to such Foreign Lender made prior to the date that the Borrower has been notified by such Foreign Lender that payments to such Foreign Lender hereunder are or have become subject to deduction for or withholding in respect of any U.S. Taxes.

For the purposes of this Section 4.13(a), (1) "Form 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate
Certificate) of the Department of the Treasury of the United States of America, (2) "Form 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United
States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates), (3) "U.S. Person" shall mean a citizen, national or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or any state thereof or the District of Columbia, or any estate or trust that is subject to Federal income taxation regardless of the source of its income and (4) "U.S. Taxes" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America that is not imposed on U.S. Persons.

               (b)Within thirty (30) days after paying any amount to
             the Agent or any Foreign Lender from which it is required by law to make any deduction or withholding, and within thirty
     (30) days after it is required by law to remit such deduction or withholding to any relevant taxing or other
     authority, the Borrower shall deliver to the Agent for delivery to such Foreign Lender evidence reasonably satisfactory to such Foreign Lender of such deduction, withholding or payment (as the case may be).

     Section 4.14.  Loan Account.

               (a)Each Lender shall open and maintain on the books
             of its Applicable Lending Offices a separate loan account in the name of the Borrower.  Each such loan account shall show as debits thereto such Lender's Loans made for the account of such Applicable Lending Office to the Borrower under this Agreement, any amounts paid other than as Loans by such Lender to or for the account of the Swingline Lender pursuant to Section 2.9(b)(iv) or to or for the account of
     any Issuer pursuant to Section 3.3(c)(iii)(B), and, as credits thereto, all payments received by such Lender
and
             applied to principal of such Loans or such other payments, so that the aggregate balance of the loan accounts of the
     Borrower at all times reflects the principal amount outstanding from such Lender to the Borrower.

               (b)The Agent shall maintain on its books a control account for the Borrower in which shall be recorded (i) the amount of each disbursement made hereunder to or for the
     account of the Borrower, (ii) the Stated Amount of each outstanding Letter of Credit, (iii) the amount of any principal or interest due or to become due from the
Borrower
           hereunder, (iv) the amount of any sum received by the Agent hereunder in respect of principal or interest from the Borrower and each Lender's ratable share thereof, and
(v)
     the amount of each payment received by any Issuer from the
           Borrower or any Subsidiary Guarantor in reimbursement of a payment by such Issuer under any Letter of Credit issued by
     it.

               (c)The entries made in the accounts pursuant to paragraphs (a) and (b) shall be prima facie evidence, in the
     absence of manifest error, of the existence and amounts of the Obligations of the Borrower therein recorded and in the case of discrepancy between such accounts, in the absence of manifest error, the accounts maintained pursuant to paragraph (b) shall be controlling.

     Section 4.15.  Fees.

               (a)  Amendment Fee.  The Borrower shall pay to the
           Agent for the account of each Lender on the Agreement
Date,
     in consideration of the Commitments of the Lenders, an amendment fee of 0.10% of each Lender's Commitment.

               (b)Facility Fee.  The Borrower agrees to pay a
             facility fee on the average daily amount of each Lender's
             Commitment (whether used or unused) from (a) the Effective
     Date in the case of each Lender a party hereto on such date and (b) the effective date specified in the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, until the Termination Date at the rate of 0.25% per annum, such facility fee to be payable in arrears on the first day of each January, April, July and
             October, commencing on April 1, 1996, and on the Termination
     Date.

               (c)Letter of Credit Fees.  The Borrower shall pay to
              each Issuer, for such Issuer's own account, in connection
     with each Letter of Credit issued by such Issuer, all documentation, negotiation, cable, amendment and other similar fees and charges customarily imposed by such
Issuer
     in connection with its issuance of similar letters of credit. If, in connection with the issuance of any documentary Letter of Credit, the Borrower shall be liable
     to the Issuer for any additional fees not in the nature of reimbursement of expenses incurred or compensation for services performed in administering such Letter of
Credit,
           such fees shall be paid by the Borrower to the Agent for the ratable account of the Lenders.  If any standby Letter of
           Credit shall be issued, the Borrower shall pay to the Issuer thereof a per annum fee equal to the Applicable Margin plus
           0.125% on the daily Stated Amount of any such standby
Letter
     of Credit, payable in arrears on the first day of each January, April, July and October, commencing on April
1,
     1996, and on the Termination Date, and the Issuer shall remit to the Agent, for the ratable account of the
Lenders
           (net of such Issuer's Commitment Percentage thereof), the
     excess of such fee over 0.125% per annum on the Stated Amount of such Letter of Credit for the applicable period;
     provided, however, the Lenders shall not be entitled to any such fee in respect of a standby Letter of Credit which is an Existing Letter of Credit if such fee has been deemed to be earned during the period prior to the Effective Date (it being understood and agreed by each of the Lenders that any such fee in respect of a standby Letter of Credit which is an Existing Letter of Credit shall be deemed to be earned
             evenly throughout the period for which it is paid regardless of when it was paid).

               (d)Agent Fee. In connection with and in consideration of the ongoing administration of the
Facility,
            the Borrower shall pay to the Agent for its account alone, a fee in accordance with the terms of a separate letter agreement between the Borrower and the Agent.
                            ARTICLE 5
                      CONDITIONS PRECEDENT
           Section 5.1.  Conditions Precedent to Initial Loans.
The
obligations of the Lenders to make the initial Loan or Loans or any Issuer to issue the initial Letter of Credit, whichever shall first occur, shall be subject to the conditions precedent that
(a) no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of, this Agreement, or the consummation of the transactions contemplated hereby, or which may have a Materially Adverse Effect on the Borrower or on the Borrower and its Subsidiaries taken as a whole and (b) the Agent shall have received on or before the day of such initial Loan or Loans the following, each dated the Agreement Date (or such recent date as may be acceptable to the Agent), in form and substance satisfactory to the Agent and, as applicable, in sufficient copies (except for the Notes) for each
Lender:

                 (i) The Notes to the order of the respective Lenders.

                (ii) Copies of the certificate or articles of incorporation and by-laws of the Borrower and each Subsidiary Guarantor as in effect on the Effective
Date,
           certified by an Authorized Officer of the Borrower or such
     Subsidiary Guarantor, as the case may be.

               (iii) Certified copies of all corporate action, including stockholder approval, if necessary, taken by the Borrower and each Subsidiary Guarantor to authorize the execution, delivery and performance of this Agreement
and
             the Loan Documents to which it is a party and the borrowings and guaranty of the Obligations under this Agreement and the
     Subsidiary Guaranties.

                (iv) Certificates of incumbency and specimen signatures with respect to each of the officers of the Borrower and each Subsidiary Guarantor authorized to execute
           and deliver this Agreement and the Loan Documents on its
     behalf or any certificate or instrument to be delivered in connection with this Agreement or to request borrowings or Letters of Credit under this Agreement.

                 (v) A certificate evidencing the existence, and where
            the same may be obtained, the good standing of the Borrower and each Subsidiary Guarantor in the jurisdiction of its
     incorporation and, if different, the jurisdiction(s) in which its chief executive office and/or principal place of
     business is located.

                                    (vi) The Subsidiary Guaranty, duly
executed and
              delivered by each Significant Subsidiary of the Borrower.

               (vii) An original, executed copy of the Borrower
     Security Agreement, duly executed and delivered by the Borrower.

                 (viii) An original, executed copy of the Subsidiaries
     Security Agreement, duly executed and delivered by each of the Significant Subsidiaries that is a Domestic
Subsidiary
     of the Borrower.

          (ix) An original, executed copy of an assignment of factoring proceeds, in form and substance satisfactory to the Agent, for each Factoring Agreement existing as of the Effective Date.

               (x) The Leasehold Mortgage, duly executed and delivered by Delta Mills, Inc.

                (xi) An original, executed copy of a notice executed by
              the Borrower and Delta Mills, Inc., in form and substance
     satisfactory to the Agent, informing each of Florence County, South Carolina, Greenville County, South
Carolina
           and Marlboro County, South Carolina of the Leasehold
     Mortgage and the pledge of the Bond.

         (xii) In form and substance satisfactory to the Agent:

                       (a)  searches of Uniform Commercial
Code filings in
          the jurisdiction of the chief executive office of the Borrower and of each Significant Subsidiary and in each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Agent's security interest, for the benefit of the Lenders, in the Collateral, copies of the financing
          statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens; and

                       (b) duly executed UCC financing statements for each appropriate jurisdiction as is necessary, in the Agent's sole discretion, to perfect the Agent's security interest, for the benefit of the Lenders, in
          the Collateral.

               (xiii) Copies of all the financial statements referred to
     in Section 6.1(n) and meeting the requirements thereof.

         (xiv) A Consolidated balance sheet and the related Consolidated statements of income and cash flow of the Borrower and its Consolidated Subsidiaries as at
December
           30, 1995 for the six-month period ended on such date and the related consolidating balance sheets and statements of income of the Borrower and each of its Consolidated Subsidiaries as of such date and for the portion of the Fiscal Year ended on such date.

         (xv) A favorable opinion of Wyche, Burgess, Freeman &
              Parham, P.A., counsel for the Borrower and each Subsidiary
     Guarantor which is incorporated in South Carolina, substantially in the form of Exhibit K and opining as to
     such other matters in connection with this Agreement as the Agent or any Lender may reasonably request.

        (xvi) For each jurisdiction (other than the State of South Carolina, Costa Rica and Honduras) in which any Subsidiary Guarantor is incorporated or any Collateral is
            located, a favorable opinion of counsel licensed to practice law in such state and satisfactory to the Agent and its counsel, in a form reasonably acceptable to the Agent
and
     its counsel.

       (xvii) An opinion of Moore & Van Allen, PLLC, special counsel for the Agent, substantially in the form of
Exhibit
     L hereto.

            (xviii) Copies of each of the other Loan Documents duly
     executed by the parties thereto, together with evidence satisfactory to the Agent of the due authorization and binding effect of each such Loan Document on such party.

        (xix) A certificate of the chief financial officer of the Borrower to the effect that each of the Subsidiary Guarantors, except as otherwise disclosed to the Agent
and
     the Lenders, is, after giving effect to the incurrence of the Subsidiary Guaranty, solvent, has assets of a fair salable value which exceeds the amount required to pay its
     debts, is able to and anticipates that it will be able to meet its debts as they mature and has adequate capital to conduct the business in which it is, or proposes to be, engaged.

         (xx) A certificate signed by the chief financial officer of the Borrower stating that:

                         (a)the representations and warranties contained in Article 6 hereof and in any other Loan Document are true and correct on and as of such date;

                         (b)no Default or Event of Default exists; and

                         (c)since December 31, 1995, no event has occurred which has had, or is likely to have, a Materially Adverse Effect on the Borrower and its Subsidiaries, taken as a whole.

        (xxi) A certification from the principal officers of the Borrower and any Subsidiary as to such factual matters as shall be requested by the Agent.
                 (xxii) Copies of insurance policies or certificates of
              insurance of the Borrower and its Subsidiaries evidencing
     liability and casualty insurance meeting the requirements of the Loan Documents.

            (xxiii) Payment, for the account of each Lender, of the
     amendment fee described in Section 4.15(a).

       (xxiv) Such other documents and instruments as any Lender, acting through the Agent, may reasonably request.

           Section 5.2.  Conditions Precedent to Each Loan.  The
obligations of the Lenders to make, convert or extend any Loans
(including the initial Loan or Loans) or any Issuer to issue or extend any Letter of Credit (including the initial Letter of Credit) shall be subject to the further conditions precedent that:

               (a)(i)in the case of any Committed Loan, the Agent shall have received in accordance with the provisions of
     Section 2.3(a), 2.3(b), 2.3(c) or 2.3(d) a Notice of Borrowing with respect to such Committed Loan; (ii) in the
     case of any Competitive Loan, (A) the Funded Indebtedness
     Coverage Ratio shall be less than 1.50:1.00 and (B) the applicable Lender or Lenders shall have received an appropriate notice of acceptance of its related
Competitive
     Bid; and (iii) in the case of any Swingline Loan, the Swingline Lender shall have received an appropriate notice
             of borrowing in accordance with the provisions of Section
     2.9(b)(i) (any Notice of Borrowing for a Committed Loan described in clause (i) above, any notice of acceptance of a
     Competitive Bid described in clause (ii) above and any notice of borrowing for a Swingline Loan described in clause
             (iii) above hereinafter being referred to in this Section
     5.2 as a "Credit Request");

               (b) immediately after giving effect to the making of such Loan (and the application of proceeds thereof) or to the issuance of such Letter of Credit, as the case may be,
     (A) the sum of the principal amounts of Committed Loans outstanding plus Competitive Loans outstanding plus Swingline Loans outstanding shall not exceed the lesser of
     (1) the Revolving Credit Facility and (2) the Borrowing Base and (B) the Letter of Credit Obligations shall not exceed
     the Letter of Credit Facility;

               (c)each Person which has become a Significant Subsidiary since the Effective Date, shall have duly executed and delivered a Joinder Agreement in substantially
             the form of Exhibit O hereto, and the conditions precedent set forth in Section 5.1(b)(ii), (iii), (iv), (v),
(xii)(b),
             (xv) and (xvi) shall have been satisfied by each Significant
     Subsidiary;

                                   (d)on the date of such Credit Request
and of the
            making of the related Loan the following statements shall be true and the Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Borrower, dated the date of such Loan, stating that (and each of the giving of the applicable Credit Request and the acceptance by the Borrower of the
     proceeds of the related Loan shall constitute a representation and warranty by the Borrower that on the date
     of such Loan such statements are true):

                          (i)all of the representations and warranties made or deemed to be made under this Agreement and in the other Loan Documents are true and correct as of the date of such Loan, both with and without giving effect to the Loans to be made at such time and the application of the proceeds thereof, and

                         (ii)no Default or Event of Default exists; and

               (e)the Agent shall have received such other approvals, opinions or documents as any Lender through the
     Agent may reasonably request.


                            ARTICLE 6
         REPRESENTATIONS AND WARRANTIES OF THE BORROWER
            Section 6.1.  Representations and Warranties.  The
Borrower
represents and warrants to the Agent and to each Lender as follows:

               (a)Organization; Power; Qualification.  Each of the
     Borrower and each of its Subsidiaries is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its properties and to
           carry on its business as now being and proposed to be conducted hereafter and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization except for jurisdictions where failure to be so qualified or authorized will not have
            a Materially Adverse Effect on the Borrower and its Subsidiaries, taken as a whole.

               (b)Subsidiaries. Schedule 6.1(b) correctly sets
              forth as of the Agreement Date the name of each Subsidiary of the Borrower, its jurisdiction of incorporation, the name of its immediate parent or parents, and the percentage of its issued and outstanding securities owned by the Borrower or any other Subsidiary of the Borrower and indicating whether such Subsidiary is a Consolidated Subsidiary. Except as set forth on
     Schedule 6.1(b), as of the
Agreement
     Date,

                           (i) no Subsidiary has issued any outstanding
                securities convertible into shares of such Subsidiary's
          capital stock or any outstanding options, warrants or other rights to acquire any shares or securities convertible into such shares,

                          (ii) the outstanding stock and securities of each such Subsidiary are owned by the Borrower or a Wholly
                Owned Subsidiary of the Borrower, or by the Borrower
          and one or more of its Wholly Owned Subsidiaries, free and clear of all Liens, warrants, options and rights of others of any kind whatsoever, and

                         (iii) the Borrower has no Subsidiaries.

               The outstanding stock of the Borrower and each of its Subsidiaries has been duly and validly issued and is fully
     paid and nonassessable by the issuer.

               (c)Authorization of Agreement and Loan Documents.
     The Borrower and each of its Subsidiaries has the right and power, and has taken all necessary corporate action to authorize it, to execute, deliver and perform this
Agreement
           and each of the other Loan Documents to which it is a party in accordance with their respective terms.  This
Agreement
     and each of the other Loan Documents have been, or will be, duly executed and delivered by the duly authorized officers of the Borrower and each Subsidiary a party thereto and each is, or when executed and delivered will be, a legal, valid and binding obligation of the Borrower and each Subsidiary a party thereto, enforceable in accordance with its terms.

               (d)Compliance of Agreement and Loan Documents with
     Laws, etc. Except as disclosed in Schedule 6.1(d), the execution, delivery and performance of this Agreement
and
            each of the other Loan Documents in accordance with their
     respective terms and the extensions of credit hereunder do not and will not, by the passage of time, the giving of notice or otherwise,

                           (i) require any Governmental Approval or violate any Applicable Law relating to the Borrower or any Subsidiary,

                          (ii) conflict with, result in a breach of or
                constitute a default under the articles or certificate
          of incorporation or by-laws of the Borrower or any of
                 its Subsidiaries, any material indenture, agreement or
          other instrument to which any of the Borrower or any of its Subsidiaries is a party or by which it or any of its property may be bound or any Governmental Approval relating to any of the Borrower or any of its Subsidiaries, or

                         (iii) result in or require the creation or imposition of any Lien (other than the Liens created by the Collateral Documents) upon or with respect to any property now owned or hereafter acquired by any of the
                   Borrower or any of its Subsidiaries.

               (e)Business. As of the Agreement Date, the Borrower is a holding company and conducts no active business other
     than providing management services to its subsidiaries. The business of each of the Subsidiaries of the Borrower as of the Agreement Date is as described on Schedule 6.1(e).

               (f)Compliance with Law; Governmental Approvals.
            Except as set forth in Schedule 6.1(f), each of the Borrower and each of its Subsidiaries

                           (i) has all Governmental Approvals, including permits relating to Environmental Laws, required by any
          Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or threatened attack by direct or collateral proceeding, and

                          (ii) is in compliance with each Governmental
          Approval applicable to it and in compliance with all other Applicable Law, including all Environmental Laws, relating to the Borrower or such Subsidiary, as the case may be,

           except for any Governmental Approvals the absence of which and instances of noncompliance which would not, singly or in the aggregate, cause a Default or Event of Default or have a
     Materially Adverse Effect on the Borrower and its Subsidiaries, taken as a whole, and in respect of which adequate reserves where a reserve is appropriate in accordance with GAAP have been established on the books of
             the Borrower or such Subsidiary, as appropriate.

               (g)Titles to Properties.  Except as set forth in
     Schedule 6.1(g), each of the Borrower and each of its Subsidiaries has good, marketable and legal title to, or a valid leasehold interest in, its real properties and valid and legal title to all of its machinery and equipment and
             material items of its other personal property and assets,
              except those which have been disposed of in the ordinary
           course of business or in a manner not in violation of this
           Agreement or which are subject to Capitalized Leases.

               (h)Liens. None of the properties and assets of any of the Borrower or any of its Subsidiaries is subject to any
           Lien, except Permitted Liens. No financing statement under the Uniform Commercial Code of any State constituting a Lien and which names the Borrower or any Subsidiary as debtor is currently filed in any State or other jurisdiction and neither the Borrower nor any of its Subsidiaries has signed
     any such financing statement or any security agreement authorizing any secured party thereunder to file any such
            financing statement on or after the Agreement Date, except to perfect or protect Permitted Liens.
               (i)Indebtedness and Guaranties. Schedule 6.1(i) is a complete and correct listing of all (i) Indebtedness for
           Money Borrowed (other than Intercompany Indebtedness and
           other than Indebtedness owed by International Apparel
     Marketing Corporation to the Borrower or any Subsidiary) and
           (ii) Guaranties of Indebtedness for Money Borrowed of each of the Borrower and each of its Subsidiaries as of the Effective Date and after the application of the proceeds of
           the Loans to be made on the Effective Date. Each of the
     Borrower and each such Subsidiary has performed and is in
            compliance in all material respects with all of the terms of any such Indebtedness for Money Borrowed and Guaranties of
           Indebtedness for Money Borrowed involving a principal amount outstanding in excess of $2,500,000, and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of
           time or both would constitute such a default or event of
           default, exists with respect to any such Indebtedness for
           Money Borrowed or Guaranty of Indebtedness for Money
     Borrowed.

               (j) Litigation.  Except as set forth on Schedule
            6.1(j), there are no actions, suits or proceedings pending
     (nor, to the knowledge of the Borrower, are there any actions, suits or proceedings threatened, nor is there any
     basis therefor) against or in any other way relating adversely to or affecting any of the Borrower or any of its
            Subsidiaries or any of its or their property in any court or before any arbitrator of any kind or before or by any governmental body except actions, suits or proceedings which
     will not singly or in the aggregate have a Materially Adverse Effect on the Borrower and its Subsidiaries,
taken
            as a whole, and there are no strikes or walkouts in progress relating to any labor contracts to which the Borrower or any of its Subsidiaries is a party which, singly or in the aggregate, will have a Materially Adverse Effect on the Borrower and its Subsidiaries, taken as a whole.

                    (k)Intellectual Property.  The Borrower and its
             Subsidiaries own or possess all material patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights
            and rights with respect to the foregoing which are required to conduct the business of the Borrower and its Subsidiaries as now and presently planned to be conducted without conflict with the rights of others and Schedule 6.1(k)
is a
     list of certain patents, trademarks and copyrights, including all such material patents, trademarks and copyrights used by the Borrower or any Subsidiary in the
             conduct of its business as of the Agreement Date.

               (l)Tax Returns and Payments. All material federal, state and other tax returns of each of the Borrower and its Subsidiaries required by law to be filed have been duly filed, and all material federal, state and other taxes, assessments and other governmental charges or levies upon
           the Borrower or its Subsidiaries and their property, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted
     under Section 7.6. The charges, accruals and reserves on the books of each of the Borrower and each of its Subsidiaries in respect of federal and state taxes are in
           the judgment of the Borrower, and in accordance with GAAP, adequate, and the Borrower knows of no reason to anticipate any additional assessments which, singly or in the aggregate, might have a Materially Adverse Effect on the
             Borrower and its Subsidiaries, taken as a whole.

               (m) Burdensome Provisions. Neither the Borrower nor any Subsidiary is a party to any indenture, agreement, lease or other instrument, or subject to any charter or corporate restriction, Governmental Approval or Applicable Law, compliance with the terms of which might have a
Materially
           Adverse Effect on the Borrower and its Subsidiaries, taken as a whole, nor, except to the extent permitted pursuant to
     Section 9.13, is the Borrower or any Subsidiary subject to any contractual restrictions which limit the amount of dividends payable by any Subsidiary.

               (n) Financial Statements. The Borrower has furnished to the Lenders and the Agent copies of the Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at December 30, 1995 and of the related Consolidated statements of income and cash flow for the portion of the 1996 Fiscal Year ended on such date.
Such
            Consolidated financial statements are complete and correct in all material respects, and present fairly in accordance with GAAP the Consolidated financial position of the Borrower and its Consolidated Subsidiaries as at their date
     and the results of operations of the Borrower and its Consolidated Subsidiaries for the portion of the Fiscal
Year
           ended on such date. Except as disclosed or reflected in
     such balance sheet or the notes relating thereto as at such date, and except as disclosed in writing to the Lenders and the Agent prior to the Agreement Date, as of the Effective
            Date the Borrower and its Consolidated Subsidiaries have no material liabilities, contingent or otherwise, and there are no material unrealized or anticipated losses of the Borrower or its Consolidated Subsidiaries.

                                   (o)Adverse Change.  Since the date of
the latest
           annual or quarterly financial statements received by the
            Agent and the Lenders pursuant to Section 8.1 (or, prior to receipt by the Agent and the Lenders of the first financial statements pursuant to Section 8.1 since the date of the
            financial statements described in Section 6.1(n)),

                          (i)no material adverse change in the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower and its Subsidiaries, taken as a whole, has occurred, and

                         (ii)no event has occurred or failed to occur which has had, or is likely to have, a Materially Adverse Effect on the Borrower and its
Subsidiaries,
          taken as a whole.

               (p) ERISA. Schedule 6.1(p) is a complete and correct listing of all Plans of the Borrower and its Subsidiaries in effect on the Agreement Date. Each Plan of the Borrower and its Subsidiaries is in compliance with ERISA in all material respects. No material liability to the PBGC or to a Multi-employer Plan has been, or is expected by the Borrower or any Subsidiary to be, incurred by the Borrower or such Subsidiary.

               (q) Absence of Defaults. Neither the Borrower nor any Subsidiary is in default under its articles of incorporation or certificate of incorporation or by-
laws and
            no event has occurred, which has not been remedied, cured or waived,

                          (i)which constitutes a Default or an Event of Default, or

                         (ii)which constitutes, or which with the passage
                 of time or giving of notice or both would constitute, a
          default or event of default by the Borrower or any Subsidiary under any material agreement (other than
          this Agreement) or judgment, decree or order to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary or any of their respective properties may be bound, except, in the case
          only of any such agreement, for alleged defaults which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves
          where a reserve is appropriate in accordance with GAAP have been established on the books of the Borrower or such Subsidiary, as the case may be, and except for defaults that have been disclosed and consented to by the Majority Lenders.

               (r)Accuracy and Completeness of Information. All written information, reports and other papers and data furnished by the Borrower or any of its Subsidiaries to the
           Agent or any Lender, were or will be, at the time the same were or are so furnished, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. As of the Effective Date, no fact is known to the
           Borrower which has had, or may in the future have (so far as the Borrower can foresee), a Materially Adverse Effect upon the Borrower and its Subsidiaries, taken as a whole, which has not been set forth in the financial statements referred to in Section 6.1(n) or in such information, reports or other papers or data or otherwise disclosed in writing to
     the Agent and each Lender prior to the Agreement Date. No
            document furnished or written statement made by the Borrower or any of its Subsidiaries to the Agent or any Lender in
              connection with the negotiation, preparation or execution of this Agreement or any of the other Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Borrower or any Subsidiary or omits or will omit to state a material fact necessary in
             order to make the statement contained therein not misleading.

               (s)Solvency. In each case after giving effect to the Indebtedness represented by the Loans and the Letter of Credit Obligations outstanding and to be incurred and the
     transactions contemplated by this Agreement and each of the Subsidiary Guaranties and assuming full utilization of the Commitments, each of the Borrower and each Subsidiary Guarantor, except as otherwise disclosed to the Agent
and
             the Lenders, is solvent, having assets of a fair salable
            value which exceeds the amount required to pay its debts,
     and each of the Borrower and each of the Subsidiary Guarantors, except as otherwise disclosed to the Agent
and
     the Lenders, is able to and anticipates that it will be able to meet its debts as they mature and has adequate capital to conduct the business in which it is, or proposes to be, engaged.

               (t)Federal Regulations. Neither the Borrower nor any Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of extending
           credit for the purpose of "purchasing" or "carrying" any
     "margin stock" (as each of the quoted terms is defined or
           used in Regulations G and U of the Board of Governors of the
     Federal Reserve System).  Following the application of the proceeds of each Loan hereunder, not more than 25% of the
            value of the assets of the Borrower only, or of the Consolidated assets of the Borrower and its Consolidated Subsidiaries, will be margin stock.

               (u)Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment
Company
     Act of 1940, as amended).
               Section 6.2. Survival of Representations and Warranties, etc. All representations and warranties set forth in this
     Article 6 and all statements contained in any certificate, financial statement, opinion or other instrument delivered by or
           on behalf of the Borrower or any of its Subsidiaries pursuant to or in connection with this Agreement or any of the other Loan
           Documents (including but not limited to any such made in or in connection with any amendment thereto) shall constitute representations and warranties made under this
Agreement.  All
              representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Agreement
Date, at the
     Effective Date and at and as of the date of making each Loan or issuance of each Letter of Credit. All representations and warranties made or deemed to be made under this Agreement shall survive and not be waived by the execution and delivery of this
           Agreement, any investigation made by or on behalf of the Agent or any Lender, or any borrowing hereunder.


                            ARTICLE 7
                      AFFIRMATIVE COVENANTS
     Until the Commitments have been terminated and all the Obligations have been paid in full, unless the Majority Lenders shall otherwise consent in writing, the Borrower will, and will cause each of its Subsidiaries to:

     Section 7.1. Preservation of Corporate Existence and Similar Matters. Except as otherwise permitted pursuant to Section 9.7, preserve and maintain its corporate existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization except where the failure to maintain such corporate existence, rights, franchises, licenses, privileges, qualification or authorization would not, either singly or in the aggregate, have a Materially Adverse Effect on the Borrower and its Subsidiaries, taken as a whole.

           Section 7.2.  Compliance with Applicable Law.  Comply
with
all Applicable Law, the failure to comply with which would have a Materially Adverse Effect on the Borrower and its Subsidiaries, taken as a whole.

            Section 7.3. Maintenance of Property. Protect and preserve all properties, including copyrights, patents, trade names and trademarks, material to its business and maintain in good repair, working order and condition in all material respects all tangible properties, and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties, necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     Section 7.4. Conduct of Business. At all times carry on its business in an efficient manner and engage only in businesses in substantially the same fields as the businesses conducted on the Agreement Date; provided, that the Borrower and any Subsidiary may engage in one or more businesses unrelated to those engaged in on the Agreement Date so long as, at the time such unrelated business is proposed to be first engaged in (including the date of Acquisition by the Borrower or any Subsidiary of a Business Unit engaged in such an unrelated business), the revenues or net sales (as appropriate) of such unrelated business and all other unrelated businesses, as projected by the Borrower for the Borrower's next following full
Fiscal Year as certified to the Agent and the Lenders by a Financial Officer of the Borrower, do not, in the aggregate, exceed 20% of the Consolidated revenues of the Borrower and its Consolidated Subsidiaries for such full Fiscal Year, as projected by the Borrower and certified to the Agent and the Lenders by a Financial Officer of the Borrower.

     Section 7.5. Insurance. Maintain insurance with responsible insurance companies against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by Applicable Law, and from time to time deliver to the Agent or any Lender upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby. The Agent, for the benefit of the Lenders, shall be named as loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Agent, that it will give the Agent thirty (30) days prior written notice before any such policy or policies shall be materially altered or canceled (except for nonpayment of premiums, where at least ten (10) days prior written notice shall be given), and that no act or default of the Borrower or any of its Subsidiaries or any other Person shall affect the rights of the Agent or the Lenders under such policy or policies.

            Section 7.6.  Payment of Taxes and Claims.  Pay or
discharge
when due

               (a)all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and

               (b)all lawful claims of materialmen, mechanics,
              carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any of its properties;
except that this Section 7.6 shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings and for which adequate reserves where a reserve is appropriate in accordance with GAAP have been established on the appropriate books.

     Section 7.7. Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete), as may be required by or as may be necessary to permit the preparation of financial statements in accordance with GAAP.

     Section 7.8. Visits and Inspections. Permit representatives of the Agent and any Lender from time to time, as often as may be reasonably requested, but only during normal business hours, to

               (a)visit and inspect its properties,

               (b)inspect and make extracts from its relevant books and records, including but not limited to management letters
     prepared by independent accountants,

               (c)discuss with its principal officers, and its
              independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects, and

               (d)conduct a collateral audit and analysis of the Borrower and its Subsidiaries' respective inventories
and
     accounts receivable.

     Section 7.9.  Use of Proceeds.

     (a) Use the proceeds of the Loans for working capital and general business purposes of the Borrower and the Subsidiary Guarantors and to effect Acquisitions and other Investments permitted under Section 9.4, and

     (b) not use any part of such proceeds for any purpose which would involve a violation of Regulation G or U or T or X of the Board of Governors of the Federal Reserve System, or for any other purpose prohibited by Applicable Law or by the terms and conditions of this Agreement.

     Section 7.10. New Significant Subsidiaries. Cause any Person which becomes a Significant Subsidiary after the Effective
Date forthwith to (a) execute and deliver a Joinder Agreement in substantially the form of Exhibit O hereto, (b) comply with the conditions precedent contained in Section 5.1(b)(ii), (iii), (iv), (v),
(xii)(b), (xv) and (xvi), and (c) deliver such other documentation as the Agent may reasonably request in connection with the foregoing, all in form, content and scope reasonably satisfactory to the Agent.
               Section 7.11.  Factoring Agreements.

               (a)Promptly upon the Borrower or any Significant
     Subsidiary entering into a Factoring Agreement, deliver or cause such Person to deliver an assignment of factoring proceeds, in form and substance satisfactory to the
Majority
            Lenders, with respect to such Factoring Agreement.

               (b)So long as an Event of Default has occurred and is continuing, promptly upon the request of the Majority Lenders, deliver, or cause the appropriate Subsidiary to
     deliver, sufficient notice to terminate each Factoring Agreement.

     Section 7.12.  Further Assurances.

               (a)At its own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all
     such further acts, documents and assurances (x) as may from time to time be necessary or as the Agent may from time to time request in order to carry out the intent and purposes of the Collateral Documents and the transactions contemplated thereby, including all such actions to establish, preserve, protect and perfect the estate, right,
     title and interest of the Lenders to the Collateral (including Collateral acquired after the date hereof), including first priority Liens thereon, subject only to Permitted Liens and (y) as the Agent may from time to time
           request, to establish, preserve, protect and perfect first priority Liens in favor of the Lenders on any and all personal property required by the Loan Documents to be delivered to the Agent as Collateral, now owned or hereafter
           acquired, that is not Collateral on the date hereof.
The
     Borrower shall promptly give notice to the Agent of the acquisition after the Agreement Date by the Borrower or any
     Subsidiary Guarantor of any personal property required by
            the Loan Documents to be delivered to the Agent as Collateral.

               (b)Use its reasonable best efforts to promptly cause
            Florence County, South Carolina, Greenville County,
South
     Carolina and Marlboro County, South Carolina to grant collateral security interests in all personal property comprising any portion of the South Carolina Bond
Property
     in favor of the Borrower to be subsequently assigned to the Agent, for the benefit of the Lenders, all pursuant to legal documentation reasonably satisfactory to the Agent; the Agent shall, upon its receipt of the aforementioned assignment of such collateral security interests, satisfactory in all material respects to the Agent, promptly
             release the Leasehold Mortgage, together with any related
     security interests.


                            ARTICLE 8
                                     INFORMATION
     Until the Commitments have been terminated and all the Obligations have been paid in full, unless the Majority Lenders shall otherwise consent in writing, the Borrower will furnish to the Agent and the Lenders the following:

     Section 8.1.  Financial Statements.

           (a) Quarterly Financial Statements. Within 45 days after the close of each of the first three Fiscal Quarters of each Fiscal Year, Consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such Fiscal Quarter and the related Consolidated and consolidating statements of income and cash flow of the Borrower and its Consolidated Subsidiaries for such Fiscal Quarter and for the portion of the Fiscal Year through the end of such Fiscal Quarter, in each case, reflecting the operations of the Borrower and such Consolidated Subsidiaries and setting forth (other than in consolidating statements of cash flow) in comparative form the figures for the corresponding periods of the previous Fiscal Year, all of which shall be certified by the President or a Financial Officer of the Borrower to be, in his opinion, complete and correct and to present fairly, in accordance with GAAP, subject to year-end audit adjustments, the Consolidated financial position of the Borrower and its Consolidated Subsidiaries as at the date thereof and the results of operations for such period.

     (b) Audited Year-End Statements. Within 90 days after the end of each Fiscal Year, Consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such Fiscal Year and the related Consolidated and consolidating statements of income, retained earnings and cash flow of the Borrower and its Consolidated Subsidiaries for such Fiscal Year, in each case setting forth in comparative form the figures as at the end of and for the previous Fiscal Year, certified, in the case of such Consolidated (but not consolidating) balance sheets and statements, by Ernst & Young,
KPMG Peat Marwick or other independent certified public accountants of recognized national standing, whose certificates shall be in scope and substance reasonably satisfactory to the Majority Lenders and who shall have authorized the Borrower to deliver such financial statements and certifications thereof to the Lenders pursuant to this Agreement.

     Section 8.2. Accountants' Certificate. Together with the financial statements referred to in Section 8.1(b), the Borrower shall deliver a certificate of such accountants addressed to the Lenders

               (a)stating that in making the examination necessary
            for the certification of such financial statements, nothing has come to its attention to lead it to believe that any
     Default or Event of Default exists and, in particular, it has no knowledge of any Default or Event of Default or, if such is not the case, specifying such Default or Event of Default and its nature, and

               (b)having attached the calculations required to be prepared by the Borrower pursuant to Section 8.3(a)(i), (ii) and (iii) for the Fiscal Year covered by such financial statements and reviewed by such accountants.

     Section 8.3. Officer's Certificate. At the time the financial statements are furnished pursuant to Section 8.1, the Borrower shall also furnish a certificate of its President or a Financial Officer substantially in the form of Exhibit M:

               (a)setting forth as at the end of such Fiscal Quarter or Fiscal Year, as the case may be, (i) the calculations required to establish whether or not the Borrower was in
           compliance with the requirements of Sections 9.1, 9.5 and
             9.6, and, (ii) the outstanding Net Amount of all Investments
     (other than Permitted Investments) made by the Borrower or any Subsidiary Guarantor since the Agreement Date and
(iii)
     the aggregate purchase price of all Acquisitions of any Business Units made by the Borrower or any Subsidiary Guarantor since the Agreement Date; and

               (b)stating that, based on an examination sufficient to enable him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature,
            when it occurred, whether it is continuing and the steps
     being taken by the Borrower with respect to such event.

     Section 8.4.  Copies of Other Reports.

               (a)Promptly upon receipt thereof, copies of all reports, if any, submitted to any of the Borrower or any of
              its Subsidiaries or their respective Boards of Directors by their independent public accountants (in their capacity as auditors), including without limitation any management report.

               (b)As soon as practicable, copies of all such financial statements and reports as the Borrower shall send
     to its stockholders and of all registration statements (other than registration statements on Form S-8) and all
           regular or periodic reports which any of the Borrower or any of its Subsidiaries shall file with the Securities and Exchange Commission or any successor commission.

               (c)From time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding the business, assets, liabilities, financial condition, results of operations
or
     business prospects of the Borrower and its Subsidiaries as any Lender through the Agent may reasonably request and that the Borrower has or without unreasonable expense can obtain.
            The rights of the Agent and the Lenders under this Section
            8.4(c) are in addition to and not in derogation of their
            rights under any other provision of this Agreement.

               (d)If requested by any Lender, the Borrower will furnish to such Lender statements in conformity with the
              requirements of Federal Reserve Form G-3 or U-1 referred to in Regulation G or U of the Board of Governors of the Federal Reserve System.

           Section 8.5.  Notice of Litigation and Other Matters.
Prompt notice of:

               (a)to the extent the Borrower is aware of the same, the commencement of all proceedings and investigations by or before any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any other way relating adversely to
              or adversely affecting the Borrower, any of its Subsidiaries or any of their respective properties, assets or businesses, which are reasonably likely, singly or in the aggregate, to cause a Default or an Event of Default or have a Materially
           Adverse Effect on the Borrower and its Subsidiaries, taken as a whole;

               (b)any amendment of the articles or certificate of
              incorporation or by-laws of the Borrower or any Subsidiary;

               (c)any change in the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower or any Subsidiary which has had or
     may have any Materially Adverse Effect on the Borrower and its Subsidiaries, taken as a whole, and any change in the
              chief executive officers of the Borrower or any Subsidiary
     Guarantor; and

               (d)any Default or Event of Default or any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default by the Borrower or any Subsidiary under any material
             agreement other than this Agreement to which the Borrower or such Subsidiary is a party or by which the Borrower or such
           Subsidiary or any of its respective properties may be bound, describing such Default or Event of Default or other event and the action the Borrower has taken or proposes to take
     with respect thereto.

           Section 8.6.  ERISA.  As soon as possible and in any
event
within 30 days after the Borrower knows, or has reason to know, that:

               (a)any Termination Event with respect to a Plan has occurred or will occur, or

                                   (b)the aggregate present value of the
Unfunded Vested
           Accrued Benefits under all Plans has increased to an amount in excess of $1.00, or

               (c)the Borrower or any Subsidiary is in "default" (as defined in Section 4219(c) (5) of ERISA) with respect to
     payments to a Multiemployer Plan required by reason of its complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Plan,

a certificate of the President or a Financial Officer of the Borrower or such Subsidiary setting forth the details of such of the events described in clauses (a) through (c) as is applicable and the action which is proposed to be taken with respect thereto, together with any notice or filing which may be required by the PBGC or other agency of the United States government with respect to such of the events described in clauses (a) through
(c) as is applicable.

           Section 8.7.  Other Information.  In addition to the
other
notices required hereunder, the Borrower will give the Agent prompt written notice (with sufficient copies for each Lender) of
(a) any change from the information set forth on Schedule 6.1(b),
(b) the nature of any business entered into by the Borrower or any Subsidiary after the Agreement Date that is not in substantially the same fields as the businesses conducted by the Borrower and its Subsidiaries as of the Agreement Date, and (c) the establishment of any Plan after the Agreement Date.

     Section 8.8. Accuracy of Information. All written information, reports, statements and other papers and data furnished to the Agent or any Lender by or at the direction of the Borrower or any Subsidiary, whether pursuant to this Article
8 or any other provision of this Agreement, or any of the other
Loan Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Agent and the Lenders true and accurate knowledge of the subject matter.

     Section 8.9.  Information Regarding Hedging Arrangements.
Prompt notice of the Borrower entering into, modifying, extending or terminating any interest rate protection agreement, foreign exchange contract, commodity purchase or option agreement or other interest or exchange rate or commodity price hedging agreement, setting forth in detail the notional amount and term of such agreement as so entered into, modified, extended or terminated.

     Section 8.10. Borrowing Base Reports. Within 15 days after the end of each calendar month, a Borrowing Base Report as of the end of the immediately preceding month, substantially in the form of Exhibit N hereto and certified by the chief financial officer of the Borrower to be true and correct as of the date thereof.

                                      ARTICLE 9
                       NEGATIVE COVENANTS
     Until all the Commitments have been terminated and all the Obligations have been paid in full, unless the Majority Lenders shall otherwise consent in writing, the Borrower will not, nor will it permit any Subsidiary to, directly or indirectly:

     Section 9.1.  Financial Ratios.  Permit:

               (a) Minimum Consolidated Tangible Net Worth. Consolidated Tangible Net Worth of the Borrower and its Consolidated Subsidiaries as of the last day of any
Fiscal
     Quarter to be less than $240,000,000, increased on a cumulative basis as of the last day of each Fiscal Year (beginning with the last day of Fiscal Year 1996) by
50% of
           Consolidated Net Income (if positive) of the Borrower and
     its Consolidated Subsidiaries for the Fiscal Year then ended.

               (b)Leverage Ratio.  The Leverage Ratio as of the end
            of any Fiscal Quarter occurring after the Agreement
Date to
     be greater than 1.50 to 1.00.

               (c)Consolidated Current Ratio.  The ratio of the
     Consolidated Current Assets of the Borrower and its Consolidated Subsidiaries, to the Consolidated Current Liabilities (excluding any principal amount of the
Loans and
           the Letters of Credit Obligations so categorized and the
     current portion of Funded Indebtedness) of the Borrower and its Consolidated Subsidiaries as of the end of any Fiscal
           Quarter occurring after the Agreement Date to be less than
     2.50 to 1.00.

               (d) Interest Coverage Ratio. The Interest Coverage Ratio to be less than the following proportions at the following times:

                         (i)  as of the last day of the third Fiscal
          Quarter of Fiscal Year 1996, 1.50 to 1.00; and

                         (ii) as of the last day of each Fiscal Quarter thereafter, 2.25 to 1.00.

           Section 9.2.  Indebtedness for Money Borrowed.  On or
after
the Effective Date, create, assume, or otherwise become or remain obligated in respect of, or permit or suffer to exist or to be created, assumed or incurred or to be outstanding, any Indebtedness for Money Borrowed other than Permitted Indebtedness for Money Borrowed.

           Section 9.3.  Guaranties.  After the Effective Date,
become
or remain liable with respect to any Guaranty of any obligation of any other Person, except for (i) Existing Guaranties, (ii) the Subsidiary Guaranties, (iii) Guaranties permitted by Section 9.2,
(iv) in the case of the Borrower, Guaranties in respect of obligations of its Consolidated Subsidiaries (A) to trade or similar creditors, incurred by such Subsidiaries in the ordinary course of their respective businesses, (B) in connection with contracts with their respective customers entered into in the ordinary course of their respective businesses and (C) under leases of property used by such Subsidiaries in their respective businesses, (v) recourse obligations with respect to accounts receivable sold or otherwise disposed of pursuant to a Permitted Receivables Financing, and (vi) in the case of the Subsidiary
Guarantors, Guaranties in respect of obligations of the Borrower under interest rate protection agreements, foreign exchange contracts, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements with any Lender or any affiliate of a Lender; provided that such arrangements (A) were entered into by the Borrower in the ordinary course of business and not for speculative purposes and
(B) involve an aggregate notional amount not in excess of $150,000,000.

           Section 9.4.  Investments; Business Units.  Acquire,
after
the Agreement Date, any Business Unit or Investment or, after such date, permit any Investment to be outstanding, except that this Section 9.4 shall not apply to:

               (i)Permitted Investments,
          (ii) other Investments made by the Borrower or any Subsidiary Guarantor, provided that (A) the aggregate
Net
     Amount of all such Investments shall not exceed, on a Consolidated basis, $25,000,000 at any time, and (B)
after
             giving effect thereto, the unused portion of the Revolving
             Credit Facility (at the time of, and after giving effect to, the Acquisition of such Investment) shall be equal to or
     greater than $15,000,000, or

         (iii) Acquisitions of one or more Business Units by the Borrower or any Subsidiary Guarantor after the
Agreement
     Date, the aggregate purchase price of which, on a Consolidated basis, does not exceed $25,000,000, provided
           that, after giving effect thereto, the unused portion of the
           Revolving Credit Facility (at the time of, and after giving effect to, the making of such Acquisition) shall be equal to or greater than $15,000,000.

As used in this Section 9.4, "purchase price" for any Acquisition means the total consideration for such Acquisition, including
(without duplication) the amount of any payment made in cash or by delivery of a promissory note of the Borrower or any Subsidiary, the fair market value, as determined in good faith by the Board of Directors of the Borrower, of any property other than cash or notes transferred by the Borrower or the acquiring
Subsidiary Guarantor in connection with such Acquisition, the face amount of any Indebtedness assumed or guaranteed by the Borrower or any Subsidiary in connection with such Acquisition, and the market value of any equity security issued or transferred by the Borrower or any Subsidiary in connection with such Acquisition (or, if any such equity security does not have a readily determinable market value, the fair value thereof as determined in good faith by the Board of Directors of the Borrower).
     Section 9.5. Capital Expenditures. Make or incur any Capital Expenditure, except for Capital Expenditures of the Borrower or any Subsidiary which, together with all other Capital
Expenditures by the Borrower and its Consolidated Subsidiaries made or incurred during any Fiscal Year, do not exceed, in the aggregate, the amount set forth opposite such Fiscal Year set forth below (the date of incurrence of the expenditure determining which Fiscal Year applies):

               Fiscal Year             Amount
                  1996               $70,000,000
                  1997               $34,500,000
             1998                            $40,000,000
                  1999              $28,000,000
                  2000               $19,000,000

     Section 9.6. Restricted Dividend Payments. Declare or make any Restricted Dividend Payment unless (a) no Default or Event of
Default has occurred and is continuing on the date of such declaration and
(b) the aggregate amount of all Restricted Dividend Payments declared or made with respect to any Fiscal
Year does not exceed the Permitted Annual Dividend Amount for such Fiscal Year. "Permitted Annual Dividend Amount" for any
Fiscal Year means, as to each Restricted Dividend Payment declared or made with respect to such Fiscal Year, an amount equal to the lesser of

      (i) $10,000,000, or

     (ii) an amount equal to the sum of

               (A)(1) for Fiscal Year 1996, 50% of the Consolidated
              Net Income of the Borrower and its Consolidated
Subsidiaries
           for the last two Fiscal Quarters of such Fiscal Year
(but
             without taking into account any net loss for such period), as certified by the chief financial officer of the Borrower in a certificate delivered to the Agent and the Lenders, or

                              (2) for Fiscal Year 1997 and each Fiscal Year
     thereafter, 50% of the Consolidated Net Income of the Borrower and its Consolidated Subsidiaries for such
Fiscal
             Year (or portion thereof, but without taking into account
     any net loss for such period) as set forth in the most recent quarterly or annual financial statements for such
              Fiscal Year (or portion thereof) required to be delivered to the Agent and the Lenders pursuant to Section 8.1(a) or (b), plus
               (B) $5,000,000 (as such amount may be reduced, replenished and/or increased from time to time as hereinafter described, the "Dividend Basket"), provided that
            the Dividend Basket shall be reduced (but not below zero)
             from time to time by the aggregate amount of the excess, if any, of all Restricted Dividend Payments declared or made
           after the Agreement Date and prior to the date of the making or declaration of such Restricted Dividend Payment over the sum of the applicable amounts computed pursuant to clause
     (A) above for all Fiscal Years (or portions thereof) occurring after the Agreement Date and prior to the date of
     the making or declaration of such Restricted Dividend Payment, and provided further that the Dividend Basket shall
           be replenished and/or increased from time to time by the
     excess, if any, of the sum of the applicable amounts computed pursuant to clause (A) above for all Fiscal
Years
            (or portions thereof) occurring after the Agreement
Date and
     prior to the date of the making or declaration of such Restricted Dividend Payment over all Restricted
Dividend
     Payments declared or made after the Agreement Date and prior to the date of the making or declaration of such Restricted
     Dividend Payment.

     Section 9.7. Merger, Consolidation and Sale of Assets. Merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of, directly or indirectly, in a single transaction or a series of transactions, all or a substantial portion of the assets of the Borrower or any Subsidiary Guarantor to the extent that the cash proceeds (as defined in the definition "Net Disposition Proceeds" in Section
1.1) of all such assets of the Borrower and all Subsidiary Guarantors disposed of after the Agreement Date would exceed $25,000,000; provided, however, that this Section 9.7 shall not apply to any

               (v)sales, leases, transfers or other
dispositions of
              assets between the Borrower and any Subsidiary
Guarantor or
     between Subsidiary Guarantors,

               (w)sales, leases, transfers or other dispositions of assets in the ordinary course of business,

               (x)merger, consolidation or liquidation of any Subsidiary with or into the Borrower or any Subsidiary Guarantor, provided in each case, that immediately after
           giving effect thereto no Default or Event of Default shall have occurred and be continuing, that in the case of any
           merger to which the Borrower is a party, the Borrower is the surviving corporation, and that in the case of any merger, consolidation or liquidation to which a Subsidiary
Guarantor
             and any Subsidiary not a Subsidiary Guarantor are parties, such Subsidiary Guarantor is the surviving corporation and has a Net Worth immediately following consummation of such merger, consolidation or liquidation equal to or greater
     than its Net Worth immediately prior to such merger, consolidation or liquidation, as certified to the Agent by a
              Financial Officer of such Subsidiary Guarantor,

               (y)sale and leaseback transaction permitted under
     Section 9.11, or

               (z)the sale or other disposition of accounts receivable in connection with a Permitted Receivables Financing, provided that immediately after giving effect
             thereto no Default or Event of Default shall have occurred and be continuing.

     Section 9.8. Transactions with Affiliates. Effect any transaction giving rise to Intercompany Indebtedness on terms other than ordinary business terms or any other transaction with any Affiliate (other than with the Borrower or a Subsidiary Guarantor) on a basis less favorable to the Borrower or such Subsidiary than would be the case if such transaction had been effected with a Person not an Affiliate.

             Section 9.9. Liens. Create, assume or permit or suffer to exist or to be created or assumed any Lien, other than Permitted Liens, on (i) any of its property or assets, real, personal or mixed, tangible or intangible, or (ii) the South Carolina Bond Property.

     Section 9.10. Plans. Permit, or take any action which would result in, the aggregate present value of the Unfunded Vested Accrued Benefits under all Plans of the Borrower and any of its Subsidiaries to exceed $2,500,000.

     Section 9.11. Sales and Leasebacks. Enter into any arrangement with any Person providing for its leasing from such Person of real or personal property which has been or is to be sold or transferred, directly or indirectly, by the Borrower or any of its Subsidiaries to such Person; provided, however that Duck Head Apparel Company, Inc. may enter into a sale and leaseback of a distribution center located in Barrow County, Georgia provided that (i) such transaction is consummated on or before December 31, 1996, (ii) such transaction is on terms and conditions reasonably satisfactory to the Agent and (iii) the Borrower shall immediately prepay the Loans, together with accrued and unpaid interest on the principal amount prepaid to the date of prepayment, with the Net Disposition Proceeds of such transaction in the manner set forth in Section 4.4(a)(iii), even if such section does not otherwise apply.

             Section 9.12.  Issuance of Stock by Subsidiaries.
Except as
permitted by Section 9.7, issue, sell or otherwise dispose of any shares of any class of its capital stock (either directly or indirectly by issuance of rights or options for, or securities convertible into, such shares), other than directors' qualifying shares, to any Person other than the Borrower or any Subsidiary of the Borrower, provided, that this Section 9.12 shall not apply to any such issuance, sale or disposition by the Borrower, directly or indirectly, of shares of its capital stock.

             Section 9.13.  Additional Restrictions.  Create,
consent or
agree to or permit any Subsidiary to create any restrictions on any such Subsidiary's ability to pay dividends or to repay Intercompany Indebtedness other than any such restrictions (i) applicable to a Person, or its stock, at the time such Person becomes a Subsidiary of the Borrower and not placed thereon by or with the consent of the Borrower in contemplation of such acquisition directly or indirectly by the Borrower or (ii) resulting from compliance by any Subsidiary with any financial covenant contained in any agreement to which it is a party evidencing Existing Indebtedness.

     Section 9.14.  Special Provisions Regarding International
Apparel Marketing Corporation. Permit International Apparel Marketing Corporation to have total assets of $1,000,000 or more.

             Section 9.15.  Limitation on Foreign Operations.
Permit at
any time those of its Subsidiaries which are not incorporated or organized under the laws of any state of the United States or the District of Columbia to have assets which in the aggregate constitute more than 10% of the total assets of the Borrower and its Consolidated Subsidiaries at such time, as determined in accordance with GAAP.

     Section 9.16. Limitation on Inventory. Permit at any time the value (determined in accordance with GAAP, consistently applied) of all raw materials and finished goods inventory owned by the Borrower and its Subsidiaries, on a consolidated basis, located outside of the United States or located within the United
States but not subject to a Lien in favor of the Agent for the benefit of the Lenders, to exceed $25,000,000.

                           ARTICLE 10
                             DEFAULT
     Section 10.1.  Events of Default.  Each of the
following
shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

               (a)Default in Payment. The Borrower shall fail to pay any principal of any Loan or any Obligation arising under Section 3.3(c)(iii)(B) when and as due (whether at
             maturity, on demand, by reason of acceleration or otherwise)
     or any interest on any Loan or any such other Obligation within two Business Days after the same is due.

                                   (b) Other Payment Default.  The Borrower
shall fail
     to pay, when and as due (whether at maturity, by reason of acceleration or otherwise), any amount of any Obligation
     (other than as described in Section 10.1(a)), and such default shall continue for a period of five Business
Days
            after written notice thereof has been given to the Borrower by the Agent on behalf of the Lenders.

               (c)Misrepresentation. Any representation or warranty made or deemed to be made by the Borrower under this Agreement or any Loan Document, or by any Subsidiary Guarantor under any Loan Document to which it is a party, or
           any amendment hereto or thereto, shall prove to have been
           incorrect or misleading in any material respect when made.

               (d)Default in Performance. The Borrower shall fail to perform or observe any term, covenant, condition or agreement contained in

                          (i)Article 9 (other than Section 9.4, 9.5 or
          9.8) or Section 7.1 (insofar as it requires the preservation of the corporate existence of the
Borrower
                or any Significant Subsidiary), 7.9 or 8.6,

                         (ii)this Agreement or any other Loan Document
                (other than a default in the performance or observance
          of which is dealt with specifically elsewhere in this
          Section 10.1) and such default shall continue for a period of 15 days after written notice thereof has been given to the Borrower by the Agent.

               (e)Indebtedness Cross-Default and CrossAcceleration.

                          (i)The Borrower or any Subsidiary shall fail to pay when due and payable the principal of or interest on any Indebtedness for Money Borrowed (other than the Loans or any of the other Obligations or pursuant to the Subsidiary Guaranties, as the case may be) which is outstanding in a principal amount in excess of $2,500,000, or

                         (ii)the maturity of any Indebtedness for Money Borrowed of any Subsidiary (other than the Loans or any of the other Obligations or pursuant to the Subsidiary
                 Guaranties, as the case may be) which is outstanding in
          a principal amount in excess of $2,500,000 shall have
                been (A) accelerated in accordance with the provisions
          of any indenture, contract or instrument providing for the creation of or concerning such Indebtedness or (B)
                required to be prepaid prior to the stated maturity
          thereof.

               (f)Other Cross-Defaults. The Borrower or any Subsidiary shall default in the payment when due, or in the
           performance or observance, of any material obligation or
            condition of any contract or lease material to the Borrower and its Subsidiaries, taken as a whole (other than under the
     Loan Documents or relating to Indebtedness for Money Borrowed), unless, but only as long as, the existence of any
     such default is being contested by the Borrower or such Subsidiary in good faith by appropriate proceedings and adequate reserves in respect thereof where a reserve is appropriate in accordance with GAAP have been established on
     the books of the Borrower or such Subsidiary.

               (g)Voluntary Bankruptcy Proceeding.  The Borrower or
             any Significant Subsidiary (or other Subsidiary, obligations of which are Guaranteed by the Borrower or any Subsidiary
     Guarantor) shall

                          (i)commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect),

                         (ii)file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, debt reorganization, winding up
                  or composition for adjustment of debts,

               (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws,

                         (iv)apply for or consent to, or fail to contest
                  in a timely and appropriate manner, the
appointment of,
                or the taking of possession by, a receiver, custodian,
                 trustee, or liquidator of itself or of a substantial
                part of its property, domestic or foreign,

                          (v)admit in writing its inability to pay its debts as they become due,

                         (vi)make a general assignment for the benefit of creditors, or

               (vii) take any formal corporate action for the
                purpose of effecting any of the foregoing.

               (h)Involuntary Bankruptcy Proceeding.  A case or
              other proceeding shall be commenced against the Borrower or any Significant Subsidiary (or other Subsidiary, obligations of which are Guaranteed by the Borrower or any Subsidiary
             Guarantor) in any court of competent jurisdiction seeking

                          (i)relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, debt reorganization, winding up or adjustment of debts, or

                                             (ii)the appointment of a
trustee, receiver,
          custodian, liquidator or the like of the Borrower or any Subsidiary or of all or any substantial part of the assets, domestic or foreign, of the Borrower or any Subsidiary,

     and such case or proceeding shall continue undismissed or unstayed for a period of 30 consecutive calendar days, or an order granting the relief requested in such case or proceeding against the Borrower or any Subsidiary (including, but not limited to, an order for relief under
              such federal bankruptcy laws) shall be entered.

               (i)Litigation. The Borrower or any Subsidiary shall challenge or contest in any action, suit or proceeding in any court or before any arbitrator or governmental body the validity or enforceability of this Agreement or any Loan
     Document.

               (j)Judgment. A judgment or order for the payment of
     money shall be entered against the Borrower or any Subsidiary by any court which, when added to all other unsatisfied judgments or orders against the Borrower and all
            Subsidiaries, would exceed $2,500,000 in amount and such
             judgment or order shall continue undischarged and unstayed for 30 days.
               (k)Attachment. A warrant or writ of attachment or execution or similar process shall be issued against any
             property of the Borrower or any Subsidiary which warrant,
             writ or similar process, when added to all other outstanding warrants, writs or similar process against the Borrower and all Subsidiaries, would exceed $2,500,000 in value and such warrant, writ or similar process shall continue undischarged and unstayed for 30 days.

               (l)ERISA.

                           (i) Any Termination Event with respect to a Plan shall occur that, after taking into account the excess, if any, of (A) the fair market value of the assets of any other Plan with respect to which a Termination Event occurs on the same day (but only to the extent
          that such excess is the property of the Borrower or any Subsidiary) over (B) the present value on such day of all vested nonforfeitable benefits under such other
                Plan, results in an Unfunded Vested Accrued
Benefit in
          excess of $2,500,000, or

                          (ii) any Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA) for which a waiver has not been obtained in accordance with the applicable provisions
          of the Code and ERISA, or

                                             (iii) the Borrower or any
Subsidiary is in
          "default" (as defined in Section 4219(c) (5) of ERISA) with respect to payments to a Multiemployer Plan resulting from the Borrower's or any Subsidiary's complete or partial withdrawal (as described in
Section
                  4203 or 4205 of ERISA) from such plan.
               (m)Change in Management. If E. Erwin Maddrey, II ceases to serve actively as the President and Chief Executive Officer of the Borrower or Bettis C.
Rainsford
              ceases to serve actively as the Executive Vice
President and
     Chief Financial Officer of the Borrower.

               (n)Failure of Agreements.

                         (i) Any material provision of this Agreement or any other Loan Document after delivery thereof hereunder, shall for any reason cease to be valid
and
          binding on the Borrower or any Subsidiary a party thereto, or the Borrower or any Subsidiary (or any Person on behalf of the Borrower or any
Subsidiary)
                shall so state in writing, including by any written
                denial or disaffirmance of any Subsidiary's
Obligations
          under the Subsidiary Guaranty, or

                         (ii) this Agreement or any other Loan Document after delivery thereof hereunder, shall for any reason fail, in any material respect, to give the Agent and/or the Lenders the liens, rights, powers and privileges
                purported to be created hereby or thereby.

               (o) Ownership Change.  There shall occur a Change of
     Control.

               (p) Material Adverse Change.  Since the date of the
              latest annual or quarterly financial statements required to be delivered to the Agent and each Lender pursuant to
              Section 8.1 (or, prior to delivery of the first financial
           statements pursuant to Section 8.1, since the date of the
            financial statements described in Section 6.1(n)),

                          (i) there shall occur a material adverse change in the business, assets, liabilities, financial condition, results of operations or business prospects
          of the Borrower and its Subsidiaries, taken as a whole, or

                         (ii) an event has occurred or failed to occur which has had a Materially Adverse Effect on the Borrower and its Subsidiaries, taken as a whole.

     Section 10.2.  Remedies.
               (a)Automatic Acceleration and Termination of Facilities. Upon the occurrence of an Event of Default specified in Section 10.1(g) or 10.1(h), (i) the principal
     of and the interest on the Loans at the time outstanding,
            and all other Obligations owed to the Agent and the Lenders under this Agreement or any of the other Loan Documents,
            including, without being limited to, amounts to be deposited as Cash Collateral pursuant to Section 3.7 upon termination of this Agreement, shall thereupon become due and payable
           without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower,
     anything in this Agreement or any of the other Loan Documents to the contrary notwithstanding, and (ii) the Commitments and the obligation of each Lender to make Committed Advances and of the Swingline Lender to make Swingline Loans shall immediately terminate.

               (b)Other Remedies. If any Event of Default, other than as specified in Section 10.1(g) or 10.1(h), shall have occurred and be continuing, the Agent shall at the request, or may with the consent, of the Majority Lenders (i) declare the principal of and interest on the Loans and the Notes at the time outstanding, and all other Obligations owed to the
           Agent and any of the Lenders under this Agreement or any of the other Loan Documents, including, without being limited to, amounts to be deposited as Cash Collateral pursuant to
     Section 3.7 upon termination of this Agreement, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which
     are expressly waived by the Borrower, anything in this Agreement or the Loan Documents to the contrary notwithstanding, and (ii) terminate the Commitments and the
           obligation of each Lender to make Committed Advances and of the Swingline Lender to make Swingline Loans, and the same shall thereupon be terminated.


                           ARTICLE 11
                       AGENT AND CO-AGENTS

            Section 11.1.  Grant of Authority.  Each Lender and
each
holder of a Note by its acceptance thereof hereby appoints and authorizes the Agent to take such action and exercise such powers hereunder as are specifically delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto.

     Section 11.2. Action on Instructions. The Agent shall in all cases (including, without limitation, enforcement or collection of any Notes) be fully protected in acting or refraining from acting under this Agreement and any of the other
Loan Documents upon written instructions of the Majority Lenders, and such instructions and any action taken or any failure to act pursuant thereto shall be binding on all the Lenders, all holders of the Notes and their respective successors and assigns. The
Agent shall not have any duty to any Lender to exercise any right, power or remedy under this Agreement or any of the other
Loan Documents or to take any affirmative action hereunder or thereunder unless directed to do so by the Majority Lenders. The
Agent shall not be required to take any action under Article 10, nor shall any other provision of this Agreement be deemed to impose a duty on the Agent to take any action, if the Agent has been advised by legal counsel that such action is contrary to the terms of this Agreement or is otherwise contrary to any Applicable Law; provided, however, that if the Agent fails or refuses to act in accordance with the direction of the Majority
Lenders based on such advice of counsel, such advice shall be in writing and a copy thereof shall be delivered to each Lender.
The Agent will forward to each Lender copies or, where appropriate, originals of the documents delivered to the Agent pursuant to Section 5.1. The Agent agrees to give each Lender prompt notice of each notice given to it by the Borrower or any Subsidiary pursuant to the terms of this Agreement or any other
Loan Document, and to provide to any Lender, upon such Lender's request therefor, a copy of any such notice.

           Section 11.3.  Responsibility of the Agent.  Neither
the
Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken under or in connection with this Agreement or any of the other Loan Documents, except for its or their gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent:

               (a)shall not be responsible to the Borrower, any Subsidiary Guarantor or any other Person as a result of any failure or delay in performance by, or any breach by, any
           Issuer of its obligations in respect of any Letter of Credit or hereunder or any Lender of any of its obligations under this Agreement, the Notes or any of the other Loan
     Documents,

               (b)shall not be responsible to any Lender or the
            holder of any Note or any Issuer as a result of any failure or delay in performance by, or any breach by, the Borrower or any Subsidiary Guarantor of any of its obligations under this Agreement, the Notes, the Subsidiary Guaranties or any of the other Loan Documents,

               (c)shall not be responsible to any Lender for any
             statements, representations or warranties in this Agreement or any of the other Loan Documents or for the validity, effectiveness, enforceability or sufficiency of this Agreement or any of the other Loan Documents or any document
              or instrument delivered in connection with the transactions contemplated by this Agreement, including, without limitation, any documents that may be delivered pursuant to
     Article 5,

                                   (d)shall not be bound to ascertain or
inquire as to
     the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the
              Subsidiary Guaranties or any of the other Loan
Documents on
            the part of any of the Borrower or any Subsidiary,

               (e)shall be entitled to rely upon any writing,
            statement or notice or any telegraphed, telexed or teletyped message believed by it in good faith to be genuine and to have been signed or sent by the proper Person,

               (f)may consult with counsel and shall be fully protected in any action taken or omitted to be taken in accordance with the advice or opinion of such counsel,

               (g)may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such selected by the Agent with reasonable care, and

               (h)may treat the payee of a Note as the holder
              thereof until it receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent.

     Section 11.4.  Representations by the Lenders.  Each
Lender
hereby represents and warrants to each other Lender, the Agent and the Borrower that its decision to enter into this Agreement and to make its Committed Advances and Competitive Loans and acquire participations in any Letters of Credit and Swingline
Loans was made on the basis of its own credit judgment and in making such decision it did not rely upon any representation by the Agent or any other Lender as to the credit worthiness or financial position of the Borrower or any Subsidiary. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     Section 11.5.  Expenses and Indemnification.  To the
extent
that the Borrower fails to do so (and without limiting the Obligations of the Borrower), each Lender and each subsequent holder of a Note, by its acceptance thereof, agrees to reimburse the Agent upon demand in proportion to the respective Commitment
Percentage of each Lender, or, in the case of any such subsequent holder, in proportion that the outstanding balance of such holder's Notes bears to the total balance outstanding under all Notes, and to indemnify and hold the Agent harmless in such proportion against any and all losses, liabilities or expenses incurred by the Agent arising out of or in connection with the administration of this Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers and duties hereunder and of taking any action hereunder, provided that neither the Lenders nor any holder of any Note shall be liable for any portion of such losses, liabilities or expenses incurred by the Agent as a result of the Agent's gross negligence or willful misconduct.

     Section 11.6.  Rights of the Bank.  The Bank and any
Affiliate of the Bank may accept deposits from, lend money to, and generally engage in any kind of lending, banking or trust business with, the Borrower and any of its Subsidiaries and Affiliates as if it were not the Agent or such Affiliate.

     Section 11.7.  Right to Resign.  The Agent may resign
at any
time by giving 30 days written notice thereof to each Lender and the Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Agent and if no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after any such notice of resignation, then the retiring entity may, on behalf of the Lenders, appoint a successor Agent. Each successor Agent shall be a Lender (acting exclusively through a United States branch), if any Lender shall be willing to serve, or a commercial bank organized under the laws of the United States of America or any State thereof having a combined capital and surplus of at least $100,000,000 and shall be acceptable to the Borrower in its reasonable judgment. After any such resignation, the provisions of this Article 11 shall continue in effect for the benefit of the retiring entity with respect to any actions taken or omitted by it while acting as Agent.

     Section 11.8.  Co-Agents.  The Co-Agents, in their
respective capacities as such, shall have no rights, powers, duties or obligations under this Agreement or any of the other
Loan Documents.

                           ARTICLE 12

                          MISCELLANEOUS

     Section 12.1.  Notices.

               (a)Method of Communication. Except as otherwise specifically provided in this Agreement, all notices
and
     other communications provided for hereunder shall be in
              writing. Notices in writing shall be delivered personally
              (including by courier) or sent by certified or registered
             mail postage prepaid or by telegraph or telex or telecopier and shall be effective in the case of personal delivery,
     when delivered against a receipt therefor, in the case of
           mailing, on the third Business Day after mailing, in the
            case of telegraph, on the day after delivery to the telegraph office, in the case of telex, upon transmittal, answerback received and in the case of telecopy, when transmitted and transmission is confirmed, provided that
             notices to the Agent shall be effective only when actually received by the Agent.
                                   (b)Addresses for Notices. Notices to any
party shall
     be sent to it at the following addresses, or any other address of which all the other parties are notified in writing

If to the Borrower:      Delta Woodside Industries, Inc. 233 N. Main Street

Suite 200

Hammond Square

Greenville, South Carolina 29601

Attention: President

With copies to:          Bettis C. Rainsford

P. 0. Box 388

108-1/2 Courthouse Square

Edgefield, South Carolina  29824


Eric B. Amstutz, Esq.

Wyche, Burgess, Freeman & Parham, P.A. P.O. Box 728

44 E. Camperdown Way

Greenville, South Carolina  29602

If to the Agent:         NationsBank, N.A. NationsBank Corporate Center

100 North Tryon Street

NC1-007-08-11

Charlotte, North Carolina 28255
Attn: E. Phifer Helms
If to a Lender:          To such Lender at the address of
its
                         Domestic Lending Office on the signature
                               pages hereof

               (c)Agent's Office.  The Agent hereby designates its
            office located at NationsBank Corporate Center, 100
North
     Tryon Street, NC1-007-08-11, Charlotte, North Carolina 28255, Attn: E. Phifer Helms, or any subsequent office which
           shall have been specified for such purpose by written notice to the parties, as the office to which payments due are to be made and at which Loans will be disbursed.

     Section 12.2. Expenses. The Borrower agrees to pay on demand all reasonable costs and expenses incurred by the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes, the Subsidiary Guaranties and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for and other advisors retained by the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement, and all costs and expenses, if any (including, without limitation, reasonable fees and expenses of counsel, including, without duplication, the allocated costs of staff counsel), of the Agent and each of the Lenders in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder.

     Section 12.3.  Stamp and Other Taxes.  The Borrower
shall
pay any and all stamp, registration, recordation and similar taxes, fees or charges and shall indemnify the Agent and the Lenders against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement and any of the other
Loan Documents or the perfection of any rights thereunder.

     Section 12.4.  Setoff.  In addition to any rights now
or
hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Default or Event of Default, each Lender is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by such Lender or any Affiliate of the Lender to or for the credit or the account of the Borrower against and on account of the Obligations irrespective or whether or not

               (a)the Agent shall have made any demand under this
             Agreement or any of the other Loan Documents, or

               (b)the Agent shall have declared any or all of the
             Obligations to be due and payable as permitted by Section
     10.2 and although such Obligations shall be contingent or unmatured.

Each Lender acknowledges, for the benefit of each other Lender, that the provisions of Section 4.12 shall apply to amounts obtained by any Lender by reason of its exercise of any rights pursuant to this Section 12.4.

     Section 12.5.  Litigation.  THE BORROWER, THE AGENT AND
THE
LENDERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF
ANY KIND OR NATURE IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST THE BORROWER ARISING OUT OF THIS AGREEMENT, OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER
BETWEEN THE BORROWER, THE AGENT AND ANY LENDER OF ANY KIND OR
NATURE, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR
THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING THEREFROM. THE
BORROWER AND THE AGENT AND THE LENDERS HEREBY AGREE THAT THE FEDERAL COURT OF THE WESTERN DISTRICT OF NORTH CAROLINA OR, AT
THE ELECTION OF THE MAJORITY LENDERS, ANY COURT IN WHICH THE AGENT SHALL, AT THE DIRECTION OF THE MAJORITY LENDERS, INITIATE
LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY AND IS LOCATED IN A
JURISDICTION WHICH HAS A REASONABLE RELATIONSHIP TO THE TRANSACTION SURROUNDING THE NEGOTIATION, EXECUTION,
ENFORCEMENT
OR PERFORMANCE OF THIS AGREEMENT, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN
THE BORROWER, THE AGENT AND ANY LENDER, PERTAINING DIRECTLY OR
INDIRECTLY TO THIS AGREEMENT OR THE LOAN DOCUMENTS OR TO ANY MATTER ARISING THEREFROM. THE BORROWER EXPRESSLY SUBMITS AND
CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS, HEREBY WAIVING PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS
ISSUED THEREIN, AND AGREEING THAT SERVICE OF SUCH SUMMONS AND
COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR
CERTIFIED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO THE BORROWER AT ITS ADDRESS SET FORTH ABOVE. SHOULD THE BORROWER
FAIL TO APPEAR OR ANSWER ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THIRTY (30) DAYS AFTER ITS RECEIPT THEREOF (OR SUCH SHORTER PERIOD AS MAY BE PRESCRIBED BY APPLICABLE RULES OF CIVIL PROCEDURE), IT SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED AGAINST IT AS
DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR
PAPERS.  THE EXCLUSIVE CHOICE OF FORUM SET FORTH IN THIS SECTION
SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT
OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS
AGREEMENT TO ENFORCE SAME IN ANY APPROPRIATE JURISDICTION.

           Section 12.6.  Consent to Advertising and Publicity.
The
Borrower hereby agrees that the Agent may, after consulting with the Borrower, issue and disseminate to the public information describing the credit accommodation entered into pursuant to this Agreement, including the names and addresses of the Borrower and its Affiliates, the amount, interest rate, maturity, collateral, and a general description of the Borrower's and each of its Subsidiary's business; provided, however, that publication or dissemination of such information other than through a "tombstone" type advertisement shall not be made without the Borrower's prior consent.

     Section 12.7.  Reversal of Payments.  Subject to the provisions of
Section 4.7(a), the Agent and each Lender shall have the continuing and exclusive right to apply, reverse, and re-apply any and all payments to any portion of the Obligations.
To the extent the Borrower or any Subsidiary Guarantor makes a payment or payments to the Agent on behalf of the Lenders or to a Lender or the Agent, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect, as if such payment or proceeds had not been received by the Agent or such Lender.

               Section 12.8. Injunctive Relief. The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its Obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders; therefore, the Borrower agrees that the Agent, on behalf of the Lenders, if the Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     Section 12.9.  Accounting Matters.  All financial and
accounting calculations, measurements and computations made for any purpose relating to this Agreement, including without limitation all computations utilized by the Borrower in complying with any covenant contained herein, shall, unless there is an express written direction by the Majority Lenders to the contrary which is consented to by the Borrower, be performed in accordance with GAAP.

     Section 12.10.  Assignment.

               (a)All the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto
     and their respective successors and permitted assigns, except that the Borrower may not assign or transfer any of
             its rights under this Agreement without the prior written
           consent of all the Lenders, nor may any Lender assign or
     transfer any of its rights or obligations hereunder or under any Note other than in accordance with the provisions of
     this Section 12.10; provided, that, notwithstanding any other provision of this Agreement, any Lender may at any
     time assign all or any portion of its rights under this Agreement and the Notes held by such Lender to a United States Federal Reserve Bank as collateral in accordance with
     Regulation A of the Board of Governors of the Federal Reserve System as in effect from time to time and the applicable operating circular of such Federal Reserve
Bank.

               (b)(i)Notwithstanding the provisions of Section
             4.4(b), the Borrower may, at any time following a notice by a Lender pursuant to Section 4.5(a) or a demand by a Lender pursuant to Section 2.6(b)(ii), 4.5(c), 4.5(d) or 4.13, demand, upon at least three Business Days' notice to such
             Lender and the Agent, that such Lender assign in accordance with the instructions of the Borrower and, if so demanded, such Lender shall assign, to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or
             a portion of its Commitment, and a corresponding portion of its rights and obligations under the Letter of Credit
              Facility, the Swingline Facility, the Committed
Advances,
     Competitive Loans and other Obligations owing to it and the
            Notes held by it); provided, however, that (i) each such
     assignment shall be to an Eligible Assignee (and if to one or more Lenders, ratably to all Lenders (subject to each
     Lender's consent as to the assignment to it) or on such other basis as the Agent and the Majority Lenders
(before
           giving effect to such assignment) shall agree), (ii) each
            such assignment made as a result of a demand by the Borrower pursuant to this Section 12.10(b)(i) shall be arranged by
            the Borrower after consultation with the Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments which together effect an assignment of all of
            the rights and obligations of the assigning Lender under
           this Agreement, (iii) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section 12.10(b)(i) unless and until such
           Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an
             aggregate amount at least equal to the aggregate outstanding principal amount of the Obligations owing to such Lender,
     together with accrued interest thereon and accrued fees with respect thereto to the date of payment of such principal
           amount, and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and
     recording in the Register, an Assignment and Acceptance, together with the Notes subject to such assignment and a processing and recordation fee of $3,500 (payable by the
           Borrower). Upon such execution, delivery, acceptance and
     recording, from and after the effective date specified in
           each Assignment and Acceptance, which effective date shall be at least three Business Days after the execution thereof,
            (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and
     (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and
Acceptance
     covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such
     Lender shall cease to be a party hereto).

                           (ii)Each Lender may, with the prior written consent of the Borrower and the Agent, which consent shall
     not be unreasonably withheld or delayed, assign, to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (which shall include a portion of its Commitment, and a corresponding portion of
           its rights and obligations under the Letter of Credit
              Facility, the Swingline Facility, the Committed
Advances
     owing to it and the Committed Note held by it and which may include all or a portion of the Competitive Loans owing to
           it); provided, however, that (A) each such assignment shall be to an Eligible Assignee, (B) the minimum amount of any
     such assignment shall be $10,000,000 (or, if less, the remaining amount of such Lender's Commitment), and (C)
the
             parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Notes
              subject to such assignment and a processing and recordation fee of $3,500. Upon such execution, delivery, acceptance
             and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the execution
           thereof, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder
           have been assigned to it pursuant to such Assignment and
     Acceptance, have the rights and obligations of a Lender hereunder and
     (y) the Lender assignor thereunder shall, to
           the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.
               (c)By executing and delivering an Assignment and
            Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided
             in such Assignment and Acceptance, such assigning
Lender
     makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or
            representations made in or in connection with this Agreement or any other instrument or document furnished pursuant hereto or the execution, legality, validity, enforceability,
     genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii)
             such assigning Lender makes no representation or warranty
             and assumes no responsibility with respect to the financial condition of the Borrower or any Subsidiary Guarantor or the performance or observance by the Borrower or any Subsidiary
              Guarantor of any of its Obligations under this Agreement,
             the Subsidiary Guaranty, any Letter of Credit or related
             Application, or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has
     received a copy of this Agreement, together with copies of the financial statements referred to in Section 6.1(n), each of the other Loan Documents and such other documents and
           information as it has deemed appropriate to make its own
              credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that, subject to the acceptance rights of the Agent and the Borrower, it is an Eligible Assignee; (vi) such assignee
           appoints and authorizes the Agent to take such action as
           agent on its behalf and to exercise such powers under this
           Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and
     (vii) such assignee agrees that it will
perform
           in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

               (d)The Agent shall maintain at the Agent's Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the
           names and addresses of the Lenders and the Commitment of,
             and principal amount of the Loans, reimbursement obligations with respect to Letters of Credit, obligations with respect to participations in Swingline Loans and all other Obligations owing from the Borrower to, each Lender from
            time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent
            manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.
     The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time
     to time upon reasonable prior notice.

               (e)Upon its receipt of an Assignment and Acceptance
              executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Notes
     subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit A hereto and the required
              fee is tendered, (i) accept such Assignment and Acceptance,
     (ii) record the information contained therein in the Register and
     (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of
           such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for delivery to it of the surrendered Note or Notes, (A) a new Committed Loan Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder (such new Committed Loan Notes to be in an aggregate principal amount equal to the principal amount of the surrendered Committed Loan Note of the assigning
Lender) and
           (B) a new Competitive Loan Note to the order of such Eligible Assignee in an amount equal to the then current
           amount of the Facility. Each of such new Notes shall be
              dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit
             C hereto and/or Exhibit D hereto, as applicable.

               (f)Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its
     rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, its
             rights and obligations under the Letter of Credit
Facility,
              the Swingline Facility, the Committed Advances,
Competitive
           Loans and other Obligations owing to it and the Notes held by it); provided, however, that (i) except in connection
            with the sale of a participation in the Competitive
Loans or
           Competitive Loan Note of any Lender the purchaser of each
     participation shall be a United States commercial bank or a
              Wholly Owned Subsidiary of such a bank or of a corporation of which such a bank is a Wholly Owned Subsidiary, (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain
             unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the exercise of such Lender's rights
and
     remedies hereunder, other than any such exercise which would
           (x) increase the amount of its Commitment, (y) reduce the
     principal of or interest on any Note subject to such participation, or any facility or other fee, payable to such
     Lender after the date of sale of such participation, or (z) postpone any date fixed for the payment to such Lender of principal of or interest on any Note subject to such participation, or any facility or other fee, shall not be
     subject to the consent of the purchaser of such participation, (iv) the minimum amount of principal of Committed Advances or Commitment subject to each such participation shall be $5,000,000 (or, if less, the remaining amount of such Lender's Commitment), (v) each purchaser of a participation shall be prohibited from selling any interest in such participation, (vi) such
Lender
             shall remain the holder of any such Notes for all purposes of this Agreement, (vii) the Borrower, the Agent and the
              other Lenders shall continue to deal solely and directly
             with such Lender in connection with such Lender's rights and obligations under this Agreement, and (viii) such Lender
     shall provide prior written notice of such participation to the Borrower. Notwithstanding the foregoing provisions of this Section 12.10(f), each Lender may sell one participation in its rights and obligations under this Agreement to a United States commercial bank which is a Wholly Owned Subsidiary of the same Person of which such
     Lender is a Wholly Owned Subsidiary, which participation
           need not comply with the requirements of clauses (i),
(iv)
            and (v) above, but shall otherwise comply with the provisions of this Section 12.10(f).
               (g)Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 12.10, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior
     to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the
              confidentiality of any confidential information relating to the Borrower or any Subsidiary received by it from such Lender on substantially the terms set forth in Section 12.21.

     Section 12.11.  Amendments.  No amendment or waiver of
any
provision of this Agreement or any of the other Loan Documents, nor consent to any departure by the Borrower or any Subsidiary party hereto or thereto therefrom, shall in any event be effective unless the same shall be in writing and, in the case of this Agreement, the Notes and the Borrower Security Agreement, signed by the Majority Lenders and, in the case of an amendment, by the Borrower, or in the case of the Subsidiary Guaranty and the Subsidiaries Security Agreement, consented to by the Majority
Lenders and signed in accordance with the terms thereof, and then such waiver or consent shall be effective only in the specified instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders and, in the case of an amendment, by the Borrower (or by the Subsidiary party to the relevant Loan Document, as the case may be), do any of the following: (a) waive any of the conditions specified in Section
5.1 or 5.2, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other Obligations payable hereunder or under any of the other
Loan Documents, (e) release (1) any material portion of the Collateral or
(2) any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty, other than in accordance with the terms thereof or as a result of a transaction permitted pursuant to Section 9.7, (f) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans and Letter of Credit Obligations, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder, (g) amend Section 10 (Application of Proceeds) of either the Borrower Security Agreement or the Subsidiaries Security Agreement, (h) amend Section 4.12,
(i) amend the definitions of "Borrowing Base," "Eligible Equipment,"
"Eligible
Inventory" or "Eligible Receivables" set forth in Section 1.1, or
(j) amend this Section 12.11; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note or any other Loan Document. Notwithstanding the foregoing terms of Section 12.11, including, without limitation, the terms of subsections (c) and (d) above, any Lender may agree with the Borrower (i) to change the interest rate applicable to any Competitive Loan owing to such Lender and
(ii) subject to the terms of the definition of "Interest Period" set forth in Section 1.1 and to the limitation that none of the Obligations shall be due and payable later than the Termination
Date, to postpone any date fixed for any payment of principal of, or interest on, the Competitive Loans owing to such Lender.

               Section 12.12.  Performance of Borrower's Duties.
           (a) The Borrower's Obligations under this Agreement and each of the Loan Documents shall be performed by the Borrower at its sole cost and expense.

     (b) If the Borrower shall fail to do any act or thing which it has covenanted to do under this Agreement or any of the other Loan Documents, the Agent on behalf of the Lenders may (but shall not be obligated to) do the same or cause it to be done either in the name of the Agent or the Lenders or in the name and on behalf of the Borrower and the Borrower hereby irrevocably authorizes the Agent so to act.

     Section 12.13.  Indemnification.  The Borrower agrees
to
reimburse the Agent and each Lender for all costs and expenses incurred (including reasonable counsel fees and disbursements) and to indemnify and hold the Agent and each Lender harmless from and against all losses suffered by the Agent or any Lender (except to the extent arising out of the Agent's or such Lender's gross negligence or willful misconduct) in connection with

                          (i)the exercise by the Agent or any Lender of any right or remedy granted to it under this Agreement or any of the other Loan Documents,

                         (ii)any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Agreement or any of the other Loan Documents (except any claim asserted only by a Lender or the Agent against a Lender or the Agent), and

               (iii) the collection or enforcement of the Obligations or any of them.

     Section 12.14. All Powers Coupled with Interest. All authorizations granted to the Agent and the Lenders and any Persons designated by the Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied.

     Section 12.15.  Survival.  Notwithstanding (i) any
termination of this Agreement or (ii) any Assignment and Acceptance covering all or the remaining portion of a Lender's rights and obligations under this Agreement,

               (a)until all Obligations have been irrevocably paid in full or otherwise satisfied, the Agent on behalf of the
           Lenders shall retain all rights under this Agreement and
            each of the Loan Documents as fully as though this Agreement had not been terminated, and

               (b) without regard to payment of principal of and interest on the Committed Advances, the indemnities to which the Agent and the Lenders are entitled under the provisions of this Article 12 and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Agent and the Lenders against
     events arising after such termination or assignment, as well as before.

             Section 12.16.  Titles and Captions.  Titles and
captions of
Articles, Sections and subsections in this Agreement are included for convenience only, and neither limit nor amplify the provisions of this Agreement.

             Section 12.17.  Severability of Provisions.  Any
provision
of this Agreement or any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 12.18. Governing Law. This Agreement and the Notes shall be construed in accordance with and governed by the laws of the State of North Carolina.

     Section 12.19. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

             Section 12.20.  Reproduction of Documents.  This
Agreement,
each of the Loan Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Agent or the Lenders and (c) financial statements, certificates and other information previously or hereafter furnished to the Agent or the Lenders, may be reproduced by the Agent or the Lenders by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Person may destroy any original document so produced. Each party hereto stipulates that, to the extent permitted by Applicable Law, any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original shall be in existence and whether or not such reproduction was made by such Lender in the regular course of business), and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

           Section 12.21.  Confidentiality.  Each Lender and the
Agent
agrees (on behalf of itself and each of its Affiliates, directors, officers, employees, and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower or any Subsidiary pursuant to this Agreement (collectively the "Confidential Information"), provided that nothing herein shall limit disclosure of any such information
(i)
to the extent required by statute, rule, regulation, or judicial process, (ii) to counsel for any of the Lenders or the Agent, solely in their capacities as such, (iii) to examiners, auditors or accountants, solely in their capacities as such, of such Lender or the Agent, (iv) to the Agent or any other Lender, or by any Lender to any Affiliate of such Lender, (v) filed by the Borrower with any governmental agency, which information is available to the public or available for inspection by the public, (vi) in accordance with the provisions of Section 12.10(g) or (vii) where necessary in any litigation between or among the parties hereto arising out of this Agreement or any other Loan Document.

     Section 12.22 No Waivers. No failure or delay by the Agent or any Lender in exercising any right, power or privilege under any Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege, including, without limitation, any constructive or implied waiver or delay by the Agent or any Lender in acting hereunder with respect to any Default resulting from possible noncompliance with Section 9.1(d) (as disclosed by the Borrower to the Agent and the Lenders as of the Agreement Date). The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

           Section 12.23  Entire Agreement.  This Agreement and
the
other Loan Documents contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and thereby, and supersede all prior arrangements or understandings with respect thereto, written or oral.

          [Remainder of page intentionally left blank]
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers in several counterparts all as of the day and year first written above.


BORROWER:

DELTA WOODSIDE INDUSTRIES, INC.



By:   Bettis C. Rainsford

Title:




AGENT:



NATIONSBANK, N.A.



By: E. Phifer Helms

Title: Senior Vice President





CO-AGENTS:





BANK OF AMERICA NATIONAL TRUST AND

SAVINGS ASSOCIATION





By:  Michael J. McKenney

Title:  Vice President








THE BANK OF NEW YORK



By:  M. Stephen Griffith

Title: Senior Vice President




LENDERS:

NATIONSBANK, N.A.
Commitment

$47,909,090.91
By:   E. Phifer Helms

Title:  Senior Vice President



Domestic Lending Office:

NationsBank Corporate Center

100 North Tryon Street

NC1-007-08-11

Charlotte, NC  28255




Attn:  Mr. E. Phifer Helms

Telecopier:  704-386-1270


Eurodollar Lending Office:


Domestic Lending Office


Commitment                              BANK OF AMERICA NATIONAL TRUST AND
                                             SAVINGS ASSOCIATION
$38,327,272.73

By:  Michael J. McKenney
Title: Vice President





Domestic Lending Office:


Bank of America National Trust

and Savings Association

1850 Gateway Boulevard

Concord, California  94520


Attn:  Aaron Wilson

Telecopier:  510-675-7329


[with a copy to:

Bank of America National Trust

and Savings Association

1230 Peachtree Street, Suite 3800 Atlanta, Georgia  30309


Attn:  Mr. Michael J. McKenney Telecopier:  404-249-6938]





Eurodollar Lending Office:




Domestic Lending Office




Commitment                              THE BANK OF NEW YORK

$28,745,454.55
By:  H. Stephen Griffith
Title: Senior Vice President




Domestic Lending Office:

The Bank of New York

22nd Floor - Southern Division

One Wall Street

New York, New York  10286




Attn:  Ms. Ann Marie Beeble

Telecopier:  212-635-6434


Eurodollar Lending Office:


Domestic Lending Office

Commitment                              FIRST UNION NATIONAL BANK
                                            OF SOUTH CAROLINA
$28,745,454.55

By:  Harry C. Farthing

Title:  Vice President




Domestic Lending Office:

First Union National Bank

of South Carolina

1 Insignia Plaza

Greenville, South Carolina  29602




Attn:  Mr. Harry Farthing

Telecopier:  803-255-8357


Eurodollar Lending Office:


Domestic Lending Office
Commitment                              WACHOVIA BANK OF SOUTH CAROLINA

$28,745,454.55
By:  Suzanne Morrison

Title:  Banking Officer



Domestic Lending Office:


Wachovia Bank of South Carolina

1401 Main Street, Suite 705

Columbia, South Carolina  29226


Attn:  Ms. Suzanne Morrison

Telecopier:  803-765-3231


Eurodollar Lending Office:


Domestic Lending Office
Commitment                              THE CHASE MANHATTAN BANK, N.A.

$23,954,545.45
By:  Jo Zalon Meer

Title:  Vice President
Domestic Lending Office:

The Chase Manhattan Bank, N.A.

1 Chase Manhattan Plaza

29th Floor

New York, New York  10005




Attn:  Ms. Jo Meer

Telecopier:  212-768-9514


[with a copy to:

The Chase Manhattan Bank, N.A.

1411 Broadway, 4th Floor

New York, New York  10018

Attn:  Ms. Jo Meer

Telecopier:  212-768-9514]




Eurodollar Lending Office:




Domestic Lending Office

     With respect to the foregoing amendment and restatement of that certain
Credit Agreement, dated as of September 7, 1994, as amended from time to time thereafter, by and among DELTA WOODSIDE INDUSTRIES, INC., a South Carolina corporation, the lenders from time to time a party thereto, NATIONSBANK OF NORTH CAROLINA, N.A., a national banking association, as agent, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, and THE BANK OF NEW YORK, a New York banking corporation, as co-agents, the undersigned hereby consents solely to the amendment of Section
12.11 as set forth therein.

Commitment                              THE BANK OF NOVA SCOTIA

$23,954,545.45
By:  P. M. Brown

Title:  Relationship Manager



Domestic Lending Office:


The Bank of Nova Scotia

600 Peachtree Street, Suite 2700

Atlanta, Georgia 30308


Attn:  Mr. Bill Zarrett

Telecopier:  404-888-8998


Eurodollar Lending Office:


Domestic Lending Office
Commitment                              PNC BANK, NATIONAL ASSOCIATION

$23,954,545.45
By:  Robert J. Mitchell

Title:  Vice President




Domestic Lending Office:


PNC Bank, National Association

5th and Wood Street, 2nd Floor

Pittsburgh, Pennsylvania  15222


Attn:  Mr. Bob Mitchell

Telecopier:  412-762-6484


Eurodollar Lending Office:


Domestic Lending Office
Commitment                              NATWEST BANK N.A.

$19,163,636.36
By:  Kurt S. Pohmer

Title:  Vice President



Domestic Lending Office:


NatWest Bank N.A.

350 Fifth Avenue

New York, New York  10018


Attn:  Mr. Kurt Pohmer

Telecopier:  212-290-1654


Eurodollar Lending Office:


Domestic Lending Office